                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                      /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT   / /


Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COLLEGELINK.COM INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 NOT APPLICABLE
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/ /  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:  n/a

     2)  Aggregate number of securities to which transaction applies:  n/a

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): n/a

     4)  Proposed maximum aggregate value of transaction:  $5,400,000

     5)  Total fee paid:  $1,080

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_____

     2)  Form, Schedule or Registration Statement No.:_____

     3)  Filing Party:_____

     4)  Date Filed: _____

                          COLLEGELINK.COM INCORPORATED
                                251 THAMES STREET
                           BRISTOL, RHODE ISLAND 02809

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of CollegeLink.com Incorporated. The meeting will be held at the offices of Radin, Glass & Co., LLP, 360 Lexington Avenue, 22nd Floor, New York, New York 10017, on Tuesday, June 19, 2001, beginning at 8:30 A.M. local time.

         We will submit three proposals to our stockholders at the special meeting. The first is a proposal to approve the sale of substantially all of CollegeLink's assets to TMP Worldwide Inc. The second is a proposal to change CollegeLink.com's name to "Cytation Corporation" if the sale of assets is approved by the stockholders. The third is a proposal to adjourn the special meeting if necessary to permit us to solicit additional proxies if there do not appear to be sufficient votes to approve the proposed sale or the name change. Information about the proposed sale and change of name is contained in the attached proxy statement.

         The proposed purchase price is $5,400,000 in cash (subject to an estimated purchase price reduction of approximately $1,600,000) plus the assumption of approximately $2,000,000 in liabilities. CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price reduction of approximately $1,600,000 and the payments to Messrs. O'Brien and Baker of approximately $812,500, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500. Except for a contingent liability relating to a lawsuit recently initiated by the former stockholders of ECI, Inc., CollegeLink will have no significant liabilities after the closing of the proposed sale. CollegeLink will not distribute any of the sale proceeds to the stockholders. If the proposed sale is consummated, CollegeLink (under its new name Cytation Corporation) will examine business opportunities as they arise including opportunities to acquire companies or develop new businesses. If the proposed sale is not consummated, CollegeLink will have to liquidate and may have to seek the protection of the bankruptcy courts.

         CollegeLink's common stock no longer trades on the American Stock Exchange. The last trading day for our common stock on the American Stock Exchange was May 21, 2001. CollegeLink's common stock currently trades on the Nasdaq Over the Counter Bulletin Board under the trading symbol "CLGK".

         As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so. If you do wish to attend the meeting in person, we ask that you notify CollegeLink at (401) 254-8800 so that appropriate arrangements can be made to accommodate all stockholders wishing to attend. Thank you for your cooperation, continued support and interest in CollegeLink.com Incorporated.

                                        Sincerely,


                                        Richard A. Fisher
                                        Chairman of the Board

                                    IMPORTANT
                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                               SUMMARY TERM SHEET

         This summary term sheet is intended to give you a summary description of the material aspects of the proposed sale of substantially all of CollegeLink's assets, as described in this proxy statement. You should review the proxy statement and the appendices to it so that you can gain a more complete understanding of the proposed transaction.

         In this proxy statement, "CollegeLink," "we," "us" and "our" refer to CollegeLink.com Incorporated and its subsidiaries and predecessors, and references to "CollegeLink.com" refer only to CollegeLink.com Incorporated, in each case unless the context otherwise requires.

         PROPOSED TRANSACTION WITH TMP WORLDWIDE INC. (SEE PAGE 4). CollegeLink has negotiated a sale of substantially all of CollegeLink's assets and liabilities to TMP Worldwide Inc. ("TMP") for $5,400,000 (reduced as described below) plus the assumption of approximately $2,000,000 of liabilities. Under the asset purchase agreement:

                  - CollegeLink will sell substantially all of its assets (including all of its revenue generating assets) to TMP. As of December 31, 2000, the book value of the assets being sold was approximately $3,300,000.

                  - TMP will pay $5,400,000 (reduced as described below) in cash to CollegeLink.com and assume or pay substantially all of CollegeLink's liabilities.

                  - CollegeLink.com stockholders will not receive any portion of the sale proceeds.

                  - The purchase price will be reduced by an amount equal to the difference between (i) the value of the liabilities assumed by TMP at the closing and (ii) the sum of the value of CollegeLink's tangible assets at the closing, certain web site development costs of $346,862 and certain payroll expenses of $512,000. CollegeLink estimates that this adjustment mechanism will result in a purchase price reduction of approximately $1,600,000.

                  - TMP will deposit into an escrow account an amount of cash equal to 10% of the purchase price and deposit into a second escrow account an amount of cash equal to the product of $3,500,000 and a fraction whose denominator is 1,012,676 and whose numerator is the sum of the shares owned by the former stockholders of ECI, Inc. who do not deliver releases to TMP at the closing. The escrow will serve as security for potential indemnity claims of TMP against CollegeLink. Any cash in the first escrow account that has not been claimed by TMP by the 18-month anniversary of the closing will be released to CollegeLink.com. Any cash that remains in the second escrow account will be released to CollegeLink.com after (i) CollegeLink has resolved the claims of the former ECI stockholders, (ii) CollegeLink has obtained releases from all of the former ECI stockholders, or (iii) the expiration of the applicable statutes of limitations for all claims that could have been raised by the former ECI stockholders against TMP.

                  - As discussed below, CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price adjustment discussed above and the payments to Messrs. O'Brien and Baker, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500. Except for a contingent liability relating to a lawsuit recently initiated by the former stockholders of ECI, Inc., CollegeLink will have no significant liabilities after the closing of the proposed sale.

                  - CollegeLink believes that, if the proposed transaction is not completed, CollegeLink will have to liquidate and may have to seek protection of the bankruptcy courts.

         FAIRNESS OPINION (SEE PAGE 27). Roth Capital Partners, Inc. has provided the board of directors of CollegeLink with its opinion that the proposed sale of substantially all of CollegeLink's assets in exchange for approximately $5,400,000 (reduced as described above) and the assumption of liabilities is fair to CollegeLink from a financial point of view.

         CHANGE OF NAME (SEE PAGE 33). One of the assets to be transferred to the buyer is CollegeLink.com's corporate name. If the stockholders approve the sale of CollegeLink's assets, we intend to change CollegeLink.com's corporate name to "Cytation Corporation".

         USE OF PROCEEDS (SEE PAGE 27). If the proposed transactions with TMP is consummated, CollegeLink's principal asset will be approximately $3,800,000 of cash, the net proceeds of the sale. After the consummation of certain separate transactions with former officers and current employees and consultants of CollegeLink (discussed below), CollegeLink's cash will be reduced to approximately $2,787,500. CollegeLink plans to examine business opportunities as they arise including opportunities to acquire companies or develop new businesses. CollegeLink's stockholders will be entirely dependent upon management to identify and pursue business opportunities. CollegeLink has not yet identified any specific acquisition opportunities. There can be no assurance that management will be successful in identifying business opportunities or acquisitions, or, if management does identify such opportunities, that it can successfully complete them. The pro forma financial statements of CollegeLink, after giving effect to the sale of assets, are included in this proxy statement.

         TRANSACTIONS WITH O'BRIEN, BAKER AND PAXTON (SEE PAGE 31). Patrick O'Brien and Bradford Baker were the founders of Student Success, Inc., which was acquired by CollegeLink on February 17, 2000 and currently operates as CollegeLink's Making It Count division. Messrs. O'Brien and Baker served as officers of CollegeLink until September 2000 and currently serve as consultants to CollegeLink. TMP has made it a condition to the closing of the purchase agreement that Messrs. O'Brien and Baker must enter into employment agreements with TMP at the closing. If the sale of assets to TMP is consummated, CollegeLink will (i) redeem the 1,625,000 shares of CollegeLink common stock currently held by Messrs. O'Brien, Baker and a trust for the benefit of the children of Mr. O'Brien for an aggregate of $600,000 in cash, (ii) pay $31,250 to each of Messrs. O'Brien and Baker to discharge certain performance bonus obligations owed to them, (iii) pay $75,000 to each of them for their agreement to accept employment with TMP, and (iv) pay bonuses to certain employees of the Making It Count division in the aggregate amount of $125,000. The redemption price of $.037 per share payable by CollegeLink for the shares of Common Stock held by Messrs. Baker and O'Brien represents a premium of approximately $0.21 per share above CollegeLink's closing price on the date the purchase agreement was first approved by CollegeLink's board of directors. Messrs. Baker and O'Brien have agreed to vote all of the CollegeLink shares that they own or control in favor of the sale of assets to TMP. The proposal to sell CollegeLink's assets to TMP requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. The shares owned or controlled by Messrs. O'Brien and Baker represent approximately 9.8% of the total number of shares that are eligible to be voted at the special meeting.

         Gerald Paxton was a founder of ECI, Inc., which was acquired by CollegeLink on August 10, 1999. Mr. Paxton has served as a consultant of CollegeLink since August 10, 1999. TMP has made it a condition to the closing of the purchase agreement that Mr. Paxton must enter into a consulting agreement with TMP at the closing. If the sale of assets to TMP is consummated, Mr. Paxton expects CollegeLink to pay him approximately $200,000 in connection with the termination of his consulting agreement with CollegeLink and for his agreement to provide consulting services to TMP. CollegeLink has not yet agreed to make any payment to Mr. Paxton.

         INTERIM FINANCING FROM TMP (SEE PAGE 33). TMP has advanced $925,000 to CollegeLink in five installments since November 30, 2000. The first four advances were negotiated separately and are evidenced by different notes that all become due at the closing of the sale of assets. The fifth advance, for $100,000, was made on March 20, 2001, under a $350,000 line of credit from TMP. CollegeLink estimates that it will need to borrow an additional $225,000 to support its operations through the closing. TMP has no obligation to make any advances under the line of credit, but might do so upon the request of CollegeLink, in TMP's sole discretion. Advances under the line of credit are due on demand. Any advances from TMP that are not repaid at or before the closing of the sale of assets will be assumed by TMP at the closing. As described in "Proposed Transaction" above, the purchase price payable to CollegeLink will be reduced by the amount that the assumed liabilities (including any advances from TMP) exceed CollegeLink's tangible and certain other assets at the closing.

         STOCK EXCHANGES AND SYMBOLS (SEE PAGE 10 AND PAGE 14). CollegeLink's common stock no longer trades on the American Stock Exchange. The last trading day for our common stock on the American Stock Exchange was May 21, 2001. CollegeLink's common stock currently trades on the Nasdaq Over the Counter Bulletin Board under the trading symbol "CLGK". TMP's common stock trades on the Nasdaq Stock Market under the symbol "TMPW". Neither CollegeLink nor any CollegeLink stockholder will receive any TMP stock in connection with this transaction.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET .............................................................................        i

TABLE OF CONTENTS ..............................................................................      iii

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS ............................................        1
         Introduction ..........................................................................        1
         Purpose of the Special Meeting ........................................................        1
         Solicitation; Expenses ................................................................        1
         Quorum ................................................................................        1
         Voting ................................................................................        2
         Record Date ...........................................................................        2
         Revoking a Proxy ......................................................................        2
         Summary of Proposals ..................................................................        2
         Reasons for the Special Meeting .......................................................        4
         Delisting from the American Stock Exchange ............................................        7
         Information about the Parties .........................................................        7
         Reasons for the Sale of CollegeLink's Assets ..........................................       10
         Background of the Transaction .........................................................       11
         Terms of the Transaction ..............................................................       16
         Use of Proceeds .......................................................................       19
         Opinion of Roth Capital Partners, Inc. ................................................       20
         No Changes to the Rights of Security Holders; No Dissenter's Rights ...................       22
         Federal Income Tax Consequences .......................................................       22
         Accounting Treatment ..................................................................       22

OTHER MATTERS ..................................................................................       23
         Transactions with O'Brien, Baker and Paxton ...........................................       23
         Corporate Name Change .................................................................       24
         Interim Financing from TMP ............................................................       24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .................................       25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ..........       27
         Introduction ..........................................................................       27
         Results of Operations .................................................................       27
         Liquidity and Capital Resources .......................................................       28
         Certain Factors That May Affect Future Results ........................................       29
         Future Business of CollegeLink (or Cytation if the proposed transaction is consummated)       29

STOCKHOLDER PROPOSALS ..........................................................................       30

MISCELLANEOUS ..................................................................................       30

ADDITIONAL INFORMATION .........................................................................       30
INDEX TO FINANCIAL STATEMENTS ..................................................................      F-1

APPENDIX A - Amended and Restated Asset Purchase Agreement .....................................      A-1

APPENDIX B - Opinion Of Roth Capital Partners, Inc. ............................................      B-1

                          COLLEGELINK.COM INCORPORATED
                                251 THAMES STREET
                           BRISTOL, RHODE ISLAND 02809

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2001

         CollegeLink.com Incorporated hereby gives notice that it will hold a special meeting of stockholders at the offices of Radin, Glass & Co., LLP, 360 Lexington Avenue, 22nd Floor, New York, New York 10017, on Tuesday, June 19, 2001, beginning at 8:30 a.m. local time, for the following purposes:

         1. To consider and act upon a proposal to approve and adopt the amended and restated asset purchase agreement dated as of May 2, 2001, among TMP Worldwide Inc., CollegeLink.com Incorporated and CollegeLink Corporation, as more fully described in the accompanying proxy statement and in Appendix A to the proxy statement, and the transactions contemplated by the purchase agreement. If the purchase agreement is approved by our stockholders, then we will transfer substantially all of our assets and liabilities to TMP Worldwide Inc.

         2. To consider and act upon a proposal to amend the certificate of incorporation of CollegeLink.com Incorporated to change its corporate name to "Cytation Corporation". If the sale of assets and the name change are approved by the stockholders, then we will change our corporate name to "Cytation Corporation".

         3. To consider and act upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposals 1 and 2.

         4. To transact such further business as may properly come before the special meeting or any adjournment thereof.

         The board of directors has fixed the close of business on April 20, 2001 as the record date for the stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

                                        By Order of the Board of Directors,



                                        Veronica G. Szewc
                                        Secretary


Bristol, Rhode Island
May 26, 2001


                           YOUR VOTE IS VERY IMPORTANT
              PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE SPECIAL MEETING

                          COLLEGELINK.COM INCORPORATED
                                251 THAMES STREET
                           BRISTOL, RHODE ISLAND 02809



                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS


                                  JUNE 19, 2001

INTRODUCTION

         This proxy statement and the enclosed form of proxy relates to the special meeting of stockholders of CollegeLink.com Incorporated. The special meeting will take place as follows:

                  Date:    Tuesday, June 19, 2001

                  Time:    8:30 a.m.

                  Place:   Radin, Glass & Co., LLP
                           360 Lexington Avenue, 22nd Floor
                           New York, New York 10017

         We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about May 26, 2001.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, we will submit to the stockholders three proposals. The first is a proposal to approve the sale of substantially all of CollegeLink's assets to TMP Worldwide Inc. ("TMP"). The second is a proposal to change CollegeLink.com's name to "Cytation Corporation" if the sale of assets is approved by the stockholders. The third is a proposal to adjourn the special meeting if necessary to permit us to solicit additional proxies if there do not appear to be sufficient votes to approve the proposed sale or the name change. Information about the proposed sale and change of name is contained in this proxy statement.

SOLICITATION; EXPENSES

         The board of directors of CollegeLink is soliciting proxies for the special meeting and adjournments of the special meeting.

         We will bear the cost of solicitation of proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares. We may request banks and brokers, in addition to mailing these proxy materials, to take additional actions to solicit their customers who have stock of CollegeLink registered in the name of a nominee. If so, we will reimburse such banks and brokers for their reasonable out-of-pocket costs.

         Georgeson Shareholder Communications, Inc., a professional proxy solicitation firm, will help us solicit proxies at an estimated cost to CollegeLink of $6,500 plus expenses. Our officers and directors may also solicit proxies after the original solicitation, by mail or telephone, for no additional compensation.

QUORUM

         Our by-laws provide that a quorum at the special meeting will be at least a majority of the outstanding shares entitled to vote at the meeting. We will treat shares of voting capital stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. We will count abstentions and broker non-votes as present or represented for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

VOTING

         We will follow your voting instructions as indicated on a properly signed and returned proxy. We encourage you to vote on each proposal. If, however, you sign and return the proxy but do not provide any voting instructions, the person named in the proxy will vote signed proxies FOR each proposal. The proxy holders will use their discretion on other matters that may come before the meeting.

         The proposals to sell CollegeLink's assets and to change
CollegeLink.com's name each require the affirmative vote of holders of a majority of the outstanding shares of our stock entitled to vote at the meeting. Therefore, if you fail to return a proxy or attend the meeting, or if you abstain from voting on the proposals, it will have the same effect as if you voted your shares against the proposals.

         If a quorum is not present or represented at the time of the special meeting, the stockholders and proxy holders who are present may be asked to vote on a proposal to adjourn the meeting to permit further solicitation of proxies. Any proposal to adjourn the meeting will require the affirmative vote of holders of a majority of the outstanding shares that are voted upon the proposal.

         Our transfer agent will tabulate the votes through an automated system.

         We do not intend to submit any other proposals to the stockholders at the special meeting. The board of directors was not aware, at a reasonable time before mailing this proxy statement to stockholders, of any other business that may properly be presented for action at the special meeting. If any other business should properly come before the special meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

RECORD DATE

         We have set 5:00 p.m. EST on April 20, 2001, as the record date for the special meeting. Only stockholders of record as of that time are entitled to notice of and to vote at the special meeting and any adjournments thereof. As of the record date, the following shares of common stock and preferred stock were issued and outstanding and entitled to the following number of votes:

Class of Security          Number of Shares Outstanding          Number of Votes
-----------------          ----------------------------          ---------------
Common Stock                        15,366,660                     15,366,660

Preferred Stock                      2,140,000                      1,140,000


         The shares of common stock and series A preferred stock vote together as a single class on the proposal. There are no shares of series B preferred stock outstanding. The 1,000,000 shares of series C preferred stock that are outstanding have no voting rights with respect to this transaction, but they are convertible into common stock at the election of the holder of such shares. We have no other voting securities. A total of 16,506,660 votes are eligible to be cast at the meeting.

REVOKING A PROXY

         You may vote in person or by proxy. Your signing and returning a proxy will not in any way affect your right to attend the meeting and vote in person. You can revoke your proxy if you:

         - Deliver, before the taking of the vote at the meeting, a signed revocation letter dated later than the proxy, to Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, 02109, Attention: David A. Broadwin, Esquire; or

         - Deliver, before the taking of the vote at the meeting, a signed proxy dated later than the first one, to Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004; or

         - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

SUMMARY OF PROPOSALS

Proposal One - Proposed Sale of Assets

At the special meeting, the stockholders will be asked to consider and act upon a proposal to approve the amended and restated asset purchase agreement dated as of May 2, 2001, among TMP, CollegeLink.com and CollegeLink Corporation. The purchase agreement provides that CollegeLink will sell substantially all of its assets (including all of its revenue generating assets) to TMP. The proposed purchase price is $5,400,000 in cash (subject to an estimated purchase price reduction of approximately $1,600,000) plus the assumption of approximately $2,000,000 in liabilities. CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price reduction of approximately $1,600,000 and the payments to Messrs. O'Brien and Baker of approximately $812,500, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500. Separately, a group of CollegeLink stockholders commenced a class action lawsuit against CollegeLink and its officers and directors on April 12, 2001, for claims arising in connection with CollegeLink's acquisition of ECI, Inc. on August 10, 1999. (See "Legal Proceedings" on page 13.) If the former ECI stockholders were able to prove every claim listed in their complaint, CollegeLink would have to pay them all of the proceeds from the TMP transaction.

         The advantages of this proposal are that (1) it will permit us to continue in business, (2) we expect it to provide us with approximately $2,787,500 in cash after giving affect to an estimated purchase price adjustment and post-closing payments by CollegeLink to CollegeLink-related parties, (3) the transaction provides for TMP to assume approximately $2,000,000 of our liabilities (including loans from TMP to CollegeLink, which are estimated to be approximately $1,150,000 at the closing), and (4) we expect that with the approximately $2,787,500 remaining after the TMP transaction and the transactions with CollegeLink-related parties, we will be able to identify and consummate one or more additional transactions which could bring some value to the holders of common stock. In addition, our Board of Directors considered the opinion of Roth Capital Partners, Inc. ("Roth Capital") that, subject to the limitations and qualifications set forth in their opinion, the sale of CollegeLink's assets to TMP is fair from a financial point of view.

         The disadvantages of this transaction are that (1) our common stockholders will not receive any of the proceeds of this transaction, (2) we will be obligated to use approximately $812,500 of the proceeds to make payments to Messrs. O'Brien and Baker, the former chief executive officer and president, respectively, of CollegeLink.com, and we might have to use approximately $200,000 of the proceeds to make a payment to Gerald Paxton, a senior consultant to CollegeLink, (3) we will have no remaining business and consequently will have no source of revenues, and (4) we have not identified any specific acquisitions or other transactions nor do we have any current plans to select any particular industry or business.

         The proposal to sell CollegeLink's assets requires the affirmative vote of holders of a majority of the outstanding shares of our stock entitled to vote at the meeting. Messrs. O'Brien and Baker and a trust for the benefit of the children of Mr. O'Brien are all parties to an agreement with CollegeLink requiring them to vote all of their 1,625,000 shares in favor of the sale of assets. These shares represent approximately 9.8% of the total number of shares that are eligible to be voted at the special meeting.

         The CollegeLink board has unanimously approved the purchase agreement, determined that the sale of CollegeLink's assets is in the best interests of CollegeLink and its stockholders, and recommends that you vote for the sale of CollegeLink's assets pursuant to the purchase agreement.

Proposal Two - Proposed Name Change

         At the special meeting, the stockholders will be asked to consider and act upon a proposal to amend the certificate of incorporation of CollegeLink.com Incorporated to change its corporate name to "Cytation Corporation". If the sale of assets and the name change are approved by stockholders, then we will change our corporate name to "Cytation Corporation".

         The CollegeLink name is one of the assets that TMP has agreed to purchase. CollegeLink already has rights to the name Cytation Corporation and this name is one of the few assets that CollegeLink will retain after the closing. It is possible that the sale of assets will not close if you do not vote for the amendment to change CollegeLink.com's name to "Cytation Corporation".

         The CollegeLink board has unanimously approved the name change and recommends that you vote in favor of changing the name of CollegeLink to Cytation Corporation.

Proposal Three - Adjournment

         At the special meeting, the stockholders may be asked to consider and act upon a proposal to adjourn the special meeting to permit the board to solicit additional proxies in favor of the proposals to sell CollegeLink's assets and change CollegeLink's name, if there do not appear to be sufficient votes to approve these proposals at the time of the meeting.

         We are concerned that the period of time between the date on which we were able to mail this proxy statement and the date for the special meeting (20 days, as required by Delaware law) is so short that many stockholders may be unable to return their proxies in a timely manner. We have deliberately chosen a short period of time because we have very little working capital. If we do not have sufficient votes to approve the proposed transaction, we would like to have the flexibility to adjourn the meeting and continue to solicit proxies. One disadvantage of this proposal is that stockholders who vote against the transactions may be outvoted when and if the meeting is reconvened. One advantage of this proposal is that it maximizes the opportunity for all stockholders to participate.

         The CollegeLink board recommends that you vote in favor of this proposal.

REASONS FOR THE SPECIAL MEETING

Proposal One - Proposed Sale of Assets

         We propose to sell substantially all of our assets (including all of our revenue generating assets) to TMP Worldwide Inc. ("TMP"). TMP is a publicly traded company, and is one of the world's largest recruitment and advertising agencies. The proposed purchase price is $5,400,000 in cash (subject to an estimated purchase price reduction of approximately $1,600,000) and the assumption of approximately $2,000,000 in liabilities. As discussed elsewhere in this proxy statement, CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price reduction of approximately $1,600,000 and the payments to Messrs. O'Brien and Baker of approximately $812,500, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500. Except for a contingent liability relating to a lawsuit recently initiated by the former stockholders of ECI, Inc., CollegeLink will have no significant liabilities after the closing of the proposed sale.

         Most of the assets that we are selling to TMP were obtained by us in connection with our acquisitions of ECI, Inc. on August 10, 1999 and Student Success, Inc. on February 17, 2000. ECI's online college application business became CollegeLink's online division and the Student Success offline, in-school, student improvement business became CollegeLink's "Making It Count" division. Our cost for the ECI acquisition was approximately $8,083,000, including the assumption of $800,000 of liabilities and payment of 659,005 shares of our common stock, 279,771 shares of our Series B Preferred Stock and $489 in cash. Our cost for the Student Success acquisition was approximately $8,642,000, including the assumption of $200,000 of liabilities and payment of 1,625,000 shares of common stock and $2,600,000 in cash. After subtracting the cost of all of our assets (as amortized) from the total consideration that we expect to receive from TMP (before the payment of post-closing obligations to CollegeLink-related parties) we expect to incur a loss of approximately $11,153,718 in connection with this transaction. The reasons for the decline in the value of our assets include (1) the decreased demand for Internet-related assets, (2) the sharp increase in the number of undercapitalized Internet businesses that were offering to sell their assets, and (3) our lack of working capital, which significantly limited our bargaining power.

         As previously announced, we have been looking for a buyer since September 2000. When we signed a letter of intent with TMP on November 13, 2000, we did not have enough cash to support operations at then-current levels beyond December 15, 2000. After taking into account our financial condition, the strength of the TMP offer, and all reasonable alternatives, our Board of Directors determined that the sale of assets to TMP was in the best interests of CollegeLink and its stockholders. CollegeLink will retain furniture and equipment with an estimated value of less than $52,000, accounts receivable of approximately $125,000, and the name "Cytation". CollegeLink expects that TMP will assume, or CollegeLink will pay, all liabilities related to the businesses being sold on or about the Closing Date. CollegeLink has no other material liabilities.

         In determining whether or not to recommend the proposed transaction, our Board of Directors considered our precarious financial condition. This factor was among the most important of the factors considered by our Board of Directors. As of November 30, 2000, we had $161,379 in cash and owed our vendors approximately $750,000. Since December 15, 2000, we have been funding our working capital needs from the collection of accounts receivable, loans from TMP made between December 8, 2000 and March 20, 2001 (which currently aggregate $925,000) and advances from our chairman, Richard Fisher, made between December 15, 2000 and March 8, 2001 (which currently aggregate approximately $100,000) and by delaying payment of obligations to vendors. The advances from TMP are secured by all the assets of our business.

         Our CollegeLink online division is generating a minimal amount of revenue. We could not discontinue the services offered by this division because of our ongoing obligations to colleges and college applicants during the application season. This led the Board of Directors to consider a sale of the entire business in order to avoid a situation in which we would sell our revenue-generating Making it Count division and then potentially dissipate the proceeds by funding losses at the online division. We believe that, if the proposed transaction is not completed, either (1) TMP will foreclose on our assets or (2) we will have to cease operations and liquidate and possibly seek protection of the bankruptcy courts. In the event of bankruptcy, TMP or other bidders might be able to acquire CollegeLink's assets at a price that is lower than the price stated in the purchase agreement.

         Another important consideration was the strength of the TMP offer. TMP is one of the world's largest recruitment and advertising agencies and one of the world's largest executive search and selection firms. As of December 31, 2000, TMP had approximately $572,000,000 in cash and cash equivalents, as disclosed on its quarterly report on Form 10Q for the quarter then ended. TMP's common stock is traded on the Nasdaq Stock Market. We believe that TMP has the financial resources to consummate the proposed transaction.

         We held discussions with several other possible buyers. One potential buyer made it clear that it could not consider an acquisition of our business on any terms for five or six months because it had just consummated a significant acquisition. We believed that our financial condition was such that we could not wait for five or six months. All but one of the other possible buyers were only interested in purchasing the assets of our revenue generating Making It Count division. For the reason noted above, we preferred not to sell our revenue generating assets without also selling our online division. In any case, only two potential buyers submitted firm offers for consideration by our board. One of the potential buyers was TMP. The other was Youthstream Media Networks, Inc. Youthstream made two offers for the assets of the Making It Count division. Their first offer was rejected for several reasons discussed elsewhere in this proxy statement, including because the proposed purchase price was too low and the terms of the stock consideration were not satisfactory. Youthstream's second offer was rejected because it was inferior to the TMP offer received one day earlier. After considering all available offers and all other alternatives, the board accepted the TMP offer.

         The advantages of this proposal are that (1) it will permit us to continue in business, (2) we expect it to provide approximately $2,787,500 in net proceeds (after costs of the transaction, including post-closing payments to CollegeLink-related parties and the assumption or payment of substantially all of our liabilities) to CollegeLink, (3) the transaction provides for TMP to assume approximately $2,000,000 of our liabilities (including loans from TMP to CollegeLink, which are estimated to be in the amount of approximately $1,150,000 at the closing), and (4) we expect that with the approximately $2,787,500 remaining after the closings of the TMP transaction and the transactions with CollegeLink-related parties, we will be able to identify and consummate one or more additional transactions which could bring some value to the holders of common stock. In addition, our Board of Directors considered the opinion of Roth Capital Partners, Inc. ("Roth Capital") that, subject to the limitations and qualifications set forth in their opinion, the sale of CollegeLink's assets to TMP is fair from a financial point of view.

         CollegeLink has no cash remaining. We are funding our current working capital needs from the collection of accounts receivable, loans from TMP and advances from Mr. Fisher and by delaying payment of obligations to vendors. While we expect to request additional advances from TMP, TMP has no obligation to make any additional advances. TMP's loans are secured by a blanket lien on all of our assets. Mr. Fisher's loans are unsecured. We believe that our creditors are waiting for the outcome of our proposed transaction with TMP to determine whether or not to take action. If the proposed transaction is not successfully consummated, we expect that either (1) TMP will foreclose on our assets or (2) we will have to liquidate our business and may have to seek protection of the bankruptcy courts, in which event we believe that the holders of our common stock and preferred stock will not receive any payment in respect of their securities. In the event of bankruptcy, TMP or other bidders might be able to acquire CollegeLink's assets at a price that is lower than the price stated in the purchase agreement.

         If the proposed transactions are consummated, our principal asset will be approximately $2,787,500 of cash, which represents the net proceeds of the sale after the assumption and payment of CollegeLink's liabilities. After the proposed transaction our remaining assets will not be revenue generating and will consist of minimal tangible assets, accounts receivable in the maximum amount of $125,000, and the "Cytation" name. The pro forma financial statements of CollegeLink after giving effect to the sale of assets are included in this proxy statement. CollegeLink plans to examine business opportunities as they arise, including opportunities to acquire companies, develop new businesses or be acquired. CollegeLink's stockholders will be entirely dependent upon management to identify and pursue business opportunities. There can be no assurance that management will be successful in identifying business opportunities or acquisitions, or, if management does identify such opportunities, that it can successfully complete them.

         CollegeLink engaged Roth Capital to render an opinion as to the fairness from a financial point of view to the CollegeLink stockholders of the sale of CollegeLink's assets to TMP. Roth Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, strategic transactions, negotiated underwritings, private placements and also determines valuations for corporate and other purposes. On May 2, 2001, Roth Capital rendered an opinion to the CollegeLink board that, subject to the qualifications and limitations set forth in the opinion, the sale of CollegeLink's assets to TMP is fair to the CollegeLink stockholders from a financial point of view. No limitations were placed on Roth Capital by the CollegeLink board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

         The disadvantages of this transaction are that (1) our common stockholders will not receive any of the proceeds of this transaction, (2) we will be obligated to use approximately $812,500 of the proceeds to make payments to Messrs. O'Brien and Baker, the former chief executive officer and president, respectively, of CollegeLink.com, and we might have to use approximately $200,000 of the proceeds to make a payment to Gerald Paxton, a senior consultant to CollegeLink, (3) we will have no remaining business and consequently will have no source of revenues, and (4) we have not identified any specific acquisitions or other transactions nor do we have any current plans to select any particular industry or business.

         Our Board of Directors considered whether or not to liquidate CollegeLink and distribute the proceeds to our stockholders. Our Board decided that such a liquidation and distribution would not be in the best interests of our common stockholders because our preferred stockholders have an aggregate liquidation preference of approximately $8,600,000. As a result, assuming that we have approximately $2,787,500 in net proceeds from the transaction, all of it would be used to pay creditors and a portion of the $8,600,000 liquidation preference of the holders of preferred stock.

         Of the proceeds of the proposed transaction, approximately $812,500 will be used to make payments to Mr. O'Brien, the former chief executive officer of CollegeLink.com, and Mr. Baker, the former president of CollegeLink.com. While CollegeLink was soliciting offers for its assets in the fall of 2000, Messrs. O'Brien and Baker informed CollegeLink that they would only agree to work for the ultimate buyer if CollegeLink agreed to share with them a portion of the sale proceeds. After receiving the TMP offer, which was conditioned upon the employment of Messrs. O'Brien and Baker, CollegeLink agreed to pay them 15% of the proceeds from the sale of the Making It Count assets in exchange for all of the shares of CollegeLink common stock that were owned or controlled by either of them. CollegeLink and Messrs. O'Brien and Baker agreed that, for purposes of determining payments to O'Brien and Baker, $4,000,000 of the $5,400,000 purchase price was attributable to CollegeLink's Making It Count division. Accordingly, CollegeLink has agreed to pay to Messrs. O'Brien and Baker, from the proceeds of the sale of the Making It Count division to TMP, $600,000 for their 1,625,000 shares. The redemption price of $.037 per share payable by CollegeLink for the shares of Common Stock held by Messrs. O'Brien and Baker represents a premium of approximately $0.21 per share above CollegeLink's closing price on the date the purchase agreement was first approved by CollegeLink's board of directors. CollegeLink also agreed to pay $31,250 to each of Messrs. O'Brien and Baker to discharge certain performance bonus obligations owed to them and $75,000 to each of them for their agreement to accept employment with TMP. In addition, CollegeLink may have to use $200,000 of the proceeds to make a severance payment to Gerald Paxton, a senior consultant to CollegeLink.

         In this transaction, we are proposing to sell all of our revenue generating business. As a consequence, we will have no revenue generation for the foreseeable future other than from interest earned on our invested cash. We will, however, have expenses. We estimate our going forward expenses to be approximately $63,000 per month. These expenses consist of salary and benefits for three employees, insurance, our office lease and miscellaneous office expenses. One disadvantage of the proposed transaction is that if we are not able to identify and consummate another acquisition, we will eventually dissipate all our assets and our common stockholders will not have received any payments.

         We have not identified any specific acquisitions or other transactions nor do we have any current plans to select any particular industry or business. CollegeLink's stockholders will be entirely dependent upon management to identify and pursue business opportunities. There can be no assurance that management will be successful in identifying business opportunities or acquisitions, or, if management does identify such opportunities, that it can successfully complete them. If we are unsuccessful we will eventually dissipate all of our assets and our common stockholders will not have received any payments.

         One reason for the special meeting of stockholders is that Section 271 of the Delaware General Corporation Law requires stockholder approval for a sale of all or substantially all of a company's assets. Also, your approval is a condition to the completion of the sale, as provided in the purchase agreement between CollegeLink and TMP.

         THE COLLEGELINK BOARD HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT, DETERMINED THAT THE SALE OF COLLEGELINK'S ASSETS IS IN THE BEST INTERESTS OF COLLEGELINK AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR THE SALE OF COLLEGELINK'S ASSETS PURSUANT TO THE PURCHASE AGREEMENT.

Proposal Two - Proposed Name Change

         If you approve the sale of assets to TMP, we will ask you to approve an amendment to CollegeLink.com's certificate of incorporation to change its name to "Cytation Corporation".

         The CollegeLink name is one of the assets that TMP has agreed to purchase. CollegeLink already has rights to the name Cytation Corporation and this name is one of the few assets that CollegeLink will retain after the closing. It is possible that the sale of assets will not close if you do not vote for the amendment to change CollegeLink.com's name to "Cytation Corporation".

         THE COLLEGELINK BOARD HAS UNANIMOUSLY APPROVED THE NAME CHANGE AND RECOMMENDS THAT YOU VOTE IN FAVOR OF CHANGING THE NAME OF COLLEGELINK TO CYTATION CORPORATION.

Proposal Three - Adjournment

         We are also asking you to approve an adjournment of the special meeting to permit us to solicit additional proxies in favor of the proposals to sell CollegeLink's assets and change CollegeLink's name, if there do not appear to be sufficient votes to approve these proposals at the time of the meeting.

         We are concerned that the period of time between the date on which we were able to mail this proxy statement and the date for the special meeting of stockholders (20 days, as required under the law of Delaware) is so short that many stockholders may be unable to return their proxies in a timely manner. We have deliberately chosen a short period of time because we have no working capital other than collection of accounts receivable and discretionary advances occasionally provided by TMP. We think it is unlikely that we will be able to obtain any financing other than from TMP, and TMP has no obligation to provide us with any additional financing. If we do not have sufficient votes to approve the proposed transaction, we would like to have the flexibility to adjourn the meeting and continue to solicit proxies. One disadvantage of this procedure is that stockholders who vote against the transactions may be outvoted when and if the meeting is reconvened. One advantage of this procedure is that it maximizes the opportunity for all stockholders to participate.

         THE COLLEGELINK BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS
PROPOSAL.

DELISTING FROM THE AMERICAN STOCK EXCHANGE

         CollegeLink's common stock no longer trades on the American Stock Exchange. The last trading day for our common stock on the American Stock Exchange was May 21, 2001. CollegeLink had failed for many months to meet this exchange's requirements for continued listing and initiated voluntary proceedings for delisting in May 2001. CollegeLink's common stock currently trades on the Nasdaq Over the Counter Bulletin Board under the trading symbol "CLGK".

INFORMATION ABOUT THE PARTIES

         Collegelink.com Incorporated

         Our Company

         CollegeLink.com was incorporated under the laws of Delaware on November 1, 1999. CollegeLink.com is the surviving corporation of a merger that occurred on November 16, 1999, between CollegeLink.com and Cytation.com Incorporated, a New York corporation ("Cytation"). The primary purposes of this merger were to change Cytation's name and reincorporate as a Delaware company. CollegeLink expects that its common stock will trade on the Nasdaq Over the Counter Bulletin Board on May 23, 2001, under a new trading symbol to be assigned to CollegeLink on May 23, 2001.

         Cytation was incorporated in 1969 and was originally known as Stylex Homes, Inc. Cytation conducted no business from 1992 until its March 5, 1999 merger with Cytation Corporation, a Rhode Island corporation formerly known as Web Services International, Inc. ("WSI"). WSI was incorporated in 1996 to market and host various forms of content on the World Wide Web and to provide dial-up access to the Internet. In December 1999, WSI discontinued most of its Web content development and distribution businesses and focused its operations on the development of an online training system.

         CollegeLink made two significant acquisitions in fiscal year 2000 that changed substantially the scope of its business operations. In August 1999, we acquired ECI, Inc. ("ECI") through a merger into a subsidiary corporation. ECI, which conducted business as CollegeLink, was an e-commerce company that supplied products and services to college-bound students, their parents and colleges. In February 2000, we acquired Student Success, Inc. ("Student Success") through a merger into a subsidiary corporation. Student Success was a leading provider of onsite high school and college preparatory programs for students and their families under its Making College Count(R) and Making High School Count(TM) trademarks.

         We sold our online Web hosting business, our online enterprise-wide training management operating system and business known as "RollCall" and an interest in our developmental online conferencing technology known as "LearningEvent.net" in fiscal year 2000.

         As a result of these acquisitions and sales, we are now dedicated to serving as a comprehensive high school and college resource. We provide a broad range of offline and online services directed at high school students and their parents, high school guidance counselors, college admissions officers and corporations which target the teen marketplace.

         We offer three success-based, in school presentation programs to high schools: "Making College Count(R)", "Making High School Count(TM)", and "Making Your College Search Count(TM)." In addition, we offer an orientation program to college freshman. These programs are sponsored by corporations seeking to reach this demographic group and are offered free to high schools and students.

         In this transaction, we are proposing to sell all of our revenue generating business including our Making It Count division. This division accounted for approximately $1,366,000 in revenue for the fiscal year ended June 30, 2000, and $1,245,000 for the six month period ended December 31, 2000. As a consequence, we will have no revenue generation for the foreseeable future. We will, however, have expenses. We estimate our going forward expenses to be approximately $65,000 per month. These expenses consist of salary and benefits for three employees, insurance, our office lease and miscellaneous office expenses. One disadvantage of the proposed transaction is that if we are not able to identify and consummate another acquisition, we will eventually dissipate all our assets and our common stockholders will not have received any payments.

         Our Market

         There are about 13,800,000 high school students in the United States. According to the National Center for Education Statistics, this number will increase to more than 15,500,000 over the next four years. Each year about 3,200,000 applicants submit more than 7,000,000 applications for undergraduate admission to nearly 3,400 U.S. colleges and universities. About 50% of these students apply for some form of financial aid. According to the Department of Education, it is expected that the total number of college bound students will continue to increase each year for the foreseeable future. Based on industry statistics, we believe colleges and universities spend about $3 billion annually to recruit and enroll students.

         We believe our marketing programs and the data we collect from students at our "Making It Count" presentation programs and through our web sites are of substantial commercial interest to colleges and universities. Industry statistics indicate that teens spend in excess of $150 billion annually on discretionary purchases. We also believe that this spending power, coupled with the popular view that buying habits are often established during the teenage years, make our presentation programs of substantial commercial interest to our corporate sponsors.

         Our Strategy

         Our strategy has been to leverage our face-to-face exposure to teens and their parents as well as our relationships with guidance counselors and college admissions professionals established one-on-one over the years to become the leading offline and online resource for student success programs. We intend to drive traffic from the classroom to our websites where we offer a broad range of targeted success-based content and services. We plan to build our brand and to reach an increasing number of high school students. We plan to continue to add high schools, colleges and universities through on-campus direct sales calls by sales personnel, corporate sponsorships, direct mailings, targeted periodical advertising, online and broadcast advertising, partnerships and various promotional campaigns.

         Our Relationships

         We have entered into arrangements with thousands of high schools throughout the United States to offer our in-school presentation programs. We have also developed relationships with more than 900 colleges and universities to accept applications in their respective formats through our proprietary CollegeLink(R) "one-to-many" college application software. We have an agreement with PNC Bank, N.A., one of the largest student loan providers in the United States, to provide certain financial products and services to college bound students and their families through our CollegeLink.com Internet hub. We have an agreement with U.S. News & World Report pursuant to which we are its exclusive provider of online application services. We are continually seeking appropriate relationships to expand our service and product offerings.

         Marketing and Sales

         Marketing. Our marketing plan is to leverage our relationships with thousands of high schools and more than 900 colleges and universities to develop the premier in-school resource and Internet hub for delivering the success-oriented programs to the teen market. We are a company built on relationships requiring years to develop through one-on-one presentations -- not a technology company in search of relationships. As such, we believe we are positioned to capitalize on the benefits of the Internet in very real ways.

         To serve our academic and corporate customers, we plan to continue to develop both our in-school and online business segments, finding synergies where they exist and leveraging each for the benefit of the other. We view our online initiatives -- principally the collection and sale of data -- as the most scaleable component of our business. We will use our in-school programs to drive traffic to our web sites to enhance our online programs.

         Sales. The sale of corporate sponsorships for our "Making It Count" presentation programs are direct, utilizing experienced account executive employees. Commitments from high schools for in-school presentation programs are arranged by telephone from our Cincinnati office. Sales of marketing programs to colleges as well as adding colleges and universities to our basic membership program are also direct, utilizing a younger group of account executives to visit campuses in assigned regions. Data sales are planned to be through strategic partners, which specialize in academic and corporate markets.

         Our Customers

         Although we have numerous customers which include large corporations, colleges and universities, in the first five months of fiscal year 2001 Procter & Gamble accounted for approximately 49% of CollegeLink's total revenue and approximately 50% of the revenue from the "Making It Count" programs.

         Our Competition

         The market in which we operate is very competitive. We face direct competition for our college application service from a number of sources, the most significant of which are Apply!, Embark.com, CollegeNet, CollegeQuest and XAP. Apply!, owned by The Princeton Review, provides a CD-based college application product to students, primarily through a high school distribution scheme. Embark.com, CollegeNet, CollegeQuest and XAP are companies which allow students to complete and submit college applications electronically. Our CollegeLink(R) service also faces competition from traditional print media companies such as The Princeton Review, Petersons, a subsidiary of Thomson Corporation, and Kaplan Educational Centers, which provide offline information and resources such as self-help guides on college admission and selection, and from software companies already providing packaged software to educational institutions and professionals. Some of these companies have already moved to provide these resources on the Internet. We also face competition from educational not-for-profit and membership organizations such as ACT and The College Board(R) which already provide significant online information and other resources to students. The College Board(R) has announced plans to provide a broad range of college admissions, test preparation and related services on the Internet.

         Our in school presentation programs face competition from a variety of sources including other providers of self-help and educational programs such as Kaplan, Barrons, Princeton Review, Houghton Mifflin and Learning Forum. While we have relationships with more than 900 colleges and universities and have significant exposure to large numbers of high school students and their families through our success-based in school presentation programs, we expect that these factors will not prevent additional competitors from entering the markets in which we operate with competing products and services. There are numerous websites available which offer resources to the high school and college-bound student market. Our current or future competitors may have greater resources, including contacts in the educational industry, than we currently have at our disposal. Our competitors may be more able to react more quickly to changes in technology in our industry and/or to expend greater time and funds than we can to develop and promote their products or services. Increased competition could result in pricing pressures, reduced margins or the failure of our products and services to achieve or maintain market acceptance.

         Our Employees

         As of December 31, 2000, we employed 63 persons full-time. None of our employees is represented by a union and we have never experienced a work stoppage. We consider our relations with our employees to be good.

         Our Properties

         Our headquarters is located in Bristol, Rhode Island, where we occupy 1,500 square feet pursuant to a lease that expires in December 2002. We also lease 3,200 square feet in Middletown, Rhode Island pursuant to a lease that expires in September 2001. No rent is payable under the Middletown lease after September 2000. CollegeLink also leases 6,800 square feet of office space and 2,000 square feet of warehouse space in Cincinnati, Ohio, from which it operates and administers all of its "Making It Count" programs. CollegeLink believes that these existing facilities are adequate to meet its current foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

         Our corporate headquarters is at CollegeLink.com Incorporated, 251 Thames Street, Bristol, Rhode Island 02809. The telephone number at our corporate office is (401) 254-8800, and the facsimile number is (401) 254-2844. CollegeLink's websites are www.CollegeLink.com and www.makingit-count.com.

         Legal Proceedings

         On April 12, 2001, a group of CollegeLink.com stockholders commenced class action litigation against CollegeLink.com in the Suffolk County Superior Court in Massachusetts. The case is captioned Theodore G. Johnson, et al. vs. CollegeLink.com Incorporated, et al. The putative class of plaintiffs is purportedly comprised of the 48 former stockholders of ECI, Inc., which was acquired by CollegeLink on August 10, 1999. The putative class claims damages of approximately $3,500,000 (which could possibly be doubled or trebled if the class proves a violation of the Massachusetts consumer protection act). The claims purportedly arise from the failure of CollegeLink.com and its officers and directors to register for resale the shares of CollegeLink.com that were issued to the putative class members in connection with the 1999 acquisition of ECI, Inc. The putative class alleges that such registration was required by a registration agreement dated as of August 10, 1999, among CollegeLink.com and the former ECI stockholders.

         CollegeLink intends to vigorously defend itself against all of the claims raised in the complaint and intends to assert counterclaims against the putative class representatives and to implead additional defendants. The putative class asked the court for an order to impound the net proceeds that CollegeLink receives from its proposed transaction with TMP. After considering written arguments and oral arguments presented on April 18, 2001, the court decided on April 19, 2001 to reject the complaining stockholders' request for preliminary relief. On May 7, 2001, the court approved CollegeLink's proposal to postpone all discovery by the class until after the closing of the TMP transaction in exchange for CollegeLink's commitment to put $1,000,000 of the proceeds of the TMP transaction in escrow for 75 days after the closing of the TMP transaction. If the putative class proves its claims for money damages, or if the parties agree to a settlement, CollegeLink would have to pay the claims from the $2,787,500 of net proceeds (after payments to CollegeLink-related parties) from the proposed sale of its assets to TMP, thereby directing all, or a portion, of the proceeds to the 48 plaintiffs.

         There are no pending claims against us regarding infringement of any patents or other intellectual property rights of others. We are not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to our business.

         TMP Worldwide Inc.

         TMP's Business

         TMP has built Monster.com(SM) (http://www.monster.com) into the Internet's leading career destination portal. TMP is also one of the world's largest recruitment advertising agencies and one of the world's largest executive search and selection firms. In addition to offering these career solutions, they are the world's largest yellow page advertising agency. TMP has more than 60,000 clients, including over 90 of the Fortune 100 and over 480 of the Fortune 500 companies.

         As of December 31, 2000, TMP had approximately $572,000,000 in cash, as disclosed on its quarterly report on Form 10Q for the quarter then ended. We believe TMP has the financial resources to consummate the proposed transaction.

         Additional Information about TMP

         TMP's executive offices are located at 622 Third Avenue, 39th Floor, New York, New York 10017, its telephone number is (212) 351-7000 and its Internet address is http://www.tmpw.com.

         TMP's common stock trades on the Nasdaq National Market under the ticker symbol "TMPW".

REASONS FOR THE SALE OF COLLEGELINK'S ASSETS

         CollegeLink is selling substantially all its assets (including all of its revenue generating assets) to improve its financial condition and avoid becoming insolvent and ceasing operations. If the TMP transaction is consummated, CollegeLink will continue to operate under the name "Cytation Corporation". Cytation's principal asset will be the cash received from TMP. Cytation will examine business opportunities as they arise including opportunities to acquire other companies, be acquired or develop new businesses. Cytation's remaining employees will be Richard Fisher, Kevin High, and Veronica Szewc. The members of the Board of Directors of Cytation will be Messrs. Fisher, High and Mark Rogers.

         As a result of adverse conditions in the capital markets for most of 2000, particularly with respect to "dot.com" enterprises, CollegeLink was unable to raise additional equity capital as its market capitalization declined from approximately $50,000,000 at the time of its last public stock offering in January 2000 to approximately $1,000,000 in December 2000. Even if equity capital had been available, it is management's belief that the terms would have caused significant dilution for existing stockholders. Nor did management believe that CollegeLink's asset base (consisting principally of goodwill derived from acquisitions) would support credit facilities on any basis whatsoever. CollegeLink now requires working capital to continue to operate the business, which has grown significantly during the past year. For example, CollegeLink's "Making It Count" in-school presentation programs are expected to reach 1,800,000 high school students during the 2000-2001 school year, five times the number reached during the 1999-2000 school year.

         Accordingly, in the absence of any third-party financing, the only alternative remaining was to seek a sale of one or more of CollegeLink's business segments. If the TMP transaction is not consummated, and there is no other buyer for some or all of CollegeLink's assets, CollegeLink would expect to discontinue its operations. In such event, if there were any assets available after payments to creditors, including to TMP for working capital advances, they would be distributed to the holders of CollegeLink's preferred stock.

BACKGROUND OF THE TRANSACTION

         Solicitation of Offers

         CollegeLink closed a public offering of its common stock on January 24, 2000. At that time, the market for "dot.com" companies and technology companies in general was weakening substantially. The price per share of CollegeLink's common stock had declined from a high of approximately $9.00 in November, 1999, to $4.00 on the date of the January 2000 offering. The net proceeds of the offering were approximately $7,500,000 after expenses. After payment of $2,200,000 to acquire Student Success in a merger transaction (as committed to in October 1999), CollegeLink had proceeds from its offering remaining of approximately $5,300,000.

         On February 16, 2000, the board of directors of CollegeLink met to discuss the integration of the Student Success offline business into CollegeLink's online business and to consider the overall strategic plan for the business. The Student Success business became CollegeLink's "Making It Count" division and the two founders of Student Success, Patrick O'Brien and Bradford Baker, were elected to serve as the chief executive officer and the president, respectively, of CollegeLink, with Baker's appointment effective upon the resignation of his predecessor in early March. The board recommended that CollegeLink consider obtaining additional equity capital by late summer and, given the state of the equity capital market for technology companies, begin to consider the possibility of a sale of some or all of CollegeLink's business units.

         Representatives of CollegeLink first met with representatives of TMP's Educational Marketing Group (vice presidents Tom Fitzsimmons and John Meagle) at CollegeLink's offices on May 10, 2000. The meeting was organized by CollegeLink vice president Nancy Gleason, whose primary job responsibility was to sell corporate sponsorships for our Making It Count in-school programs. The basis for the original call to TMP was to interest it in the sale of corporate sponsorships to the clients that TMP represented in an ad agency capacity. After phone discussions with representatives of TMP, it was agreed that the purpose of the meeting would be to explore the possibility of the development by TMP of web sites for CollegeLink's college customers, to discuss TMP's possible need for an online college application service, and to introduce TMP to corporate sponsorship opportunities for its advertising communications clients. At the end of the meeting, TMP's Mr. Fitzsimmons informed Mr. Baker and Ms. Gleason that TMP had been aggressive in buying companies and inquired of them as to whether CollegeLink was for sale given the synergies identified at the meeting. Mr. Baker stated that CollegeLink was always open to considering measures that might be in the shareholders best interests and that he would follow up with him after discussing the matter with Mr. Fisher.

         A follow-up meeting was scheduled. On June 8, 2000, CollegeLink's Messrs. O'Brien and Baker met with senior executives of TMP at TMP's headquarters in New York City. The purpose of the meeting was to introduce TMP senior management to CollegeLink and to assess TMP's interest in the possibility of a sale of CollegeLink to TMP. TMP executives Kevin Johnson, and Messrs. Fitzsimmons and Meagle attended the meeting as Messrs. O'Brien and Baker gave a general corporate overview. Paul Camara, TMP's Executive vice president of Marketing and Sales, joined the meeting after initial discussions. TMP's Founder and chairman Andrew McKelvey joined the meeting thereafter. TMP management expressed a general interest and told Messrs. O'Brien and Baker that new business opportunities, when possible, were channeled to Monster.com and that an appropriate next step would be to meet with Monster management.

         The board of directors of CollegeLink met on June 9, 2000, to review the status of the business. Mr. Fisher, CollegeLink's chairman, indicated that efforts to obtain additional equity capital had not been successful and, given the severe market turn against dot.com and technology enterprises, he believed that such efforts were unlikely to be successful in the foreseeable future. At that meeting, the board directed management to continue its discussions with TMP and to seek aggressively other possible buyers. The board indicated it would prefer to sell CollegeLink as an entirety but might be receptive to offers to purchase discrete business units.

         CollegeLink's management responded quickly to the board's directive. It engaged its investment banker Roth Capital Partners, Inc. to identify possible buyers and to prepare a new business plan to help market the sale of CollegeLink. Management collectively delivered business plans to and had discussions with at least 15 other corporations that had expressed an interest in purchasing

CollegeLink or any of its business units or seemed to be a good strategic fit for either division or CollegeLink as a whole. Those companies included TMP, Peterson's (Thomson Learning), FastWeb, Student Advantage, CollegeClub, Scholastic Corp, Edu.com, ITT Tech, Family Education Network, Pearson, Varsity Books, Youthstream Media Networks, SCA Bounty, Imagitas, Egrad, Alloy, Sallie Mae, and PNC Bank.

         On July 7, 2000, Messrs. O'Brien and Baker traveled to Monster.com headquarters in Maynard, Massachusetts to introduce Monster management to the CollegeLink opportunity. Messrs. O'Brien and Baker met with Monster's new ventures personnel Linda Natansohn and Michael Bennett. The purpose of the meeting was to present a general overview of CollegeLink's businesses. There was no discussion of CollegeLink's valuation. Ms. Natansohn expressed some interest but indicated that Monster was not yet ready to enter the high school marketplace. Ms. Natansohn advised that Monster was focused on graduating college students at the entry level, so she had some concerns that an acquisition of CollegeLink might be premature.

         During the summer and fall of 2000, the acquisition market for dot.com and technology companies continued to worsen. During the period between August 1 and October 31, 2000, CollegeLink reduced its operating expenses by terminating 25 employees, representing approximately 29% of its workforce.

         Ms. Natansohn was unavailable for some time after the July 7 meeting. Mr. Baker followed up with TMP's Mr. Meagle by telephone on August 2 and was advised that Monster and TMP were discussing CollegeLink, that TMP was still interested in a possible transaction, and that TMP was still in discussions with Monster's Ms. Natansohn.

         In August, Peterson's (Thomson Learning) orally indicated to Messrs. Fisher and O'Brien that it would pay $5,000,000 for the Making It Count division with the understanding that approval would be needed from Thomson's management. Approval was delayed and ultimately never received as a result of Thomson's pursuit of another large scale acquisition.

         In August, CollegeLink awaited confirmation of interest from Monster and TMP while it continued to pursue other options. Ms. Natansohn advised Mr. Fisher in late August that "the timing wasn't right" for an acquisition of CollegeLink because of her team's workload and priorities and that Monster would not be able to further evaluate the CollegeLink opportunity for several months.

         Mr. Fisher had discussions with Peterson's (Thompson Learning), Youthstream, EDU.com, Alloy and Sallie Mae. Most of the terms informally discussed by these parties were not attractive either because the valuations were too low, the time to closing was too long or because the potential buyers were only interested in purchasing the assets of the Making It Count division. Nonetheless, Mr. Fisher negotiated in earnest to solicit the best offers under the circumstances. Except for Youthstream (discussed below), none of these potential buyers ever made a firm offer.

         By the first week of September, Messrs. O'Brien and Baker were becoming discouraged. Mr. O'Brien resigned as chief executive officer and Mr. Baker resigned as president. CollegeLink announced publicly that it was seeking a buyer for CollegeLink or one or more of its business units.

         Negotiations of Offers and Letter of Intent

         CollegeLink only received three firm offers from potential buyers. Two offers came from Youthstream and one offer came from TMP.

         The first Youthstream offer arrived on September 7, 2000, in the form of a letter to Mr. Fisher. Youthstream offered to purchase assets related to CollegeLink's offline, in-school "Making It Count" business for $3,000,000, payable in restricted shares of Youthstream common stock valued on a 20-trading-day average basis. The assets that Youthstream wished to purchase included cash and cash equivalents, accounts receivable, inventory and work in progress, furniture, fixtures and equipment, rights under leases and other agreements, trademarks, trade names, copyrights, computer programs and other intangible property, customer lists, and any and all other assets that were necessary or desirable for the continued operation of the Making It Count business. Youthstream offered to assume certain liabilities, but only those related to the Making It Count business. The assets and liabilities of CollegeLink's online business were excluded from the offer. There was no provision calling for any registration at any time of the Youthstream stock received as consideration, and Youthstream separately made it very clear that the Youthstream shares could only be resold by CollegeLink in accordance with Rule 144. Also, there was no provision for interim working capital. Any definitive agreement was to contain provisions typical of an asset purchase agreement, and also a specific condition that Youthstream be able to "negotiate and execute employment agreement with Messrs. O'Brien and Baker in form and substance satisfactory to Youthstream."

         The board rejected this first Youthstream offer principally because it considered the purchase price to be too low and the consideration to be inadequate. Previous discussions with representatives of Youthstream led Mr. Fisher to believe that Youthstream would make a better offer. The second reason was that the offer provided no liquidity for the Youthstream stock, which would make it difficult or impossible for CollegeLink to continue operations of the online division and perform the online division's commitments through June 2001. There was no provision to register the Youthstream stock, which meant that CollegeLink would not be able to sell them for cash for at least one year. The third reason was that there was no provision for interim working capital. The board did not believe that it could sustain operations through the closing without an advance for working capital. The fourth reason for rejecting the first Youthstream offer was that Youthstream's stock was extremely volatile. Its price had recently fallen from approximately $25.00 per share to approximately $5.00 per share. The fifth reason was that the board thought that a rejection would motivate Youthstream to make a better offer.

         On September 14, 2000, Mr. Fisher sent an overnight letter to TMP chairman McKelvey to encourage TMP to consider again the CollegeLink opportunity and introduced the possibility of TMP making a $3,000,000 equity infusion into CollegeLink. There was no response to this correspondence.

         In the final week of September, TMP's Mr. Fitzsimmons telephoned Mr. Baker to inquire as to the availability of Messrs. O'Brien and Baker for employment as a result of their resignations from CollegeLink. Mr. Baker informed Mr. Fitzsimmons that it appeared that the Making It Count division was to be sold and that to maximize the opportunity for a sale, CollegeLink had requested Messrs. O'Brien and Baker to be available as employees of a buyer of the Making It Count division. As such, Messrs. O'Brien and Baker were not willing to consider another job at that point. Mr. Fitzsimmons advised Mr. Baker that TMP was not aware that the Making It Count division was for sale separately from CollegeLink's online division and that TMP might be interested in exploring this possibility. Mr. Baker informed Mr. Fitzsimmons that CollegeLink was in formal negotiations with another potential buyer (Youthstream) and that if TMP was interested, that time was of the essence.

         On October 2, 2000, Messrs. Fisher, O'Brien, and Baker met with TMP's Mr. Johnson and Mr. Camara in New York to discuss the sale of the Making It Count division to TMP. Mr. Fisher met privately with Messrs. Johnson and Camara to discuss possible terms. The purchase price was discussed in terms of multiples of CollegeLink's revenues. TMP's initial position was to value CollegeLink at a multiple of one times the total revenues for the past 12 months. Mr. Fisher tried to persuade Messrs. Johnson and Camara that a multiple of 1.5 was more appropriate because the Making It Count programs were growing dramatically (from 400,000 students for the school year ending June 30, 2000, to an estimated 2,000,000 students for the school year ending June 30, 2001). TMP informally offered to purchase the assets of the Making It Count division for approximately $4,350,000, which represented a multiple of 1.5 times revenue forecasted for the 12-month period ending December 31, 2000. Later, Mr. Collison advised Mr. Fisher that, upon further review, TMP was not prepared to offer 1.5 times revenue for the Making It Count assets. Rather, TMP was prepared to offer a purchase price based on a valuation formula of one times CollegeLink's revenues for the past 12 months. After further discussion centering again around the substantial growth of the Making It Count programs for the school year ending June 30, 2001, relative to the previous school year, Mr. Fisher and Mr. Collison agreed that the base revenue against which the valuation formula would be applied would be shifted forward six months such that the applicable period would be July 1, 2000 through June 30, 2001. For the purposes of these discussions, CollegeLink forecasted that its revenues for the 12-month period ending June 30, 2001, would be in the range of $4,000,000 to $4,500,000.

         During the first week of November, Mr. Johnson, together with Thomas Collison, TMP's vice chairman, telephoned Mr. Fisher to express an interest in purchasing CollegeLink's online division in addition to the Making It Count division. A November 7 meeting was scheduled at TMP's New York offices. Gerald Paxton, a senior consultant to CollegeLink and the founder of CollegeLink's online division (acquired by CollegeLink on August 10, 1999), offered an overview of the online division and its revenue model for 2001 and 2002. Messrs. Fisher, O'Brien, Baker, and CollegeLink employee Steve Pemberton also attended and participated in the meeting. Messrs. Collison, Johnson, Meagle, Nigel Crouch (chief financial officer of a TMP division), and (for part of the meeting) chairman McKelvey attended for TMP. A follow-up meeting was held the next day to discuss the revenue model in further detail. Mr. Fisher held several private meetings with Messrs. Collison, Johnson and Crouch to discuss possible terms of a transaction for the purchase and sale of substantially all of CollegeLink's assets.

         On November 13, 2000, CollegeLink received a written proposal from TMP for the purchase of substantially all of the assets of CollegeLink plus the assumption of substantially all of its liabilities. The purchase price was $6,000,000, subject to reduction by the price adjustment mechanism discussed elsewhere in this proxy statement, and was payable in TMP common stock valued on a 20-trading-day average basis. TMP offered to use its best efforts to register the stock consideration. The TMP offer was contingent upon Messrs. O'Brien and Baker entering into employment agreements with TMP at the closing. The increase in the purchase price to $6,000,000 from an estimated $4,000,000 to $4,500,000 was attributable to the fact that TMP now wished to purchase substantially all of CollegeLink's assets, not just the assets used in the Making It Count business. TMP indicated that the additional $1,500,000 to $2,000,000 of purchase consideration was attributable to the ongoing synergies between the two CollegeLink divisions, the relationships the online division had with nearly 1,000 colleges and universities established over the course of 7 years, and the collegelink.com website and the proprietary technology embodied therein. TMP's offer also took into consideration the pro forma financial statements that Mr. Paxton had supplied to TMP representatives at their November 7 meeting.

         On November 14, 2000, CollegeLink received a second offer from Youthstream to acquire assets related to CollegeLink's offline, in-school Making It Count business plus any online assets associated with that business for $3,000,000 in cash and $2,000,000 in restricted shares of Youthstream common stock valued on a 20-trading-day average basis. The assets to be acquired were substantially the same as set forth in the previous offer, even though in this offer Youthstream specifically called out the "online properties" related to the MIC programs, which it would have acquired in the previous offer without such specific mention. Youthstream agreed to provide $250,000 of interim working capital after execution of a memorandum of understanding if the parties could agree upon collateral. Any working capital advance would be deducted from the cash portion of the purchase price. In addition to requiring Messrs. O'Brien and Baker to accept employment with Youthstream, this second offer was contingent upon J.R. Cifani, the general manager of the Making It Count division, accepting employment with Youthstream. The second Youthstream offer also called for the parties to enter into promotional agreements following the closing which were intended to benefit CollegeLink's online business, which Youthstream did not wish to purchase. These promotional agreements included: a sponsorship position in the Making Your College Search Count workbook (after the program was acquired by Youthstream); a featured position in the "Great Web Resources" section of Making It Count workbooks; rights to be the exclusive online application service provider on the Making It Count website and Teen.com website (owned by Youthstream); a feature article on a Youthstream media property; and an allowance of $150,000 per year for advertising in Youthstream's teen media properties.

          On November 15, 2000, the board of directors of CollegeLink met to consider the November 13 TMP offer and the November 14 Youthstream offer. The board rejected the November 14 Youthstream offer principally because it considered the TMP offer to be superior. The Board considered the TMP offer to be superior because (1) it was greater in amount by at least $1,250,000, assuming that Youthstream and TMP would have assumed or paid the same amount of CollegeLink's liabilities (which is a conservative assumption because Youthstream had only offered to assume liabilities related to the MIC business),
(2) it was for the entire business, (3) it provided a far greater probability of near-term liquidity because TMP was agreeing to exert its best efforts to file a registration statement within 120 days after the closing, (4) the working capital loan was superior because only a portion of the advance would be subtracted from the purchase price, (5) TMP stock, although it fluctuated in value, traded well above $5.00 per share, whereas Youthstream's stock had declined to a low of $1.62, raising concerns of potential Nasdaq delisting if the trend continued, and (6) Youthstream's proposed promotional program was of limited value generally and in particular given CollegeLink's stated interest in selling its online business separately if it could not be bundled with the Making It Count division and the non-assignability of the promotional benefits being offered. The board directed Mr. Fisher to negotiate a letter of intent with TMP. CollegeLink signed a letter of intent with TMP on November 15, 2000.

         Negotiation of Purchase Agreement

         CollegeLink and TMP started to negotiate the definitive purchase agreements on November 21, 2000 and signed the asset purchase agreement on February 2, 2001. Amendments were negotiated during the last two weeks of April and the amended and restated asset purchase agreement was signed on May 2, 2001. Mr. Fisher negotiated on behalf of CollegeLink with the assistance of Foley, Hoag & Eliot LLP attorneys David A. Broadwin and Jeffrey L. Quillen. Ms. Natansohn and Mr. Collison negotiated on behalf of TMP with the assistance of TMP's inside general counsel Myron Olesnyckyj and Fulbright & Jaworski L.L.P. attorneys Gregg J. Berman, Caroline A. Koster, Yeages Cowan and Jonathan Olefson.

         None of Messrs. O'Brien, Baker, Pemberton or Paxton participated in the negotiation of the purchase agreement. The interests of these four individuals diverged from those of CollegeLink when TMP informed Mr. Fisher that the acquisition would not close unless Messrs. O'Brien, Baker, Pemberton and Paxton agreed to accept employment or consulting positions with TMP. This condition to closing gave these four individuals significant leverage to use against CollegeLink. As disclosed elsewhere in this proxy statement, Messrs. O'Brien and Baker hired counsel and used their bargaining power against CollegeLink to negotiate a stock redemption and bonus arrangements worth approximately $812,500 personally to them at the closing. Mr. Paxton claims he has bargaining power from the termination provisions of his consulting agreement and is trying to negotiate a payment from CollegeLink of approximately $200,000. (CollegeLink has not agreed to make any payment to Mr. Paxton.) Mr. Pemberton has not made any similar demands but is entitled to a bonus upon closing of the transaction. Similarly, the interests of Messrs. O'Brien, Baker, Pemberton and Paxton were adverse to TMP during this period of time between the signing of the letter of intent and the signing of the purchase agreement. Messrs. O'Brien, Baker and their counsel negotiated the forms of their employment agreements with TMP and its counsel over a period of several weeks. Mr. Pemberton did not hire counsel and negotiated his form of employment agreement directly with TMP. (There is no assurance that any of Messrs. O'Brien, Baker or Pemberton will sign their respective form of employment agreement at the closing.) Mr. Paxton and his counsel began to negotiate his consulting agreement with TMP during this period. Neither CollegeLink nor its counsel participated in any of these negotiations among TMP and Messrs. O'Brien, Baker, Pemberton or Paxton.

         On November 21, Messrs. Fisher, O'Brien, Baker, Paxton and Steve Pemberton met with Ms. Claire Martin, Monster's chief financial officer, Ms. Natansohn (now Monster's senior vice president for Monster Learning), Mr. Robert O'Connell, Monster's chief operating officer and, briefly, with Mr. Jeff Taylor, founder of Monster and chief executive officer of TMP Interactive, Inc. The attendees at this meeting explored in detail both the online and offline business divisions of CollegeLink.

         On December 6, 2000, TMP's counsel sent Mr. Fisher an initial draft of the purchase agreement. Mr. Fisher reviewed this draft with CollegeLink's counsel. On December 11, 2000, Mr. Quillen of Foley Hoag prepared a marked copy of the purchase agreement showing CollegeLink's comments and sent the mark-up to Ms. Cowan at Fulbright & Jaworski. CollegeLink's most important comments were its requests: (1) to revise a closing condition to allow the transaction to close even if some representations are no longer true at the closing; (2) to reduce the survival of representations and warranties from two years to one year; (3) to reduce the termination fee from $1,000,000 to $300,000; (4) to have a minimum threshold and a deductible for indemnity claims; and (5) to cap CollegeLink's total liability at $100,000. The parties eventually agreed that:
(1) all representations of CollegeLink must be true and accurate in all material respects as of the closing; (2) most representations of CollegeLink would survive for 18 months after the closing, while some representations and warranties would last until the expiration of the applicable statute of limitations and a few would survive indefinitely; (3) the termination fee would be $300,000; (4) there would be a minimum threshold for indemnity claims of $75,000, but no deductible; and (5) CollegeLink's total liability would be capped at 45% of the purchase price.

         TMP's counsel distributed the second draft of the purchase agreement on December 14, 2000. Mr. Fisher reviewed this draft with CollegeLink's counsel. Mr. Quillen called Ms. Koster of Fulbright & Jaworski on December 14 to discuss the second draft and on December 19 he sent her a marked copy of the purchase agreement showing CollegeLink's comments. At this time the principal issues were: (1) TMP's request that CollegeLink deposit 10% of the purchase price in an escrow account to secure CollegeLink's indemnity obligations to TMP; (2) the duration of the escrow arrangement; (3) whether TMP would assume CollegeLink liabilities incurred between the signing and the closing of the purchase agreement; (4) numerous qualifications requested by CollegeLink with respect to the representations and warranties of CollegeLink; and (5) removing as a closing condition TMP's requirement that Jerry Paxton enter into a consulting agreement with TMP. The parties eventually agreed: (1) that CollegeLink would deposit 10% of the purchase price in an escrow account to secure CollegeLink's indemnity obligations to TMP; (2) to release the escrow fund to CollegeLink on the 18 month anniversary of the closing unless there were any unresolved claims at that time; (3) that TMP would assume CollegeLink's ordinary course liabilities owed to trade vendors and utilities which were incurred between the signing and the closing of the purchase agreement; (4) to qualify certain representations and warranties of CollegeLink with respect to knowledge or materiality; and (5) that TMP could refuse to close if Jerry Paxton does not enter into a consulting agreement with TMP on terms and conditions acceptable to TMP.

         On December 20, 2000, Mr. Fisher met with TMP's Mr. Collison in New York to discuss open issues relating to the purchase agreement. At this meeting Mr. Fisher proposed an exception to the purchase price adjustment formula that would have allowed CollegeLink to promise retention bonuses to employees without suffering a reduction in the purchase price. Mr. Collison considered and rejected this proposal.

         TMP's counsel distributed the third draft of the purchase agreement on December 20, 2000. Mr. Fisher reviewed this draft with CollegeLink's counsel. On December 26, 2000, Mr. Broadwin of Foley Hoag called Ms. Cowan of Fulbright & Jaworski to discuss several outstanding issues including the following: (1) whether to include certain intangible assets in the calculation of the purchase price adjustment; (2) whether to include as a closing condition an employment agreement between TMP and Mr. Pemberton; (3) terms of the newly added noncompetition covenant between TMP and CollegeLink; (4) TMP's new demand that Messrs. Fisher and High enter into noncompetition agreements with TMP; and (5) limitations against CollegeLink incurring new indebtedness between the signing and the closing of the purchase agreement. The parties would eventually agree:
(1) to include web site development costs of $346,862 and certain payroll expenses of $512,000 as "assets" for purposes of the purchase price adjustment;
(2) to include TMP's employment of Steve Pemberton as a closing condition; (3) to a broad noncompetition covenant between TMP and CollegeLink; (4) to require Messrs. Fisher and High to enter into noncompetition agreements with TMP; and
(5) to strict limits on CollegeLink's ability to incur indebtedness between the signing and the closing of the purchase agreement.

         In January, 2001, the negotiations between TMP and CollegeLink lost some momentum. Mr. Fisher called Ms. Natanson at least once per week and Mr. Quillen called Ms. Koster at least once per week to request a revised draft of the purchase agreement. Mses. Natanson and Koster explained that TMP was concentrating on its fact-finding and diligence efforts and would authorize distribution of a revised draft in due course. Mr. Quillen sent an initial draft of the escrow agreement to Ms. Koster on January 9, 2001. Mr. Quillen and Mr. Olefson of Fulbright & Jaworski negotiated the noncompetition agreements for Messrs. Fisher and High on January 19, 2001. The few issues relating to the noncompetition agreements were largely resolved in a single exchange of written comments.

         On January 29, 2001, TMP's counsel distributed the fourth draft of the purchase agreement. Mr. Fisher reviewed this draft with CollegeLink's counsel. Mr. Quillen called Ms. Koster at Fulbright on January 29, 2001 to discuss the fourth draft and sent his written comments to her later that same day. At this time the principal remaining issues were: (1) CollegeLink's request to extend the termination date of the purchase agreement; (2) the types of accounts receivable that could be retained by CollegeLink after the closing; and (3) a new condition proposed by TMP that would require CollegeLink to negotiate amendments to certain contracts with third parties. The parties eventually agreed: (1) to extend the termination date of the purchase agreement to April 15, 2001; (2) that CollegeLink could retain certain accounts receivable in connection with the "Making High School Count" program where services were substantially fully rendered; and (3) that CollegeLink would be required to negotiate specified amendments to certain contracts with third parties as a condition to closing.

         On January 31, 2001, Messrs. Collison and Olesnyckyj of TMP called Mr. Fisher to negotiate changes to the consideration that TMP would pay for CollegeLink's assets. In order to simplify and expedite the transaction, TMP offered to pay $5,400,000 in cash instead of $6,000,000 worth of TMP common stock (in either case, subject to the same adjustment mechanism described herein). The change from stock to cash was intended to simplify the transaction by eliminating outstanding issues regarding registration rights and the pricing of TMP's shares for purposes of determining the number of shares to be issued at the closing. Messrs. Collison and Olesnyckyj indicated that TMP placed a premium on the use of its cash and therefore discounted the $6,000,000 stock offer by approximately 10 percent.

         From CollegeLink's perspective, the most attractive features of the cash offer were the elimination of potentially costly delays and the elimination of the risks associated with the pricing of TMP's stock. The only unattractive feature of the cash offer was the reduction in the purchase price. To partially offset the reduction in the purchase price, TMP agreed to provide TMP a third advance of $250,000, approximately $170,000 of which in effect would not have to be repaid.

         On February 1, 2001, TMP delivered a final draft of the proposed purchase agreement, revised consistent with the change to a cash transaction. On February 2, 2001, the Board of CollegeLink held a meeting at which Roth Capital and CollegeLink's legal counsel were present. At this meeting, Roth Capital rendered an opinion to the Board of Directors that, subject to the limitations and qualifications set forth in the opinion, the sale of CollegeLink's assets to TMP on the revised terms was fair to CollegeLink stockholders from a financial point of view. After that presentation, the Directors unanimously approved the transaction.

         On April 13, 2001, Mr. Fisher notified Messrs. Collison and Olesnyckyj that a group of CollegeLink.com stockholders had commenced a purported class action litigation against CollegeLink.com. At this point it was apparent that the sale would not close by the April 15, 2001 termination date set forth in the purchase agreement. Mr. Fisher requested an extension. Messrs. Collison and Olesnyckyj indicated that TMP would agree to postpone the termination date if CollegeLink obtained agreements from the purported class releasing TMP of all claims that they might have against TMP and if CollegeLink agreed to amend the escrow provisions of the purchase agreement to provide TMP with additional security against claims relating to the lawsuit. Attorneys Caroline Koster and Jeff Quillen drafted the amendments and the parties signed the amended and restated asset purchase agreement on May 2, 2001.

TERMS OF THE TRANSACTION

         The discussion of the sale of assets and the description of the material terms of the amended and restated asset purchase agreement, which is sometimes referred to in this document as the purchase agreement, is subject to and qualified in its entirety by reference to the purchase agreement itself. A copy of the purchase agreement is included as Appendix A for your convenience. The purchase agreement is incorporated by reference in this proxy statement.

         General

         Under the purchase agreement, CollegeLink.com and its wholly-owned subsidiary CollegeLink Corporation (collectively, "CollegeLink" or the "CollegeLink Companies") will each sell substantially all of their respective assets to TMP. CollegeLink will retain furniture and equipment with an estimated value of less than $52,000, accounts receivable of approximately $125,000, and the name "Cytation."

         TMP will pay $5,400,000 (reduced as described below) in cash to CollegeLink and assume or pay substantially all of CollegeLink's liabilities. The purchase agreement provides that CollegeLink will retain certain liabilities including any liabilities for taxes, any liabilities for loans from employees or stockholders, any liabilities for violations of laws, and any liabilities for pending or threatened legal proceedings. Except for the contingent liability relating to the lawsuit between CollegeLink and the former ECI stockholders, which is discussed elsewhere in this proxy statement, none of the the liabilities that are to retained by CollegeLink after the closing are material at this time and CollegeLink does not expect them to be material after the closing.

         The purchase price will be reduced by an amount equal to the difference between (i) the value of the liabilities assumed by TMP at the closing and (ii) the sum of the value of CollegeLink's tangible assets at the closing, certain web site development costs of $346,862 and certain payroll expenses of $512,000. It is expected that the purchase price will be reduced by approximately $1,600,000 as a result of such adjustment. The total transaction is valued at approximately $5,200,000. (As discussed elsewhere in this proxy statement, CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require

CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price reduction of approximately $1,600,000 and the payments to Messrs. O'Brien and Baker of approximately $812,500, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500.)

         Statements, Representations and Warranties By the Parties

         The purchase agreement contains statements made by the CollegeLink Companies about themselves called representations and warranties that are typical of an agreement of this type. They include, among other things, statements that:

         - The boards of directors of the CollegeLink Companies have authorized the CollegeLink Companies to enter into the purchase agreement and other ancillary agreements relating to the sale of assets;

         - The CollegeLink Companies have disclosed to TMP all legal proceedings involving the CollegeLink Companies;

         - The CollegeLink Companies have provided lists to TMP of substantially all of their assets, including contracts with customers, suppliers and sponsors, leases, licenses, intellectual property rights, student databases, corporate and domain names, and furniture and equipment; and

         - The CollegeLink Companies have the authority to carry on their respective businesses as they are currently being conducted.

         The purchase agreement also contains a number of similar representations and warranties made by TMP. You can review the representations and warranties in the copy of the purchase agreement attached to this proxy statement as Appendix A.

         The purchase agreement provides that most of the representations and warranties of the CollegeLink Companies will survive and continue in effect for 18 months after the closing date and that some representations and warranties will survive and continue in effect indefinitely. CollegeLink has agreed to indemnify TMP for certain damages incurred by TMP due to the breach of representations and warranties of the CollegeLink Companies.

         Conduct of Business Pending the Sale

         The purchase agreement contains various covenants, or promises, that govern the actions of the CollegeLink Companies prior to the completion of the transaction.

         These covenants require all parties to the purchase agreement to take action or refrain from taking action with respect to various matters. Among other things, each party agrees:

         - to keep confidential information furnished by one party to any other party in connection with the purchase agreement;

         - to consult each other before issuing any press release or other public statements with respect to the sale of assets; and

         - in general, to use its best efforts to complete the sale of assets.

         The CollegeLink Companies also agree, among other things, to:

         - provide access and information to TMP and to fully cooperate with TMP's investigation of the business and assets of the CollegeLink Companies;

         - call and convene a meeting of the CollegeLink.com stockholders for the purpose of approving the transactions contemplated by the purchase agreement;

         - conduct their respective businesses in the usual and normal course and to refrain from any extraordinary transactions; and

         - refrain from soliciting any other person or group concerning the sale of the CollegeLink assets or any business combination until either the completion of the sale to TMP or the termination of the purchase agreement.

         Conditions to the Sale

         The completion of the transaction depends upon the satisfaction of a number of conditions. The obligations of all parties to the purchase agreement include, among other things:

         - the purchase agreement must be approved by the CollegeLink.com stockholders;

         - the representations and warranties of all parties to the purchase agreement must be true as of the date of the completion of the sale of assets; and

         - the covenants of the parties that are to be performed prior to the closing must be performed prior to the closing.

         In addition, TMP's obligation to complete the acquisition depends on the satisfaction of the following conditions, among other things:

         - no court order or other legal restraint or proceeding that would prevent the completion of the sale of assets can be in effect or pending;

         - Patrick O'Brien and Bradford Baker, two CollegeLink consultants who were formerly officers of CollegeLink com, and a current employee of CollegeLink will have entered into employment agreements with TMP;

         - Gerald Paxton, a consultant of CollegeLink.com, will have entered into a consulting agreement with TMP;

         - Richard Fisher, the chairman and sole executive officer of CollegeLink.com, and Kevin High, a director of CollegeLink.com, will have entered into noncompetition and nonsolicitation agreements with TMP;

         - CollegeLink and PNC Bank will have entered into an amendment to their Marketing Services and Administrative Agreement that is satisfactory to TMP;

         - CollegeLink will have entered into an agreement releasing TMP and affiliated entities from all potential claims including those relating to the lawsuit that the former stockholders of ECI brought against CollegeLink and certain other claims relating to the purchase agreement and the working capital loans from TMP; and

         - The former stockholders of ECI will have entered into agreements releasing TMP and affiliated entities from all potential claims including those relating to the lawsuit that they brought against CollegeLink and certain other claims relating to the purchase agreement and the working capital loans from TMP to CollegeLink.

         TMP may in its sole discretion waive any of the foregoing closing conditions.

         Termination of the Agreement

         The purchase agreement may be terminated prior to its completion if:

         - both CollegeLink and TMP consent to the termination of the purchase agreement;

         - one party causes a material breach of the purchase agreement and the non-breaching party decides to terminate the purchase agreement;

         - the stockholders of CollegeLink.com do not approve the sale of assets; or

         - the closing of the sale of assets has not occurred by June 20, 2001, and either party decides to terminate the purchase agreement (so long as the terminating party is not responsible for the failure of the transaction to close by such date).

         CollegeLink Board's Right to Terminate In Case It Receives a More Attractive Proposal

         In addition to the events that permit termination listed above, the CollegeLink.com board of directors can terminate the purchase agreement if, before the closing, it receives a proposal for a business combination or sale of assets that is more beneficial to the

CollegeLink.com stockholders, such that the exercise of the board's fiduciary duties requires it to pursue the proposal. If CollegeLink.com terminates the purchase agreement for this reason, then CollegeLink.com will be obligated to pay TMP $300,000.

         Indemnification

         The purchase agreement provides that all of TMP's representations and warranties and most of CollegeLink's representations and warranties will survive and remain in effect for eighteen months after the closing and that some of CollegeLink's representations and warranties will survive and remain in effect indefinitely. As part of the sale of assets, CollegeLink and TMP agree to indemnify each other for damages incurred by one party due to the breach of a representation or warranty or non-fulfillment of a covenant by the other party. CollegeLink will also indemnify TMP for damages incurred by TMP and arising from the liabilities that were not transferred to TMP in connection with the sale of assets, including the contingent liability for the pending lawsuit between the former ECI stockholders and CollegeLink. Neither party shall be entitled to indemnification by the other party for damages less than $75,000, unless the damages are incurred by TMP and relate to the lawsuit between the former ECI stockholders and CollegeLink in which case TMP will be entitled to recover the full amount of such damages subject only to limitations on the aggregate amount. If a party incurs damages above $75,000, that party will be entitled to recover the full amount of such damages subject only to limitations on the aggregate amount. CollegeLink's maximum aggregate liability under the purchase agreement will not exceed 45% of the purchase price paid by TMP.

         Escrow

         At the closing, TMP will deposit into an escrow account an amount of cash equal to 10% of the purchase price and deposit into a second escrow account an amount of cash equal to the product of $3,500,000 and a fraction whose denominator is 1,012,676 and whose numerator is the sum of the shares owned by the former ECI stockholders who do not deliver releases to TMP at the closing. (As indicated above in "Conditions to the Purchase", TMP has no obligation to consummate the sale of assets if it does not receive releases from 100% of the former ECI stockholders.) The terms of the escrow arrangement will be set forth in an escrow agreement between CollegeLink, TMP and an escrow agent acceptable to CollegeLink and TMP. The escrowed cash will serve as security for potential indemnity claims of TMP against CollegeLink. Any cash in the first escrow account that has not been claimed by TMP by the 18-month anniversary of the closing will be released to CollegeLink.com promptly after such anniversary, subject to a holdback for any claims that are unresolved at such time. Any cash that remains in the second escrow account will be released to CollegeLink.com after (i) CollegeLink has resolved the claims of the former ECI stockholders,
(ii) CollegeLink has obtained releases from all of the former ECI stockholders, or (iii) the expiration of the applicable statutes of limitations for all claims that could have been raised by the former ECI stockholders against TMP, subject to a holdback for any claims that are unresolved at such time.

         Closing

         If all of the conditions to the purchase agreement are satisfied or waived, then the parties intend to complete the sale of assets as soon as practicable after CollegeLink.com's stockholders approve the transaction. If CollegeLink.com's stockholders approve the transaction, we believe that the sale of assets will close within three business days following such approval.

         Noncompetition

         The purchase agreement contains noncompetition provisions that will restrict CollegeLink's activities for the first three years after the closing of the TMP transaction. During the noncompetition period, none of CollegeLink or any of CollegeLink's officers, directors, employees or agents will own, operate or otherwise assist any other company that engages in the types of businesses that CollegeLink intends to transfer to TMP under the purchase agreement. Furthermore, none of CollegeLink or any of CollegeLink's officers, directors, employees or agents will solicit any of TMP's customers or employees during the noncompetition period.

USE OF PROCEEDS

         If the sale of assets to TMP is approved by the CollegeLink.com stockholders, CollegeLink's principal asset after the closing will be the cash received in the sale. CollegeLink has separately entered into agreements with former officers Patrick O'Brien and Bradford Baker that will require CollegeLink to pay them approximately $812,500 soon after the closing of the sale of assets. After taking into account the estimated purchase price reduction of approximately $1,600,000 and the payments to Messrs. O'Brien and Baker of approximately $812,500, the sale proceeds will be reduced to approximately $2,987,500. If CollegeLink agrees to make the $200,000 severance payment demanded by consultant Gerald Paxton, the proceeds would be reduced to approximately $2,787,500. Separately, a group of CollegeLink stockholders commenced a class action lawsuit against CollegeLink and its officers and directors on April 12, 2001, for claims arising in connection with CollegeLink's acquisition of ECI, Inc. on August 10, 1999. (See "Legal Proceedings" on page 13.) If the former ECI stockholders were able to prove every claim listed in their complaint, CollegeLink would have to pay them all of the proceeds from the TMP transaction. The pro forma financial statements of CollegeLink, which give effect to the sale of assets to TMP and the transactions with CollegeLink-related parties, are included with financial statements provided with this proxy statement.

         Except as described in the preceding paragraph, CollegeLink.com will not distribute any portion of the sale proceeds to the CollegeLink.com stockholders. TMP required that this transaction be structured as a sale of assets where only scheduled assets and liabilities would be transferred from CollegeLink to TMP and all of the consideration would be paid by TMP to CollegeLink.com. The board of directors of CollegeLink.com considered whether to immediately liquidate CollegeLink after the sale and distribute the sale proceeds to the stockholders. The board decided that an immediate liquidation and distribution would not be in the best interest of all of the stockholders because the eight holders of preferred stock have a liquidation preference for the first $8,600,000 to be distributed. After paying any creditors and the holders of preferred stock, it is unlikely that there would be any assets for CollegeLink.com to distribute to the holders of common stock.

           CollegeLink will examine business opportunities as they arise including opportunities to acquire other companies, be acquired by other companies, or develop new businesses. CollegeLink's stockholders will be entirely dependent upon management to identify and pursue business opportunities. There can be no assurance that management will be successful in identifying business opportunities or acquisitions, or, if management does identify such opportunities that it can successfully complete them.

OPINION OF ROTH CAPITAL PARTNERS, INC.

         CollegeLink engaged Roth Capital Partners, Inc. ("Roth Capital") to render an opinion as to the fairness from a financial point of view to the CollegeLink stockholders of the sale of CollegeLink's assets to TMP. Roth Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, strategic transactions, negotiated underwritings and private placements and also determines valuations for corporate and other purposes. Roth Capital was selected because of their familiarity with CollegeLink and its industry. A predecessor firm of Roth Capital was the lead underwriter of a public offering for CollegeLink. On May 2, 2001, Roth Capital rendered an opinion to the CollegeLink board that, subject to the qualifications and limitations set forth in the opinion, the sale of CollegeLink's assets to TMP is fair to the CollegeLink stockholders from a financial point of view. No limitations were placed on Roth Capital by the CollegeLink board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

         The full text of the Roth Capital fairness opinion is attached to this proxy statement as Appendix B and is incorporated in this proxy statement by reference. CollegeLink stockholders are urged to read the opinion in its entirety for the assumptions made, procedures followed, matters considered and limits of Roth Capital's review. This discussion of the Roth Capital opinion is qualified in its entirety by references to the full text of the Roth Capital opinion. Roth Capital's opinion was prepared for the CollegeLink board of directors and is directed only to the fairness from a financial point of view to the CollegeLink stockholders of the sale of assets under the purchase agreement and does not constitute a recommendation to any CollegeLink stockholder as to how to vote at the special meeting of CollegeLink's stockholders.

         In arriving at its opinion, Roth Capital, among other things, reviewed and analyzed: (1) CollegeLink's strategic financing options in the context of the current state of the market for public and private equity; (2) CollegeLink's historical and projected pro forma financial statements; (3) CollegeLink's public filings; (4) the amended and restated asset purchase agreement between CollegeLink and TMP; and (5) the employment agreements proposed to be entered into by TMP and certain individuals in connection with the asset purchase. In addition, Roth Capital interviewed CollegeLink's senior management regarding both its financial flexibility and prospects. In arriving at its conclusions, Roth Capital: (1) reviewed certain publicly available information of companies which it believed to be comparable to CollegeLink; (2) reviewed the trading history of CollegeLink's common stock in comparison to the trading history of other companies that it deemed relevant; (3) compared the historical, present and projected financial performance and valuation of CollegeLink in comparison with other companies that it deemed relevant; (4) evaluated the discounted cash flow of CollegeLink based on projected financial data furnished to it by CollegeLink; and (5) compared the valuation of CollegeLink with other companies that it deemed relevant.

         In performing its analysis and rendering its opinion, Roth Capital relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Roth Capital further relied upon assurances of management of CollegeLink and TMP that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of CollegeLink, Roth Capital assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the management team. Roth Capital assumed that there has been no material change in the assets, financial condition, results of operations, business or accounts of CollegeLink as to all legal and financial and reporting matters with respect to its business units, the sale of assets and the purchase agreement. Roth Capital did not make or obtain any evaluations or appraisals of the assets or liabilities of CollegeLink. For the purposes of its opinion, Roth Capital also assumed that CollegeLink was not a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the proposed transaction with TMP and other transactions that occurred in the ordinary course of conducting its business. Roth Capital's opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary set forth below of the analyses performed by Roth Capital does not purport to be a complete description of the presentation by Roth Capital to the CollegeLink board. In arriving at its opinion, Roth Capital did not attribute any particular weight to any one analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Roth Capital believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses without considering all factors and analyses could create an incomplete view of the analytical framework supporting Roth Capital's presentation to the CollegeLink board and the written fairness opinion. In performing the analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CollegeLink. The analyses performed by Roth Capital and summarized below are not necessarily indicative of actual values or actual future results that may be significantly more or less favorable than suggested by those analyses. Additionally, analyses relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

         Roth Capital considered whether the consideration that TMP has offered for substantially all of CollegeLink's assets is fair from a financial point of view to the CollegeLink stockholders. For purposes of its analyses, Roth Capital evaluated CollegeLink's two principal business units on a stand-alone basis. Roth Capital's analysis used a range of potential values upon closing, given market conditions and expectations at the time that it delivered its opinion to the CollegeLink board of directors. The following is a brief summary of selected financial analyses performed by Roth Capital in connection with the preparation of its opinion.

         Discounted Cash Flow Analysis: Roth Capital performed a discounted cash flow analysis to arrive at one measure of CollegeLink's value. Since the majority of CollegeLink's cash flow in the intermediate term is likely to be generated from its Making It Count division, Roth Capital analyzed the Making It Count business separately from CollegeLink's other lines of business. Roth Capital projected cash flows through 2004 using estimates provided by CollegeLink management. Roth Capital then estimated that the Making It Count division's weighted average cost of capital was in the range of 40% to 50% with a single point estimate of 41.6%. Roth Capital then discounted projected cash flows through 2004 by the weighted average cost of capital and arrived at a range of values for the Making It Count division between $4,700,000 and $5,700,000 with a single point estimate of $5,200,000.

         Comparable Company Analysis: Roth Capital also evaluated the purchase price for the CollegeLink assets by comparing it to the market and enterprise valuations of comparable companies after making adjustments for differences in the sizes of the companies and other factors. Recognizing the differences between CollegeLink's distinct lines of business, Roth Capital analyzed the Making It Count division separately from CollegeLink's online services business unit (the "CollegeLink Division").

         The four public companies that Roth Capital considered to be comparable to the Making It Count division are:

         ADVO, Inc.
         Acxiom Corporation
         Hartke Hanks Inc.
         Valassis Communications

         Each of these comparable companies is a traditional marketing company.

         A comparison of several standard financial ratios reveals that the proposed purchase price for the CollegeLink assets is consistent with the market and enterprise values of the four comparable companies, adjusted for company-specific factors, one of the most important of which is Making It Count's modest size relative to the comparable companies. The compared ratios include: (1) equity value as a multiple of projected revenues, using CollegeLink's equity value, which is the value of the total shares outstanding times the recent share price, and (2) enterprise value as a multiple of revenue, using CollegeLink's enterprise value, which is the equity value plus CollegeLink's debt outstanding less cash on the balance sheet. The comparable companies had an average revenue multiple of 1.7 times expected 2001 revenues and 1.5 times expected 2002 revenues. Roth Capital concluded that the value of the Making It Count division should be discounted by 40% relative to these comparable companies, all of which are profitable and larger than Making It Count. After discounting by 40%, Roth Capital concluded that the appropriate multiple for Making It Count is 1.0 times 2001 revenues and 0.9 times 2002 revenues. This results in an implied gross equity value of $4,600,000 to $6,500,000 and an implied enterprise valuation of $4,900,000 to $5,900,000.

         Roth Capital performed a similar analysis with respect to the CollegeLink Division. The publicly traded companies that were compared to the CollegeLink Division were:

         24/7 Media, Inc.
         Avenue A, Inc.
         Doubleclick, Inc.
         Engage, Inc.
         L90, Inc.
         Mypoints, Inc.
         NetCentives, Inc.

         Each of these comparable companies is a publicly traded e-marketing company.

         Roth Capital calculated the ratios of the total market capitalization and enterprise values of these other companies relative to their expected 2001 and 2002 revenues and then compared those ratios to those of the CollegeLink Division. The comparable companies had an average revenue multiple of 1.5 times estimated 2001 revenues and 1.1 times expected 2002 revenues. Roth Capital concluded that the value of the CollegeLink Division should be discounted by 40% relative to these comparable companies, all of which are larger than the CollegeLink Division. After discounting by 40%, Roth Capital concluded that the appropriate multiple for the CollegeLink Division is 0.9 times 2001 revenues and
0.7 time 2002 revenues. This leads to an implied gross equity value of the CollegeLink Division in the range of $500,000 to $800,000 and an implied enterprise valuation of $800,000 to $1,100,000.

         Roth Capital then combined the values of the Making It Count division with the CollegeLink Division. This yielded an implied equity value of $5,300,000 to $6,800,000. Accordingly, Roth Capital concluded that the purchase price that TMP has proposed to pay to CollegeLink is relatively favorable to CollegeLink's stockholders.

         We agreed to pay a fee of $100,000 to Roth Capital in connection with its opinion to our board. We also agreed to reimburse Roth Capital for its out of pocket expenses and agreed to indemnify Roth Capital for liabilities it might incur in connection with the assignment. No portion of the fee we paid to Roth Capital was contingent upon the conclusion reached in its opinion.

         A predecessor firm of Roth Capital was the lead underwriter of a public offering of CollegeLink common stock that closed on January 24, 2000. The January offering generated gross proceeds to CollegeLink of approximately $8,800,000 and approximately $1,056,000 of discounts, fees and commissions for Roth Capital. On February 28, 2000, Roth Capital exercised its option to purchase an additional 330,000 shares of CollegeLink Common Stock, for which it earned additional discounts, fees and commissions of approximately $158,400.

         We have not agreed to engage Roth Capital to provide any services to us in the future.

NO CHANGES TO THE RIGHTS OF SECURITY HOLDERS; NO DISSENTER'S RIGHTS

         Our stockholders will not experience any change in their rights as stockholders as a result of the sale of substantially all of our assets. Dissenting stockholders will not have appraisal rights under Delaware law or under CollegeLink's Certificate of Incorporation or By-laws.

FEDERAL INCOME TAX CONSEQUENCES

         The sale of substantially all of our assets to TMP is a transaction taxable to CollegeLink. However, we believe that the transaction will result in a loss for CollegeLink and that CollegeLink will not need to pay any taxes in connection with the sale.

         The sale of CollegeLink's assets to TMP will not cause any federal income tax consequences for CollegeLink's stockholders.

ACCOUNTING TREATMENT

         For accounting purposes, we will treat the sale of substantially all of our assets as the sale of our investments in ECI, Inc., Student Success, Inc. and Online Scouting Network, Inc. Most of our assets were obtained by us in connection with our acquisitions of ECI, Inc. on August 10, 1999, and Student Success, Inc. on February 17, 2000, and a licensing transaction with Online Scouting Network, Inc. on March 20, 2000. Our cost for the ECI acquisition was approximately $8,038,000, including payment of cash, common stock and preferred stock and the assumption of liabilities. Our cost for the Student Success acquisition was approximately $8,644,000, including payment of cash and common stock and the assumption of liabilities. Our cost for the OSN transaction was approximately $1,028,000, including the payment of cash and common stock. After taking into account accumulated amortization of $900,354 as of December 31, 2000, a goodwill impairment charge of $12,817,556 as of December 31, 2000, and additional accumulated amortization of $73,205 as of March 31, 2001, the carrying value of our investments in these companies was $3,920,448 as of March 31, 2001. After subtracting the carrying value of the assets that we have agreed to transfer to TMP ($3,920,448 as of March 31, 2001) from the total consideration that we expect to receive from TMP ($3,800,000 before the payment of post-closing obligations to CollegeLink-related parties) we expect to incur a loss of approximately $120,448 in connection with this transaction. The reasons for the decline in the value of our assets include (1) the decreased demand for Internet-related assets, (2) the sharp increase in the number of undercapitalized Internet businesses that were offering to sell their assets, and (3) our lack of working capital, which significantly limited our bargaining power.

                                  OTHER MATTERS

TRANSACTIONS WITH O'BRIEN, BAKER AND PAXTON

         CollegeLink has entered into an agreement (the "redemption agreement") with two former CollegeLink officers that requires CollegeLink to redeem their CollegeLink stock and pay them bonuses with a portion of the proceeds from the TMP transaction.

         The two former CollegeLink officers are Patrick O'Brien and Bradford Baker. Messrs. O'Brien and Baker were the founders and, together with a trust for the benefit of Mr. O'Brien's family, the sole stockholders of Student Success, Inc., which was acquired by CollegeLink in February 2000 and currently operates as CollegeLink's Making It Count division. After the Student Success acquisition, Mr. O'Brien served as chief executive officer of CollegeLink.com until September 2000 and Mr. Baker served as president of CollegeLink.com until September 2000. Messrs. O'Brien and Baker have been serving as paid consultants to CollegeLink since they resigned as officers. They are each paid fees at the rate of $135,000 per year, and they are each eligible for bonuses based on the performance of the Making It Count division. Their consulting arrangements with CollegeLink will terminate upon the closing of the sale of assets to TMP.

         Some of the reasons for the redemption agreement relate to the circumstances of the acquisition of Student Success. CollegeLink signed a merger agreement with Student Success and Messrs. O'Brien and Baker on October 20, 1999. At the time, the parties anticipated that CollegeLink would pay the Student Success stockholders a portion of the proceeds raised in a public offering of CollegeLink stock that ultimately closed on January 24, 2000. When the January 2000 offering did not raise as much cash as the parties had expected, CollegeLink decided to conserve cash by renegotiating the merger agreement. Under the amended merger agreement, Messrs. O'Brien and Baker agreed to accept 500,000 shares of CollegeLink common stock (then trading at approximately $4.00 per share) in lieu of $1,000,000 of cash.

         While CollegeLink was soliciting offers for its assets in the fall of 2000, Messrs. O'Brien and Baker informed CollegeLink that they would only agree to work for the ultimate buyer if CollegeLink agreed to share with them a portion of the sale proceeds. After receiving the TMP offer, which was conditioned upon the employment of Messrs. O'Brien and Baker, CollegeLink agreed to pay them 15% of the proceeds from the sale of the Making It Count assets in exchange for all of the shares of CollegeLink common stock that were owned or controlled by either of them. CollegeLink and Messrs. O'Brien and Baker agreed that, for purposes of determining payments to O'Brien and Baker, $4,000,000 of the $5,400,000 purchase price was attributable to CollegeLink's Making It Count division. Accordingly, CollegeLink has agreed to pay to Messrs. O'Brien and Baker, from the proceeds of the sale of the Making It Count division to TMP, $600,000 for their 1,625,000 shares. The redemption price of $.037 per share payable by CollegeLink for the shares of Common Stock held by Messrs. Baker and O'Brien represents a premium of approximately $0.21 per share above CollegeLink's closing price on the date the purchase agreement was first approved by CollegeLink's board of directors. Messrs. Baker and O'Brien have agreed to vote all of the CollegeLink shares that they own or control in favor of the sale of assets to TMP. The proposal to sell CollegeLink's assets to TMP requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. The shares owned or controlled by Messrs. O'Brien and Baker represent approximately 9.8% of the total number of shares that are eligible to be voted at the special meeting.

         In addition to redeeming their CollegeLink shares, Messrs. O'Brien and Baker required, and CollegeLink agreed, to pay bonuses to Messrs. O'Brien and Baker and to certain key employees of the Making It Count division. Any such bonuses will be subject to the closing of the sale to TMP. At the time of the TMP closing, Messrs. O'Brien and Baker will each receive $31,250 to discharge any performance bonuses due to them under their CollegeLink employment and consulting agreements and $75,000 for their agreement to accept employment with TMP. Employees of the Making It Count division will receive bonuses at the closing in the aggregate amount of $125,000.

         If the sale of assets to TMP is consummated, Messrs. Baker and O'Brien will each become Vice Presidents of TMP reporting to Senior Vice Presidents of TMP. They will each be paid an initial base salary of $165,000 per year and will be eligible to receive a bonus of up to $41,250 at the end of 2001, based on the performance of certain goals in the discretion of TMP. Messrs. O'Brien and Baker will each be awarded an option to purchase 8,000 shares of TMP common stock, at an exercise price equal to the Nasdaq closing price on the date of grant, and each option will vest in four equal installments over four years.

         Gerald Paxton was a founder of ECI, Inc., which was acquired by CollegeLink on August 10, 1999. Mr. Paxton has served as a consultant of CollegeLink since August 10, 1999. TMP has made it a condition to the closing of the purchase agreement that Mr. Paxton must enter into a consulting agreement with TMP at the closing. If the sale of assets to TMP is consummated, Mr. Paxton expects CollegeLink to pay him approximately $200,000 in connection with the termination of his consulting agreement with CollegeLink and for his agreement to provide consulting services to TMP. CollegeLink has not agreed to make any payment to Mr. Paxton. Mr. Paxton and TMP have not yet reached agreement on the terms of his proposed consulting arrangement with TMP.

         Mr. Paxton is a member of the group of former ECI stockholders who commenced a class action lawsuit against CollegeLink and its officers and directors on April 12, 2001. (See "Legal Proceedings" on page 13.) Mr. Paxton was a director of ECI until it was acquired by CollegeLink and he owned approximately 30% of ECI's outstanding common stock. If the class of former ECI stockholders is able to obtain an award of damages or settlement from CollegeLink, then it is possible that Mr. Paxton would receive approximately 30% of any such award or payment.

         Messrs. O'Brien, Baker and Paxton were involved in CollegeLink's initial discussions with TMP. When CollegeLink representatives first met with TMP representatives on May 10, 2000, Mr. O'Brien was the chief executive officer of CollegeLink and Mr. Baker was the president. Although CollegeLink's chairman Mr. Fisher was solely responsible for all negotiations concerning the sale of CollegeLink's assets, Messrs. O'Brien, Baker and Paxton met with TMP representatives and were instrumental in enticing TMP to make an offer. If the proposed sale to TMP is consummated, Messrs. O'Brien, Baker and Paxton will benefit from their employment and consulting arrangements with TMP and from their redemption, termination and bonus arrangements with CollegeLink.

CORPORATE NAME CHANGE

         One of the assets that CollegeLink has agreed to sell to TMP is its right to the name "CollegeLink.com". If the CollegeLink stockholders approve the sale of assets to TMP in accordance with the purchase agreement, then it will be necessary for CollegeLink to change its name. The Board of Directors has proposed that CollegeLink change its name to "Cytation Corporation". The name change must be approved by the CollegeLink stockholders. If the CollegeLink stockholders approve the name change at the special meeting, then the officers of CollegeLink will effect the name change prior to the closing of the sale of assets by filing a certificate of amendment to CollegeLink's certificate of incorporation with the Delaware Secretary of State.

INTERIM FINANCING FROM TMP

         TMP has advanced $925,000 to CollegeLink to cover CollegeLink's operating deficits from November 30, 2000, through March 2001. The first four outstanding advances are evidenced by an interest-bearing promissory note dated November 30, 2000, in the principal amount of $250,000, a second interest-bearing promissory note dated December 15, 2000, also in the principal amount of $250,000, a third interest-bearing promissory note dated February 16, 2001, also in the principal amount of $250,000, and a fourth interest-bearing promissory note dated February 26, 2001, in the principal amount of $75,000. All of the first four outstanding notes become due on the first to occur of (1) the closing of the sale of assets to TMP, (2) the date (if any) that CollegeLink terminates the purchase agreement, or (3) the date four months after the date (if any) that TMP terminates the purchase agreement. CollegeLink's obligation to repay these four term notes is secured by a lien on all of CollegeLink's assets.

         A fifth advance, for $100,000, was made on March 20, 2001, under a $350,000 line of credit from TMP. CollegeLink estimates that it will need to borrow an additional $225,000 to support its operations through the closing. TMP has no obligation to make any advances under the line of credit, but might do so from time to time upon the request of CollegeLink, in TMP's sole discretion. The line of credit is evidenced by an interest-bearing promissory note. The note is payable upon demand and is secured by a lien on all of CollegeLink's assets and a pledge of the stock of CollegeLink Corporation.

         If the advances from TMP are not repaid at the closing then they will be assumed by TMP at the closing. As described in "Terms of Transaction" above, the purchase price payable to CollegeLink will be reduced by the amount that the assumed liabilities exceed CollegeLink's tangible and certain other assets.

         TMP is under no obligation to advance any funds to CollegeLink under the $350,000 demand note, the purchase agreement or otherwise. CollegeLink has received no assurances from TMP or any other entity that it will obtain the necessary financing to continue operations until the closing of the sale of assets.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the CollegeLink's voting securities as of April 1, 2001, by (i) each person or entity known to us to own beneficially five percent or more of any series of preferred stock and common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown.

COMMON STOCK:

                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY
                NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED (2)
                ---------------------------------------                          ---------
EER Systems, Inc...................................................           1,587,001 (3)                    10.3%
         3750 Centerview Drive
         Chantilly, Virginia 20151
Kevin J. High......................................................           1,531,164 (4)                    9.7%
Richard A. Fisher..................................................           1,212,662 (5)                    7.7%
PNC Investment Corp................................................           1,000,000 (6)                    6.1%
         One PNC Plaza
         249 Fifth Avenue
         Pittsburgh, Pennsylvania 15222
Mark Rogers........................................................             171,420 (7)                    1.1%
All directors and executive officers as a group                               2,915,246 (8)                    18.0%
   (3 persons)......................................................

----------------------
(1) Unless otherwise noted, each stockholder's address is c/o CollegeLink.com Incorporated, 251 Thames Street, Bristol, Rhode Island 02809.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable by May 30, 2001 (60 days after April 1, 2001), are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 15,366,660 shares of common stock outstanding on April 1, 2001, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(3)      Includes 86,476 shares owned by affiliates of EER Systems.

(4) Includes 471,098 shares of common stock held jointly with his wife, 17,295 shares of common stock held by each of his two minor children, 143,000 shares of common stock held by a limited liability company of which his wife is a managing member, and 414,412 shares of common stock subject to options exercisable by May 30, 2001.

(5) Includes 781,479 shares of common stock held by Karen B. Fisher, the wife of Richard A. Fisher, and 414,412 shares of common stock issuable upon exercise of stock options issued to Richard A. Fisher, which are exercisable by May 30, 2001.

(6) Includes 1,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock.

(7) Includes 10,000 shares of common stock subject to options exercisable by May 30, 2001.

(8) Includes 838,824 shares of common stock subject to options exercisable by May 30, 2001.

PREFERRED STOCK:
----------------

                                                                              NUMBER OF SHARES
                                                                                 BENEFICIALLY
                       NAME OF BENEFICIAL OWNER                                   OWNED (1)
                       ------------------------                                   ---------
     PNC Investment Corp............................................            1,000,000 (3)                       46.7%
           One PNC Plaza
           249 Fifth Avenue
           Pittsburgh, PA 15222
     Provident Accident and Insurance Co............................             750,000 (4)                        35.0%
           One Fountain Square
           Chattanooga, TN 37402
     Bost & Co......................................................             250,000 (5)                        11.7%
           c/o North American
            Management Corp.
           Ten Post Office Square
           Suite 300
           Boston, MA 02109

---------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of preferred stock owned by such person, subject to community property laws where applicable.

(2) Based on 2,140,000 shares of preferred stock outstanding as of December 13, 2000, including Series A Preferred Stock and Series C Preferred Stock.

(3) Consists of 1,000,000 shares of Series C Preferred Stock. The Series C Preferred Stock does not have voting rights (except with respect to the election of one director under certain circumstances) but is convertible into Common Stock. See "Common Stock" table.

(4)      Consists of 750,000 shares of Series A Preferred Stock.

(5)      Consists of 250,000 shares of Series A Preferred Stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The information set forth below should be read in connection with the financial statements and notes thereto, as well as other information contained in this proxy statement which could have a material adverse effect on our financial condition and results of operations.

RESULTS OF OPERATIONS

         Fiscal Year Ended June 30, 2000, Compared to Fiscal Year Ended June 30, 1999

         Revenue: Revenues were approximately 196% greater in the year ended June 30, 2000 than for the previous year and shows the significance of the shift in business focus of CollegeLink over the past year as a result of the acquisitions of ECI in August 1999 and Student Success in February 2000. We generated revenue of approximately $273,000 from businesses that we discontinued in the fiscal year ended June 30, 2000. We realized a gain of approximately $513,000 on the sales of these businesses. We derived the balance of revenue in the amount of approximately $1,366,000 from our high school and college programs, including principally the "Making It Count" programs.

         Cost of Revenues: Our cost of revenues was approximately $735,000 in the year ended June 20, 2000, which we incurred entirely in the operation and administration of the "Making It Count" programs. We accounted for all expenses incurred in operating our businesses in the year ended June 30, 1999, as operating Expenses and not as Cost of Revenues.

         Operating Expenses: Operating expenses for the year ended June 30, 2000, were approximately 200% higher than the previous year. This increase is attributable principally to our acquisition of ECI and Student Success, a corresponding change in our overall business and a substantial increase in the scope of operations. In particular, this increase reflects a 1,042 percent increase in sales and marketing expenses (to approximately $4,000,000 from $350,000), which reflects (i) the cost of extensive marketing programs and campaigns to expand and commercialize the number of admission cycle services offered by CollegeLink, and (ii) an increase in the number of "Making It Count" programs to three and an expansion of their reach by as much as 500%. In addition, we experienced a nearly 600% increase in depreciation and amortization of goodwill incurred as a result of the acquisitions of ECI and Student Success; and a 74% increase in general and administrative expenses resulting principally from the acquisitions of ECI and Student Success.

         Income: As a result of all of the above, the operating loss for the year ended June 30, 2000, was $8,300,000, an increase of $5,700,000 or 216% from $2,600,000 for the comparable period in 1999.

         Six Months Ended December 31, 2000, Compared to the Six Months Ended December 31, 1999

         Revenue: Revenues were approximately 200% greater in the six months ended December 31, 2000, than for the previous year and shows the significance of the shift in business focus of CollegeLink over the past year as a result of the acquisitions of ECI in August 1999 and Student Success in February 2000. Our web site hosting and web services business was discontinued in year ended December 1999, and therefore no significant related revenue has been recorded this period. We derived the balance of revenue in the amount of approximately $1,328,000 principally from our high school and college programs, including the "Making It Count" programs.

         Cost of Revenues: Our cost of revenues was approximately $1,303,126 in the six months ended December 31, 2000, which we incurred entirely in the operation and administration of the "Making It Count" programs. We accounted for all expenses incurred in operating our businesses in the six months ended December 31, 1999, as operating Expenses and not as Cost of Revenues.

         Operating Expenses: Operating expenses for the six months ended December 31, 2000, were approximately 15% lower than the previous related six-month period. This decrease is attributable to a significant reduction of our personnel in both technology and marketing departments, and reduced technological development and marketing expenditures. Our total technology expenditures were decreased by 78% from $1,474,378 in the six months ended December 31, 1999 to $331,119 in the six months ended December 31, 2000. In addition, our marketing expenditures for the same two periods decreased by 64% from $1,843,891 to $657,679. Our general & administrative expenditures increased by 145% from $1,119,145 to $2,744,068 as a result of increased overhead relating to the administration of our Making It Count programs, which occurred after December 31, 1999, and an increase in the scope of our operations.

         Income: As a result of all of the above, the operating loss for the six months ended December 31, 2000, was $17,300,000, an increase of 318% or $13,200,000 for the comparable period in 1999. CollegeLink incurred a charge in the six-month period ending

December 31, 2000, for goodwill impairment of $12,800,000. This is included in the above-mentioned operating loss for the respective period.

         Quarter Ended March 31, 2001 Compared to Quarter Ended March 31, 2000

         Revenue. Revenues were approximately 160% greater in the three months ended March 31, 2001 than for the three months ended March 31, 2000, an increase of $835,670 to $1,345,508 from $509,838. This increase is attributable to the shift in our business focus as a result of the acquisitions of ECI, Inc. in August 1999 and Student Success, Inc. in February 2000 to the provision of online and offline services to students at transition points in their academic careers. We derived substantially all of our revenue in the three months ended March 31, 2001 in the amount of $1,301,182 from our high school and college "Making It Count" programs.

         Cost of Revenues. Our cost of revenues was approximately $905,038 in the three months ended March 31, 2001, all of which was incurred in connection with the operation and administration of our "Making It Count" programs. This significant increase compared to the three months ended March 31, 2000 is due to the substantial variable cost of running the "Making It Count" programs and an increase in the base of students being presented to.

         Operating Expenses. Operating expenses for the three months ended March 31, 2001 were approximately 23% less than for the three months ended March 31, 2000, a decrease of $498,640 to $1,670,291 from $2,168,931. This decrease is partially attributable to a reduction of our marketing and technology personnel as well as reduced technological development and marketing expenditures. Our technology expenditures decreased by 86% to $31,263 from $222,610 and marketing expenditures decreased by 65% to $139,368 from $399,834. Depreciation and amortization decreased as a result of goodwill impairment incurred in the previous quarter ending December 31, 2000. Our general and administrative expenses increased 10% to $1,337,834 from $1,207,775.

         Income. The operating loss for the three months ended March 31, 2001 was approximately $1,246,375 compared to a loss of $1,628,876 for the three months ended March 31, 2000, a decrease of $382,501.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used in operating activities was $386,938 for the three-month period ended March 31, 2001 and $1,048,091 for the three-month period ended March 31, 2000. As of March 31, 2001, CollegeLink had negative working capital of $2,529,332 compared to positive working capital of $3,894,584 as of March 31, 2000.

         TMP has advanced $925,000 to CollegeLink and has indicated that it may continue to fund operating deficits through the closing. CollegeLink estimates that it will need to borrow an additional $225,000 to support its operations through the closing. Some of these advances may have to be repaid at the closing through a reduction in the purchase price for the assets. TMP's advances are evidenced by interest bearing promissory notes and are secured by a lien on all of CollegeLink's assets.

         Without the interim funding from, and the planned sale of assets to TMP, there is substantial doubt as to CollegeLink's ability to continue as a going concern. If the proposed sale of assets to TMP is not successfully consummated, CollegeLink expects that it may have to liquidate and may have to seek protection of the bankruptcy courts, in which event, the holders of CollegeLink.com's common stock and preferred stock should not expect to receive any payment on their securities in the ensuing liquidation of CollegeLink.

         CollegeLink considered whether or not to liquidate CollegeLink and distribute the proceeds to its stockholders. CollegeLink decided that such a liquidation and distribution would not be in the best interests of its common stockholders because its preferred stockholders have a liquidation preference of approximately $8,600,000. As a result, all proceeds from the sale of assets to TMP that would be available for distribution to stockholders would be paid to the preferred stockholders.

         If the sale of assets to TMP is approved by the CollegeLink.com stockholders, CollegeLink's principal asset immediately after the closing will be the cash received in the sale. The sale of assets will significantly reduce CollegeLink's operating expenses. In the near term, CollegeLink will maintain a single office of approximately 1,500 square feet and a full-time staff of three employees. CollegeLink will examine business opportunities as they arise.

         We anticipate a monthly burn rate of approximately $65,000 for CollegeLink if the proposed transaction is consummated. The following assumptions were used to calculate the monthly burn rate: (1) salary and related payments for base obligations to Richard Fisher and Kevin High pursuant to existing employment agreements each has with CollegeLink; (2) the current salary payment to CollegeLink's administrative assistant; (3) actual rent and common area charges under CollegeLink's lease for its premises in Bristol,

Rhode Island; (4) utility and general expenses based on the previous three months at CollegeLink's premises in Bristol, Rhode Island; (5) insurance premiums based on existing policies for property, casualty, liability and officers and directors liability insurance; (6) legal and accounting fees based on previous expenditures, including those related to CollegeLink's reporting requirements under the Securities Exchange Act of 1934, reduced to reflect the expected reduced business activities of CollegeLink after the sale of its assets; and (7) anticipated travel expenses relating to reviewing business opportunities.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

         We do not provide forecasts of our future financial performance. However, from time to time, information we provide in statements made by our employees or officers may contain "forward-looking" information that involves risks and uncertainties. In particular, statements contained in this Proxy which are not historical facts constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate", "continue", and similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future operating results or financial condition; or (3) state other "forward-looking" information. Various factors listed below, as well as any cautionary language in this Proxy, provide examples of risks, uncertainties and events that may cause our actual results to be materially worse than the expectations we describe in our forward-looking statements.

         Each forward-looking statement should be read in conjunction with the consolidated financial statements and notes thereto in this proxy statement and with the information contained therein, the factors set forth below, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in CollegeLink's Annual Report on Form 10-KSB for the year ended June 30, 2000, including, but not limited to, the section therein entitled "Certain Factors That May Affect Future Results."

FUTURE BUSINESS OF COLLEGELINK (OR CYTATION IF THE PROPOSED TRANSACTION IS CONSUMMATED).

         In selling substantially all of CollegeLink's assets, we are disposing of the source of substantially all of our revenue for 2000. If the stockholders approve the sale of CollegeLink's assets, then we will face risks associated with pursuing unidentified business opportunities, including the following:

         Dependence on Management. CollegeLink stockholders will be entirely dependent on the judgment of management in connection with the selection of business opportunities. There can be no assurance that determinations ultimately made by management will permit CollegeLink to achieve its business objectives.

         The ability of CollegeLink to successfully effect an acquisition will be largely dependent upon the efforts of its officers and directors. The loss of their services could have a material adverse effect on CollegeLink's ability to successfully achieve its business objectives. If new officers or additional personnel are required, there can be no assurance that CollegeLink will be able to retain such necessary officers or additional personnel.

         No Specific Acquisitions Under Consideration. None of CollegeLink's officers, directors or their affiliates have had any negotiations or discussions, and there are no present plans, proposals, arrangements or understandings, with any representatives or the owners of any business or company regarding the possibility of an acquisition or merger transaction.

         Possible Acquisitions Not Limited to Specific Industry. While CollegeLink will target industries located in the United States, CollegeLink has not selected any particular industry or business. To the extent that CollegeLink acquires a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), CollegeLink will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that CollegeLink acquires an entity in an industry characterized by a high level of risk, CollegeLink will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular business opportunity or industry, there can be no assurance that CollegeLink will properly ascertain or assess all such risks.

         Not Likely to be Able to Diversify Risks. As a result of its limited resources, CollegeLink, in all likelihood, may have the ability to effect only a single business opportunity. Accordingly, the prospects for CollegeLink's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business opportunities operating in multiple industries or multiple segments of a single industry, it is highly likely that CollegeLink will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. CollegeLink's probable lack of diversification may subject CollegeLink to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which CollegeLink may operate subsequent to an acquisition. The prospects for CollegeLink's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the target business by CollegeLink, there can be no assurance that the business opportunity will prove to be commercially viable. CollegeLink has no present intention of purchasing or acquiring a minority interest in any business.

         If the CollegeLink stockholders do not approve the sale of assets to TMP, CollegeLink will continue to face the following risks and uncertainties:

     - our auditors have expressed doubt about our ability to continue as a going concern;

     - if we continue to incur losses, then the value of our common stock will likely decline;

     - our common stock is subject to penny stock rules, consequently you may have greater difficulty selling your shares than if our stock was not subject to these rules;

     - the value of our common stock fluctuates widely and you could lose money on your investment in our stock; and

     - if we are not able to raise additional capital, we may not have the resources necessary to continue operations.

         Because of the foregoing and other factors, we may experience material fluctuations in our future operating results on a quarterly or annual basis which could materially adversely affect our business, financial condition, operating results and stock price.

                              STOCKHOLDER PROPOSALS

         It is contemplated that the next annual meeting of stockholders will be held on or about October 15, 2001. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders must be received at our principal executive offices within a reasonable time before CollegeLink begins to print and mail its proxy materials for this meeting. In addition, Section 3 of our by-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must give us written notice of such item of business not less than 60 days nor more than 90 days before the date for such meeting describing any proposal to be brought before such meeting. The procedural requirements are fully set forth in Section 3 of our by-laws. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by Certified Mail, Return Receipt Requested.

                                  MISCELLANEOUS

         The board of directors does not intend to present to the special meeting any business other than the proposals listed herein, and the board was not aware, a reasonable time before mailing this proxy statement to the stockholders, of any other business which may be properly presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

         We will mail, without charge, a copy of our Annual Report on Form 10-KSB for the year ended June 30, 2000, (excluding exhibits) to any stockholder solicited hereby, upon oral or written request, by first class mail within one business day of receipt of such request. Please submit any such written request to: Shareholder Relations, CollegeLink.com Incorporated, 251 Thames Street, Bristol, Rhode Island 02809. Any oral request should be directed to Veronica Szewc, Secretary, at (401) 254-8800.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements - March 31, 2001:
      Balance Sheets - March 31, 2001 and December 31, 2000.............................................................F-2
      Statements of Operations - Three months ended March 31, 2001 and March 31, 2000...................................F-4
      Statements of Changes in Stockholders' Equity - Years ended
             March 31, 2001 and December 31, 2000.......................................................................F-5
      Statements of Cash Flows - Three months ended March 31, 2001 and March 31, 2000...................................F-6
      Notes to Unaudited Financial Statements...........................................................................F-7
Audited Financial Statements - June 30, 2000:
      Independent Auditors Report.......................................................................................F-9
      Balance Sheets - June 30, 2000 and June 30, 1999..................................................................F-10
      Statements of Operations - Years ended June 30, 2000 and June 30, 1999............................................F-11
      Statement of Changes in Stockholders' Equity - Years ended June 30, 2000 and June 30, 1999........................F-12
      Statements of Cash Flow - Years ended June 30, 2000 and June 30, 1999.............................................F-13
      Notes to Audited Financial Statements.............................................................................F-14
Audited Financial Statements - December 31, 2000:
      Independent Auditors Report.......................................................................................F-23
      Balance Sheets - December 31, 2000 and December 31, 1999..........................................................F-24
      Statements of Operations - Six months ended December 31, 2000 and December 31, 1999...............................F-26
      Statement of Changes in Stockholders' Equity - Years ended June 30, 2000 and June 30, 1999........................F-27
      Statement of Cash Flow - Six months ended December 31, 2000 and December 31, 1999.................................F-28
      Notes to Audited Financial Statements.............................................................................F-29
Unaudited Pro Forma Financial Statements:
      Statements of Operations - Year ended June 30, 2000...............................................................F-39
      Balance Sheet - December 31, 2000 ................................................................................F-40
      Statements of Operations - Six months ended December 31, 2000.....................................................F-42
      Notes to Unaudited Financial Statements ..........................................................................F-43

                          COLLEGELINK.COM INCORPORATED
                                 BALANCE SHEETS
                                   (UNAUDITED)
                                     ASSETS

                                                                                       March 31,    December 31,
                                                                                         2001         2000
                                                                                      -----------   ---------
                                                                                      (Unaudited)   (Audited)
CURRENT ASSETS:
 Cash                                                                                $  189,994    $  161,481
 Accounts receivable, net                                                               501,729       382,539
 Notes receivable, stockholders, current portion                                             --        35,000
 Prepaid expenses and other current assets                                              183,436       276,635
                                                                                      ---------     ---------
  Total Current Assets                                                                  875,159       855,655
                                                                                      ---------     ---------
PROPERTY AND EQUIPMENT, Net                                                             549,095       571,072
                                                                                      ---------     ---------
OTHER ASSETS:
 Book right, net of accumulated amortization of $15,027 and $13,638, respectively        33,862        34,973
 Goodwill, net                                                                        4,172,692     4,245,897
 Website development costs, net                                                         331,247       361,587
                                                                                      ---------     ---------
                                                                                      4,537,801     4,642,457
                                                                                      ---------     ---------
  TOTAL ASSETS                                                                       $5,962,055    $6,069,184
                                                                                     ==========    ==========

                          COLLEGELINK.COM INCORPORATED
                           BALANCE SHEETS (CONTINUED)
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued expenses                                          $  1,551,077     $  1,188,560
 Notes payable                                                                       944,646          502,917
 Unearned revenue                                                                    908,768          715,207
                                                                                 -----------      -----------
  TOTAL LIABILITIES                                                                3,404,491        2,406,684
                                                                                 -----------      -----------

COMMITMENTS AND CONTINGENCIES                                                           --               --

STOCKHOLDERS' EQUITY:
 Series A convertible preferred stock, $4.00 stated value, $0.01 par value;
  2,500,000 shares authorized, 1,140,000 shares issued and outstanding             4,584,980        4,584,980
 Series B convertible preferred stock, $7.625 stated value, $0.01 par value;
   00,000 shares authorized, -0- and 279,771 shares issued and outstanding              --               --
 Series C convertible preferred stock, $4.00 stated value, $0.01 par value;
  1,000,000 shares authorized, 1,000,000 shares issued and outstanding             4,000,000        4,000,000
 Common stock, $0.001 par value, 100,000,000 shares authorized,
  15,366,660 and 15,302,535 shares issued and outstanding, respectively               15,377           15,302
 Additional paid-in capital                                                       24,403,222       24,402,656
 Deferred compensation                                                               (73,624)        (214,422)
 Accumulated deficit                                                             (30,372,391)     (29,126,016)
                                                                                 -----------      -----------
  TOTAL STOCKHOLDERS' EQUITY                                                       2,557,564        3,662,500
                                                                                 -----------      -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  5,962,055     $  6,069,184
                                                                                ============     ============

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                           2001                       2000
                                                                                           ----                       ----
REVENUES:
 College and high school programs                                                $      1,301,182              $      419,656
 Web site hosting and web services                                                              -                      90,182
 Other revenues                                                                            44,326                           -
                                                                                 ----------------              --------------
                                                                                        1,345,508                     509,838
COST OF GOODS SOLD                                                                        905,038                     202,605
                                                                                 ----------------              --------------

  GROSS PROFIT                                                                            440,470                     307,233
                                                                                 ----------------              --------------
OPERATING EXPENSES:
 Technology                                                                                31,263                     222,610
 Depreciation and amortization                                                            161,826                     338,712
 Sales and marketing                                                                      139,368                     399,834
 General and administrative                                                             1,337,834                   1,207,775
                                                                                 ----------------              --------------

  TOTAL OPERATING EXPENSES                                                              1,670,291                   2,168,931
                                                                                 ----------------              --------------

  OPERATING LOSS                                                                       (1,229,821)                 (1,861,698)
                                                                                 ----------------              --------------

OTHER INCOME (EXPENSES)
 Interest income (expense), net                                                                                        54,822
 Gain on sale of business units                                                                 -                     178,000
                                                                                 ----------------              --------------

  TOTAL OTHER INCOME (EXPENSES)                                                           (16,554)                    232,822
                                                                                 ----------------              --------------

  LOSS BEFORE INCOME TAXES                                                             (1,246,375)                 (1,628,876)

INCOME TAXES                                                                                    -                           -
                                                                                 ----------------              --------------
  NET LOSS                                                                             (1,246,375)                 (1,628,876)

PREFERRED STOCK DIVIDEND EARNED                                                           128,775                     128,775
                                                                                 ----------------              --------------

  NET LOSS ATTRIBUTABLE TO COMMON SHARES                                         $     (1,375,150)              $  (1,757,651)
                                                                                 ================               =============
Net Loss Per Share (Basis and Diluted)                                           $          (0.09)              $       (0.15)
                                                                                 ================               =============

Weighted Average Common Shares Outstanding                                             15,306,020                  12,118,665
                                                                                 ================               =============

                          COLLEGELINK.COM INCORPORATED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                                                     PREFERRED STOCK                             COMMON STOCK
                                                     ---------------                             ------------
                                              SHARES                AMOUNT               SHARES               AMOUNT
                                              ------                ------               ------               ------

Balance -  December 31, 2000                2,140,000         $   8,584,980           15,302,535           $  15,302


Issuance of stock for options exercised                                                   74,585                  75

Amortization of deferred compensation

Net loss
                                            ---------         -------------           ----------           ---------
Balance -     March 31, 2001                2,140,000         $   8,584,980           15,377,120           $  15,377
                                            =========         =============           ==========           =========



                                                 ADDITIONAL               DEFERRED                RETAINED
                                              PAID-IN CAPITAL           COMPENSATION              EARNINGS              TOTAL
                                              ---------------           ------------              --------              -----
Balance -  December 31, 2000                  $    24,402,656        $      (214,422)         $ (29,126,016)        $  3,662,500


Issuance of stock for options exercised                   671                                                                746

Amortization of deferred compensation                                        140,797                                     140,797

Net loss                                                                                         (1,246,375)          (1,246,375)
                                              ---------------        ---------------          -------------         ------------
Balance -     March 31, 2001                  $    24,403,327        $       (73,625)         $ (30,372,391)        $  2,557,668
                                              ===============        ===============          =============         ============

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)

                                                                2001            2000
                                                            -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                   $(1,246,375)    $(1,628,876)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amoritzation                               161,826         338,712
    Stock-based compensation                                    140,797         244,192
    Accrued interest on note payable                             16,729              --
 Changes in operating assets and liabilities:
    Accounts receivable                                        (119,190)       (272,292)
    Prepaid expenses and others                                  93,199         153,328
    Accounts payable and accrued expenses                       372,516        (151,699)
    Unearned revenue                                            193,560         268,544
                                                            -----------     -----------

     CASH FLOW USED IN OPERATING ACTIVITIES                    (386,938)     (1,048,091)
                                                            -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                            (30,194)       (271,832)
 Collection on notes receivable                                  25,000              --
 Payments for acquisitions                                           --      (3,515,478)
 Capitalization of software development costs                    (4,996)       (415,935)
                                                            -----------     -----------

     CASH FLOW USED IN INVESTING ACTIVITIES                     (10,190)     (4,203,245)
                                                            -----------     -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
 Proceeds from note payable and debt                            425,000        (125,000)
 Proceeds from issuance of preferred stock                           --       1,050,000
 Proceeds from issuance of common stock, net of expenses            641       7,896,775
                                                            -----------     -----------

     CASH FLOW PROVIDED BY FINANCING ACTIVITIES                 425,641       8,821,775
                                                            -----------     -----------

     NET INCREASE (DECREASE) IN CASH                             28,513       3,570,439
                                                            -----------     -----------

CASH, Beginning                                                 161,481         531,383
                                                            -----------     -----------

CASH, Ending                                                $   189,994     $ 4,101,822
                                                            ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

 Cash paid during the periods for:
   Interest                                                 $        --     $        --
                                                            ===========     ===========
   Taxes                                                    $        --     $        --

 Non-cash investing and financing activities:
    Offset note receivable with accrued expenses            $    10,000     $        --
                                                            ===========     ===========
   Issuance of stock in connection with acquisitions        $        --     $ 6,407,813
                                                            ===========     ===========

                          COLLEGELINK.COM INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. BASIS OF PRESENTATION:

The accompanying unaudited financial statements of CollegeLink have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to prepare them for inclusion as part of the Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements for the periods ended March 31, 2001and 2000 are unaudited and include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading. All such adjustments are of a normal recurring nature. The results of CollegeLink's operations for any interim period are not necessarily indicative of the results of CollegeLink's operations for a full fiscal year. For further information, refer to the financial statements and footnotes thereto included in CollegeLink's transition report (Form 10-KSB/A) filed with the Securities and Exchange Commission for the six months ended.

2. THE COMPANY:

CollegeLink provides an extensive range of in-school and online services directed at high school students and their parents, high school counselors, college admissions officers and corporations which target the teen marketplace.

3. GOING CONCERN:

As shown in the accompanying unaudited financial statements, we incurred a net loss of $1,246,375 during the period ended March 31, 2001. In addition, cash and accounts receivable available at May 15 is able to support our operations at present levels only through June 1, 2001. We have signed an agreement with TMP Worldwide Inc. ("TMP") for the sale of substantially all of its assets to TMP. We expect to call a special meeting of CollegeLink's stockholders in June of 2001 for the purposes of voting on this transaction and changing the name of CollegeLink to "Cytation Corporation." If the transaction is approved by the stockholders, CollegeLink will sell to TMP all of its revenue producing assets. The proposal to sell its assets and to change its name requires the affirmative vote of holders of a majority of the outstanding shares of stock entitled to vote at the meeting. There are numerous conditions to the closing of the sale to TMP, and therefore no assurance can be provided that the closing will in fact occur, even if it is approved by the stockholders. In the event the sale of assets to TMP is not completed, CollegeLink believes that either (1) TMP will foreclose on its assets or (2) it will have to cease operations and seek protection of the bankruptcy courts. In the event of bankruptcy, TMP or other bidders might be able to acquire CollegeLink's assets at a price that is lower than the price stated in the purchase agreement. See "Liquidity and Capital Resources." If CollegeLink files for bankruptcy, it is possible that its stockholders will receive no value for their shares of stock in CollegeLink. The financial statements do not include any adjustments to the financial statements that might be necessary should CollegeLink be unable to continue as a going concern.

4. PURCHASE AGREEMENT/NOTES PAYABLE

On February 2, 2001, CollegeLink entered into an agreement with TMP to purchase substantially all of the assets of CollegeLink for $5,400,000 (subject to reduction as described below) in cash and assume substantially all of the liabilities of CollegeLink. The purchase price is subject to reduction if the value of the liabilities assumed by TMP exceeds the value of CollegeLink's tangible assets and certain other assets at the time of the closing. The completion of this transaction is subject to certain conditions, such as approval from stockholders of CollegeLink. The purchase agreement was amended and restated on May 2, 2001, and, as of May 16, 2001, the proposed sale of assets had not been completed. In connection with the proposed sale of assets, CollegeLink has agreed to pay to two former officers $300,000 each from the proceeds of the sale in exchange for 1,625,000 shares of CollegeLink's common stock. This payment ($600,000 in total) will be recorded as a purchase of treasury stock at market value with the remainder to compensation expenses. CollegeLink also agreed to pay to these two former officers cash bonuses of $212,500 promptly after the closing of the sale of assets. Separately, TMP has advanced $925,000 to CollegeLink in five installments since November 30, 2001. The first four outstanding advances are evidenced by an interest-bearing promissory note in the principal amount of $250,000, $250,000, $250,000 and $75,000 on November 30, 2000, December 15, 2000, February 16, 2001 and February 26, 2001, respectively. The fifth advance, for $100,000 was made on March 20, 2001, under a $350,000 line of credit from TMP. Accrued interest of $19,646 was included in the outstanding balance at March 31, 2001.

5. LEGAL PROCEEDING:

On April 12, 2001, a group of CollegeLink's stockholders commenced a purported class action litigation against CollegeLink for claims relating to CollegeLink's failure to register for resale the shares issued to these stockholders in connection with the August 10, 1999 acquisition of ECI, Inc. The stockholders allege that such registration was required by a registration agreement between them and CollegeLink. Management intends to vigorously defend CollegeLink against the claims raised in the stockholders' complaint and has asserted counterclaims. Because this case commenced so recently, neither management nor ColllegeLink's general counsel are able to predict the outcome of the case or its possible effect on the financial position of CollegeLink.

6. INCOME (LOSS) PER SHARE:

CollegeLink adopted SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding for the period. Common stock equivalents are not included in the computation of diluted EPS for the periods ended March 31, 2001 and 2000 as such inclusion is antidilutive.

7. EQUITY TRANSACTION:

On January 5, 2001, options to purchase 64,125 shares of CollegeLink's common stock were exercised. The options had an exercise price of $.01 per share.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
CollegeLink.com Incorporated
55 Hammarlund Way
Middletown, Rhode Island 02842

         We have audited the accompanying consolidated balance sheets of CollegeLink.com Incorporated ("CollegeLink") as of June 30, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of CollegeLink's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CollegeLink as of June 30, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that CollegeLink will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, CollegeLink incurred a net loss of $7,882,864 during the year ended June 30, 2000, and the existing cash is insufficient to fund CollegeLink's cash flow needs for the next year. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/        RADIN, GLASS & CO., LLP
----------------------------------
Certified Public Accountants


July 21, 2000
New York, New York

                          COLLEGELINK.COM INCORPORATED
                                 BALANCE SHEETS

                                     ASSETS

                                                                                                        June 30,
                                                                                                        --------
                                                                                                  2000           1999
                                                                                                  ----           ----
Current assets:
           Cash and cash equivalents                                                         $ 2,236,430    $ 1,371,100
           Accounts receivable, net of allowance for doubtful accounts of $ -0- and
           $10,000, respectively                                                                 422,005        100,163
           Notes receivable, stockholders, current portion                                        60,000           --
           Note receivable, other                                                                 89,170           --
           Prepaid expenses and other                                                            122,128         85,249
                                                                                             -----------    -----------
                     Total current assets                                                      2,929,733      1,556,512
                                                                                             -----------    -----------
Property and Equipment, net                                                                      759,829        250,484
                                                                                             -----------    -----------
Other Assets:
           Book right, net of accumulation amortization of $13,638                                36,362           --
           Notes receivable, stockholders, less current portion                                  120,000           --
           Goodwill, net                                                                      16,266,737           --
           Other intangible, net                                                                 943,126           --
           Website development costs, net                                                        378,350           --
                                                                                             -----------    -----------
Total Other Assets                                                                            17,744,575           --
                                                                                             -----------    -----------

Total assets                                                                                 $21,434,137    $ 1,806,996
                                                                                             ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                      June 30,
                                                                                                      --------
                                                                                                2000                1999
                                                                                                ----                ----
Current liabilities
           Accounts payable and accrued expenses                                           $    698,005     $    395,344
           Prepaid program fee                                                                  145,000             --
           Unearned revenue                                                                      60,883           35,000
                                                                                           ------------     ------------
           Total liabilities                                                                    903,888          430,344
                                                                                           ------------     ------------

Commitments and contingencies:

Stockholders' Equity:
   Series A convertible preferred stock, $4.00 stated value, $0.01 par value;
      2,500,000 shares authorized, 1,140,000 and 775,000 shares issued and outstanding,
      respectively                                                                            4,584,980        3,100,000
   Series B convertible preferred stock, $7.625 stated value, $0.01 par value; 300,000
      shares authorized, 279,771 shares issued and outstanding                                4,175,000             --
   Series C convertible preferred stock, $4.00 stated value, $0.01 par value; 1,000,000
      shares authorized, 1,000,000 shares issued and outstanding                              4,000,000             --
   Common stock, $0.001 par value; 100,000,000 shares authorized, 14,480,564 and
      9,152,211 shares issued and outstanding, respectively                                      14,481            9,152
   Additional paid-in capital                                                                20,077,354        2,459,718
   Deferred compensation                                                                       (246,484)            --
   Accumulated deficit                                                                      (12,075,082)      (4,192,218)
                                                                                           ------------     ------------
           Total stockholders' equity                                                        20,530,249        1,376,652
                                                                                           ------------     ------------
Total liabilities and stockholders' equity                                                 $ 21,434,137     $  1,806,996
                                                                                           ============     ============


                 See accompanying notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF OPERATIONS

                                                           Years Ended June 30,
                                                           --------------------
                                                         2000              1999
                                                         ----              ----
Revenues:
           College and high school programs          $  1,365,790     $       --
           Web site hosting and web services              273,028          398,406
           Other revenues                                  24,909          163,515
                                                     ------------     ------------
           Total revenues                               1,663,727          561,921
                     Cost of Revenues                     734,882             --
                                                     ------------     ------------
                     Gross Profit                          28,845          561,921
                                                     ------------     ------------

Operating expenses:
           Technology                                     464,120          337,997
           Depreciation and amortization                  906,840          131,545
           Selling and marketing                        4,036,602          350,151
           General and administrative expenses          4,038,982        2,286,600
                                                     ------------     ------------
           Total operating expenses                     9,446,544        3,106,293
                                                     ------------     ------------
           Operating loss                              (8,517,699)      (2,544,372)
                                                     ------------     ------------
Other income (expense):
           Interest income (expense), net                 121,119          (42,053)
           Gain on sale of business units                 513,716             --
                                                     ------------     ------------
           Total other income (expense)                  (634,835)         (42,053)
                                                     ------------     ------------
           Loss before income taxes                    (7,882,864)      (2,586,425)
Income taxes                                                 --               --
                                                     ------------     ------------
Net loss                                             $ (7,882,864)    $ (2,586,425)
                                                     ------------     ------------

Preferred Stock Dividend Earned                           432,824           42,485
                                                     ------------     ------------
           Net loss attributable to common shares    ($ 8,315,688)    ($ 2,628,910)
                                                     ============     ============

Weighted average number of shares outstanding          11,392,911        6,531,153
                                                     ============     ============

Net loss per share (basic and diluted)               ($      0.73)    ($      0.40)
                                                     ============     ============


                 See accompanying notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       Years Ended June 30, 2000 and 1999

                                                             Preferred Stock                     Common Stock
                                                             ---------------                     ------------
                                                             Shares       Amount           Shares            Amount
                                                             ------       ------           ------            ------

Balance at July 1, 1998                                        543     $    542,500        3,482,556     $      3,483
   Conversion of preferred stock                              (543)        (542,500)         453,976              454
   Issuance of shares for assets                                                           1,345,350            1,345
   Issuance of shares for compensation                                                     1,372,070            1,372
   Issuance of shares for services                                                           559,438              559
   Sale of common shares, less expenses                                                      374,725              375
   Effect of merger transaction                                                            1,204,096            1,204
   Issuance of shares with debt                                                              360,000              360
   Issuance of Series A preferred stock                    775,000        3,100,000
   Dividends
   Net loss
                                                       -----------       ----------      -----------     ------------

Balance at June 30, 1999                                   775,000        3,100,000        9,152,211            9,152
   Issuance of Series A preferred stock                    365,000        1,484,980

   Issuance of stock in connection with ECI merger         279,771        4,175,000          659,005              659
   Issuance of shares for services                                                           170,624              171
   Shares adjustment                                                                          74,224               74
   Issuance of Series C preferred stock                  1,000,000        4,000,000
   Issuance of shares in connection with public
      offering, net of costs                                                               2,530,000            2,530
   Issuance of shares in connection with SSI
      acquisition                                                                          1,625,000            1,625
   Issuance of shares for assets - OSN                                                       225,000              225
   Issuance of options for compensation
   Amortization of deferred compensation
   Preferred stock dividend                                                                   44,500               45
   Net loss
                                                       -----------       ----------      -----------     ------------



Balance at June 30, 2000                                 2,419,771     $ 12,759,980       14,480,564    $     14,481
                                                      ============     ============     ============    ============

                                                          Additional            Deferred           Accumulated
                                                       Paid-in Capital        Compensation           Deficit               Total
                                                       ---------------        ------------           -------               -----

Balance at July 1, 1998                                $       990,490     $              --        $(1,605,793)           $(69,320)
   Conversion of preferred stock                               542,046                                                           --
   Issuance of shares for assets                               145,954                                                      147,299
   Issuance of shares for compensation                           1,008                                                        2,380
   Issuance of shares for services                             376,391                                                      376,950
   Sale of common shares, less expenses                        194,625                                                      195,000
   Effect of merger transaction                                  1,029                                                        2,233
   Issuance of shares with debt                                250,660                                                      251,020
   Issuance of Series A preferred stock                                                                                   3,100,000
   Dividends                                                   (42,485)                                                     (42,485)
   Net loss                                                                                          (2,586,425)         (2,586,425)
                                                       ----------------    -------------------       -----------         -----------

Balance at June 30, 1999                                     2,459,718                    --         (4,192,218)          1,376,652
   Issuance of Series A preferred stock                                                                                   1,484,980

   Issuance of stock in connection with ECI merger           2,882,488                                                    7,058,147
   Issuance of shares for services                             386,521              (142,500)                               244,192
   Shares adjustment                                               (74)                                                          --
   Issuance of Series C preferred stock                                                                                   4,000,000
   Issuance of shares in connection with public
      offering, net of costs                                 7,666,586                                                    7,669,116
   Issuance of shares in connection with SSI
      acquisition                                            5,787,438                                                    5,789,063
   Issuance of shares for assets - OSN                         618,525                                                      618,750
   Issuance of options for compensation                        441,074              (178,125)                               262,949
   Amortization of deferred compensation                                              74,141                                 74,141
   Preferred stock dividend                                   (164,922)                                                    (164,877)
   Net loss                                                                                          (7,882,864)         (7,882,864)
                                                           -----------             ----------        -----------         -----------

Balance at June 30, 2000                                   $20,077,354             $(246,484)      $(12,075,082)        $20,530,249
                                                           ===========             ==========      =============        ===========


                See accompanying notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                                                              Years Ended June 30,
                                                                                              --------------------
                                                                                             2000              1999
                                                                                             ----              ----
Cash flows from operating activities:
   Net loss                                                                             $ (7,882,864)    $ (2,586,425)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                          906,840          131,545
      Stock-based compensation                                                               581,282          384,308
      Write off of accounts receivables                                                         --             89,800
      Loss on equipment disposal                                                                --              1,231
      Increase (decrease) to cash attributable to changes in assets and liabilities:
      Accounts receivable                                                                   (321,842)        (117,850)
      Prepaid expenses and other asset                                                       (73,241)         (72,372)
      Accounts payable and accrued expenses                                                  302,661           94,080
      Prepaid program fees                                                                   145,000             --
      Unearned revenues                                                                       25,884          (22,126)
                                                                                        ------------     ------------
Total adjustments:                                                                         1,556,584          488,616
                                                                                        ------------     ------------
      Net cash used in operating activities                                               (6,316,280)      (2,097,809)
                                                                                        ------------     ------------
Cash flows from investing activities:
   Purchases of property and equipment                                                      (662,242)         (26,520)
   Proceeds from equipment disposals                                                            --              9,600
   Proceeds from rent deposit                                                                   --              5,050
   Issuance of notes receivable                                                             (269,170)            --
   Payments of acquisitions                                                               (4,497,847)            --
   Capitalization of website development costs                                              (378,350)            --
                                                                                        ------------     ------------
      Net cash used in investing activities                                               (5,807,609)         (11,870)
                                                                                        ------------     ------------
Cash flows from financing activities:
   Proceeds from issuance of preferred stock                                               5,484,980        3,100,000
   Proceeds from issuance of debt                                                               --            251,021
   Proceeds from issuance of common shares                                                 7,669,116          195,000
   Repayment of dividends                                                                   (164,877)         (42,485)
   Repayment of notes payable, stockholders                                                     --            (58,071)
   Principal repayments of capital lease obligations                                            --            (11,049)
                                                                                        ------------     ------------
      Net cash provided by financing activities                                           12,989,219        3,434,416
                                                                                        ------------     ------------
      Net increase in cash and cash equivalents                                              865,330        1,324,737
Cash and cash equivalents - beginning                                                      1,371,100           46,363
                                                                                        ------------     ------------
Cash and cash equivalents - ending                                                      $  2,236,430     $  1,371,100
                                                                                        ============     ============
Supplemental disclosures of cash flow information: Cash paid during the years for:
   Income taxes                                                                         $     14,156     $        996
   Interest                                                                             $      7,351     $     32,979
Noncash investing and financing activities:
   Issuance of stock for debt                                                                   --       $     66,021
   Issuance of common stock for assets                                                  $ 13,465,960     $    147,299
     Preferred stock conversion to common stock                                                 --       $    542,500
Issuance of stock for preferred stock dividend                                          $     55,680             --
   Issuance of options for compensation                                                 $    462,401             --

                See accompanying notes to financial statements.

1.       BUSINESS

                  On March 5, 1999, Cytation Corporation (formerly known as Web Services International, Inc.) was acquired by Cytation.com Incorporated, a New York corporation, (formerly known as Stylex Homes, Inc.) through a "reverse merger" transaction, whereby each outstanding share of Cytation Corporation was exchanged for 5.765 shares of Cytation.com Incorporated. This merger has been accounted for as a "Recapitalization" as if Cytation.com Incorporated issued additional shares for the net assets of Cytation Corporation. CollegeLink.com Incorporated ("CollegeLink"), a Delaware Corporation, is the surviving corporation in a merger on November 16, 1999 between Cytation.com Incorporated and CollegeLink. The number of common share information has been adjusted to reflect the effects of the mergers.

                  CollegeLink provides an extensive range of in-school and online services directed at high school students and their parents, high school guidance counselors, college admissions officers and corporations which target the teen marketplace.

2.       BASIS OF PRESENTATION

                  As shown in the accompanying financial statements, CollegeLink incurred a net loss of $7,882,864 during the year ended June 30, 2000. In addition, cash available at June 30, 2000 is able to support CollegeLink's operations at present levels only to November 2000. CollegeLink needs to raise more capital through public or private financing prior to November 2000. CollegeLink does not know if additional financing will be available or, if available, whether it will be available on attractive terms. If CollegeLink does raise more capital in the future, it is probable that it will result in substantial dilution to its stockholders. These factors create substantial doubt as to CollegeLink's ability to continue as a going concern beyond November 2000. The ability of CollegeLink to continue as a going concern is dependent upon the success of the capital offering or alternative financing arrangements. CollegeLink is currently under preliminary discussions with potential buyers to sell CollegeLink or one of its business segments. The financial statements do not include any adjustments to the financial statements that might be necessary should CollegeLink be unable to continue as a going concern.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      USE OF ESTIMATES

                  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         (b)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, auto and furniture. Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations.

         (c)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         (d)      INCOME TAXES

                  CollegeLink utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

         (e)      ADVERTISING COSTS

                  Advertising costs are expensed as incurred. Total advertising costs amounted to $1,937,095 and $49,428 for the years ended June 30, 2000 and 1999, respectively.

         (f)      REVENUE RECOGNITION

                  Revenues are recognized when services are performed. For the college and high school programs, CollegeLink recognizes revenue over the program life, which generally is five to six months, taking into account the number of presentations completed and to be completed, costs and contract price. Deferred revenue represents unearned revenue for the uncompleted programs at the balance sheet date based upon number of presentations not yet completed. Prepaid program fees represent fees received in advances for programs not yet started.

         (g)      EMPLOYEE STOCK OPTIONS AND SHARES ISSUED FOR SERVICES

                  CollegeLink accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." CollegeLink has adopted the pro forma disclosure requirements of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

         (h)      LOSS PER SHARE

                  CollegeLink adopted the provision of SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding for the period. Common stock equivalents are excluded in the computation of diluted EPS for the years ended June 30, 2000 and 1999 as such inclusion is antidiluted. The computations of basic and diluted earnings per share from continuing operations were as follows:

                                                                 June 30,
                                                    -------------------------------
                                                        2000                1999
                                                    -----------          ----------
Net Loss                                            $ 7,882,864          $2,586,425
Preferred Stock Dividend Earned                         432,824              42,485
                                                    -----------          ----------
Net Loss Attributable to Common Shares              $ 8,315,688          $2,628,910
Weighted Average Common Shares Outstanding           11,392,911           6,531,153
                                                    -----------          ----------
Net Loss per Share (Basic and Diluted)              $      0.73          $     0.40
                                                    ===========          ==========

         (i)      ACCOUNTING FOR LONG-LIVED ASSETS

                  CollegeLink reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. At June 30, 2000 and 1999 respectively, CollegeLink believed that there had been no impairment of long-lived assets (see Note 6 for CollegeLink's accounting for long-lived assets).

         (j)      REPORTING OF SEGMENTS

                  CollegeLink adopted No. 131, "Disclosures about Segments of an Enterprise and Related Information" during the year ended June 30, 1999. SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. CollegeLink has determined that under SFAS No. 131, it operates in one segment of service.

         (k)      WEBSITE DEVELOPMENT COSTS

                  CollegeLink follows EITF 00-2 as to its website development costs. EITF 00-2 requires certain website development costs to be expensed and others to be capitalized. CollegeLink capitalized website development costs of $378,350 and expensed

         $38,672 during the year ended June 30, 2000 in accordance with EITF 00-2, respectively. The website development costs will be amortized over three years once the website is completed. The capitalized costs are payroll and payroll taxes paid to the programmers after the planning stage.

         (l)      CASH AND CASH EQUIVALENTS

                  For purposes of the statement of cash flows, CollegeLink considers all short-term investments with an original maturity of three months or less to be cash equivalents.

         (m)      RECLASSIFICATION

                  Certain reclassifications have been made to the prior year's financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

4.       NOTES RECEIVABLE, STOCKHOLDERS AND OTHER

         Notes receivable at June 30, 2000 and 1999 consist of the following:

                                                                                                 June 30,
                                                                                                 --------
                                                                                           2000            1999
                                                                                           ----            ----
         Note receivable from stockholder, due in monthly installment of $2,500
         plus interest at 5% through May 1, 2001.                                       $   25,000           --

         Note receivable from stockholder, principal and interest at 5% due on
         January 18, 2001.                                                                  35,000           --

         Note receivable from stockholders, non-interest bearing and due on July
         10, 2001.                                                                         120,000           --

         Note receivable-other, due on demand with interest at 6%.  Balance at June
         30, 2000 included accrued interest of  $2,175.                                     89,170           --
                                                                                          ---------     ---------
                                                                                           269,170           --
         Less: current portion                                                             149,170           --
                                                                                          ---------     ---------
         Notes receivable, less current portion                                           $120,000
                                                                                          ========      =========

5.       PROPERTY AND EQUIPMENT

         Property and equipment at June 30, 2000 and 1999 consist of the following:

                                                           June 30,
                                                           --------                  Estimated
                                                   2000               1999           Useful Lives
                                                   ----               ----           ------------
         Computer and office equipment          $ 608,733          $  340,798          3 years
         Furniture and fixtures                   332,992              68,542          7 years
         Leasehold improvements                   172,421              42,566          5 years
                                                ---------          ----------
                                                1,114,146            451,906
         Less: accumulated depreciation           354,317             201,422
                                                ---------          ----------

         Property and Equipment, Net            $ 759,829          $  250,484
                                                =========          ==========

         Depreciation expense for the years ended June 30, 2000 and 1999 was $152,896 and $131,545 respectively.

6.       GOODWILL AND OTHER INTANGIBLE ASSETS

                  The carrying value of intangible assets, as required by Statements of Financial Accounting Standard ("SFAS") No. 121, is reviewed if the facts and circumstances, such as significant declines in sales, earnings or cash flows, or a material adverse change in the business environment indicated that an impairment may have occurred. If there is an indication of such impairment, an evaluation of the estimated cash flows of the related entity is made, and, if an impairment is indicated, a write down is made.

                  CollegeLink reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever the conditions indicated in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, require: a decrease in the market value of an asset, a change in use of the asset, a change in legal factors or business climate, accumulation of costs significantly in excess of original expectations or a current period loss combined with a history of losses.

                  Management does not believe that any of these events had occurred by June 30, 2000, and therefore that an impairment analysis was not required under SFAS 121. SFAS No. 121, paragraph 5, sets forth five examples of events or changes in circumstances that would warrant an assessment of assets for possible impairment:

                  a. A significant decrease in the market value of an asset. On June 30, 2000, CollegeLink's management had no compelling reason to believe that there had been a significant decrease in the market value of its assets. To the contrary, management believed that CollegeLink's principal assets had increased in value from the respective dates dates of their acquisition.

                  Internet-related assets. Since acquiring the online division in August 1999, CollegeLink had significantly improved its technology to be compatible with the Internet industry's ever-changing and improving computer technologies. CollegeLink expended significant funds over the period March through August 2000 to revamp and relaunch the collegelink.com. website and position its online division to generate revenue. The functionality of the site was expanded in preparation for the September 1, 2000 relaunch to encompass not only college applications but also scholarship and college search capabilities in addition to online student loan applications. CollegeLink had entered into an agreement in August 2000 with industry leader U.S. News & World Report to be that organization's exclusive online provider of college application services (replacing CollegeLink's principal competitor). Moreover, the online division's constituency of 900 college and university customers (colleges that accepted CollegeLink-processed applications) was fully intact on June 30, 2000, and CollegeLink had a full-time sales force of four engaged in onsite college sales calls to strengthen and expand these relationships. Further, the acquisition of Student Success, Inc. created a feeder for the online programs and helped generate an average of 1,400,000 monthly page views for collegelink.com during the ensuing school year, further enhancing the value of the existing intangible.

                  Offline assets. CollegeLink's Making It Count division was principally an offline business with a proven revenue generating business model. As of June 30, 2000, CollegeLink had concluded preparations for rolling out its "Making High School Count" Program to reach 700,000 students (an increase of 650,000 students); for launching and receiving sponsorship commitments for its new program, "Making Your College Search Count" (which is expected to reach in excess of 600,000 students during the period January through June 2001); and for expanding its flagship program, "Making College Count", to reach an estimated 700,000 students during the period January through June 2001. This represented growth of approximately 400%.

                  b. A significant change in the extent or manner in which an asset is used or a significant physical change in an asset. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

                  c. A significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

                  d. An accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

                  e. A current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink. The fiscal year commencing July 1, 2000 marked the first time that the programs of the offline and online divisions were synchronized. CollegeLink's previous operating and cash flow losses were in part incurred from the operations of other (now discontinued) businesses or, with respect to the fiscal year ending June 30, 2000, were reflective of efforts to consolidate, restructure and integrate two acquired businesses and to follow through on commitments which had been made before their acquisitions. Projections prepared in June 2000 for the offline division indicated revenue in excess of $4,000,000 and positive cash flow. Projections prepared in June 2000 for the online division indicated a significant increase in revenue based on expected growth of the use of the CollegeLink application service (particularly from colleges for whom CollegeLink had developed "back end" private label web application services) and from the sale of data collected online.

                  CollegeLink's management believed that the decline in the market price of CollegeLink's common stock reflected the market conditions generally and in particular for companies perceived as "dot.com" enterprises which increasingly were viewed critically if they could not demonstrate a revenue producing business model. At June 30, 2000, management believed that CollegeLink was perceived by investors as a "dot.com" enterprise but in fact was in significant part an offline business with a business model in a different industry (self help/motivational) that indicated both revenue and positive cash flow. Accordingly, even if the decline in the market value of CollegeLink's common stock was a criterion for an impairment analysis in SFAS No.121, CollegeLink's management did not believe that is was reason to find impairment in either CollegeLink's acquired offline division or, given the relaunch of the collegelink.com website and the offline support CollegeLink anticipated would be generated for it through the greatly expanded "Making It Count" programs, for the online division as well.

                  For similar reasons, the decline of the "dot.com" industry in general, even if the decline in the industry of a company was a criterion for an impairment analysis in SFAS No .121, there would not have been reason to find impairment in either of CollegeLink's acquired divisions.

                  Goodwill and other intangible assets resulting from the acquisitions during the year ended June 30, 2000 (see Note 7) consists of the following:

                                                                       Estimated
                                                   Amount             Useful Lives
                                                -----------           -------------
         Goodwill                               $16,934,942             15 Years
         Technology                               1,028,865              5 Years
                                                -----------
                                                 17,963,807
         Less accumulated amortization              753,944
                                                -----------
                                                $17,209,863
                                                ===========

                  Amortization expenses for the years ended June 30, 2000 and 1999 were $753,944 and $0, respectively.

7.       STOCKHOLDERS' EQUITY

         (a)      AUTHORIZED SHARES

                  CollegeLink's authorized shares consists of 110,000,000 shares, divided into 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.01 per share.

         (b)      ACQUISITION OF ASSETS

                  In July 1998, CollegeLink issued 1,325,350 shares of its common stock to acquire the assets of Cytation Corporation, a Delaware corporation. The assets have been recorded at $2,299.

                  In June 1998, CollegeLink issued 20,000 shares of its common stock for the purchase of computer equipment valued at $145,000.

                  On March 20, 2000, CollegeLink entered into a license agreement with Online Scouting Network, Inc. ("OSN"). The license grants CollegeLink a non-exclusive right to use substantially all of OSN's intellectual property assets, including OSN's databases of student athletes and registered college coaches and OSN's proprietary software. As consideration for the license, CollegeLink paid OSN $260,000 in cash and issued 225,000 shares of its common stock valued at $2.75 per share.

         (c)      CONVERSION OF PREFERRED STOCK

                  On September 1, 1998, CollegeLink converted 543 shares of its preferred stock to 453,976 shares of its common stock.

         (d)      SHARES ISSUED FOR COMPENSATION

                  In December 1998, when management and board of directors believed the fair market value of the shares was $0.002 per share, management reduced the exercise price of previously outstanding stock options to $0.002 and all employees exercised such shares for compensation. Such compensation was recorded at $0.002 per share for 1,372,070 shares.

         (e)      SHARES ISSUED FOR SERVICES

                  In December 1998, CollegeLink agreed to issue 504,438 shares to unrelated parties for financial services, which shares were recorded at fair market value at the time of the agreement of $0.002 per share. On May 7, 1999, CollegeLink issued 40,000 and 15,000 shares to two unrelated parties for financial services, which shares were recorded at fair market values of $6.50 per share and $7.50 per share, respectively.

                  During the year ended June 30, 2000, CollegeLink issued 120,624 shares of its common stock to unrelated parties for marketing and investing services, which shares were recorded at fair market value at the time of the agreements of $1.375 to $2.75 per share. In addition, CollegeLink issued 50,000 shares of its common stock pursuant to an employment agreement.

         (f)      PRIVATE PLACEMENT OFFERING

                  In January 1999, CollegeLink received $195,000, net of expenses, from the sales of 374,725 shares of its common stock in connection with the private placement offering.

         (g)      REVERSE MERGER

                  In connection with the reverse merger (see Note 1), CollegeLink issued 1,204,096 shares of its common stock for the $2,233 of assets of Stylex Homes, Inc.

         (h)      SHARES ISSUED WITH DEBT

                  In connection with the issuance of the $300,000 and $370,000 of notes payable during the year ended June 30, 1999, CollegeLink issued 175,000 and 185,000 shares of its common stock, respectively for a total fair value of $251,020.

         (i)      ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

                  In April 1999, CollegeLink received $3,100,000 in exchange for 775,000 shares of 6% cumulative preferred stock designated as "Series A Convertible Preferred Stock" ("Preferred A") from two investors. "Preferred A" has a stated value of $4.00 per share, a par value of $.01 per share and dividends payable quarterly. Any holder of Preferred A may at any time convert stock into the common stock of CollegeLink at a ratio of one share of common stock for each share of Preferred A. CollegeLink may require conversion on or after the first anniversary of the initial purchase if the closing bid price for its common shares exceeds $6.00 for twenty consecutive trading days.

                  If a special event occurs, as defined, the holders of the issued and outstanding Preferred A are entitled to receive $4.00 for each share of Preferred A, before any distribution of the assets of CollegeLink shall be made to the holders of any other capital stock.

                  During the year ended June 30, 2000, CollegeLink issued an additional 365,000 shares of its Preferred A for $1,484,980.

         (j)      SERIES C CONVERTIBLE PREFERRED STOCK

                  In September 1999, CollegeLink received $4,000,000 in exchange for 1,000,000 shares of 6% cumulative preferred stock designated as "Series C Convertible Preferred Stock" ("Preferred C") from PNC Bank Corp. Preferred C has a stated value of $4.00 per share, a par value of $0.01 per share and dividends payable quarterly. The Preferred C holder has the similar preference of Preferred A (see above).

         (k)      BUSINESS ACQUISITIONS

                  On August 10, 1999, CollegeLink acquired ECI, Inc. through a merger transaction. As consideration for the merger, CollegeLink issued 550,809 shares of its common stock, 234,771 shares of its Series B Preferred Stock ("Preferred B") and paid $489 in cash. CollegeLink also assumed approximately $800,000 of ECI, Inc.'s liabilities in connection with the merger. In addition, CollegeLink settled a claim against ECI, Inc. in exchange for 108,196 shares of CollegeLink's common stock and 45,000 shares of Preferred B. The purchase price of approximately $8,000,000 including 659,005 shares of common stock, valued at $4.375 per share, 279,771 shares of Preferred B, valued at $4,175,000, assumption of liabilities and acquisition costs of approximately $180,000. The purchase price was allocated principally to goodwill which is being amortized over 15 years.

         Subject to certain terms and conditions, each share of Preferred B is convertible to such number of common stock as is determined by dividing $15 by the Conversion Price, as defined. In August 2000, 279,771 shares of Preferred B were converted to 550,392 shares of its common stock.

                  On February 17, 2000, CollegeLink acquired Student Success, Inc. ("SSI") through a merger transaction. As consideration for the merger, CollegeLink issued 1,625,000 shares of its common stock, valued at $3.5625 per share, and $2,600,000 in cash to two stockholders/officers of SSI (the "Former Stockholders"). CollegeLink also assumed approximately $200,000 of SSI's liabilities and incurred acquisition costs of approximately $55,000 in connection with the merger. The purchase price of approximately $9,000,000 was allocated principally to goodwill which is being amortized over 15 years. In addition, CollegeLink entered into employment agreements with the Former Stockholders, whereby CollegeLink granted each an option to purchase up to 200,000 shares of CollegeLink's common stock with an exercise price of $4.00 per share.

                  Both acquisitions are being accounted for using the purchase method. The operations of ECI and SSI have been included in the accompanying statements of operations since August 11, 1999 and February 18, 2000, respectively. The unaudited results of operations, as if ECI and SSI had been acquired at the beginning of fiscal year 2000 and 1999, are as follows:

                                                                       Pro - Forma Information
                                                          ------------------------------------------------
                                                          For the Year Ended           For the Year Ended
                                                             June 30, 2000               June 30, 1999
                                                             -------------               -------------
           Net revenues                                         $2,601,817                $1,741,662
           Net loss                                             $8,265,425                $5,584,794
           Net loss per share                                      $(0.76)                   $(0.66)

         (l)      PUBLIC OFFERING

                  During the year ended June 30, 2000, CollegeLink completed its public offering of its common stock, whereby CollegeLink sold 2,530,000 shares at $4.00 per share, less underwriting and commission expense. CollegeLink incurred approximately $1,200,000 of direct expenses in connection with this offering.

         (m)      STOCK OPTIONS

                  During the year ended June 30, 2000, CollegeLink granted certain consultants options to purchase 98,320 shares of its common stock at exercise price ranging from $4.00 to $7.625 per share. Accordingly, CollegeLink recorded consulting costs of $262,949 based on the Black-Scholes Option Price Model. In addition, CollegeLink granted to its employees five-year options to purchase 165,000 shares of its common stock with an exercise price less than market value. As a result, CollegeLink recorded deferred compensation of $178,125 and recognized $26,241 in compensation expenses for these options during the year ended June 30, 2000. The deferred compensation will be amortized over five years. Furthermore, CollegeLink granted 2,027,963 and 1,441,186 options to its employees with exercise prices equal to or greater than the market value of the stock at the grant dates during the years ended June 30, 2000 and 1999, respectively.

                  For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the years ended June 30, 2000 and 1999, respectively: annual dividends of $0.00, expected volatility of 84% at June 30, 2000 and 65% at June 30, 1999, risk-free interest rate of 6.1% and 5.7% and expected life of five years for the years ended June 30, 2000 and 1999, respectively. The weighted-average fair value of the stock options granted during the years ended June 30, 2000 and 1999 was $ 1.69 and $1.48, respectively.

                  If CollegeLink recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, CollegeLink's pro forma net loss and loss per share would have been approximately, $8,249,000 and $2,913,000, and $0.78 and $0.45, respectively, in years ended June 30, 2000 and 1999.

                  Exercise prices for options outstanding at June 30, 2000 and 1999 range from $1.25 to $7.625 and $2.00 to $7.00, respectively. The number of options exercisable and weighted average exercise price for options exercisable at June 30, 2000 and 1999 was 632,157 shares and $3.62 and 69,430 shares and $2.83, respectively.

                  The following table summarizes the changes in options outstanding and the related price ranges for shares of CollegeLink's common stock:

                                                                                       Weighted Average
                                                                        Shares          Exercise Price
                                                                        ------          --------------
         Outstanding at June 30, 1998                                  1,444,133               $0.43
             Granted                                                   1,441,186                4.32
             Exercised                                                (1,444,133)               0.43
             Expired or cancelled                                             --                  --
                                                                      ----------               -----
         Outstanding at June 30, 1999                                  1,441,186                4.32
             Granted                                                   2,291,283                4.00
             Exercised                                                        --
             Expired or cancelled                                       (414,917)               4.32
                                                                      ----------               -----
         Outstanding at June 30, 2000                                  3,317,552                3.98
                                                                      ==========               =====

8.       COMMITMENTS AND CONTINGENCIES

(a) CollegeLink has two five-year lease agreements expiring September 30, 2001 and November 30, 2004, respectively. Rent expense was approximately $140,000 and $42,000 for the years ended June 30, 2000 and 1999, respectively. The future minimum rental payments to be made under noncancellable operating leases as of June 30, 2000 are as follows:

                                For the Year Ending June 30,                    Amount
                                ----------------------------                    ------
                                            2001                                $167,531
                                            2002                                 131,194
                                            2003                                 129,606
                                            2004                                 132,519
                                            2005                                  66,988

              CollegeLink will pay no rent during the fifth year on the lease that expires on September 30, 2001. CollegeLink has not recorded deferred rent credit and recorded rent expenses when payment was made based upon the fact that CollegeLink did not expect to stay in this building on the fifth year at the time CollegeLink entered into such lease agreement.

(b) Effective February 1999, CollegeLink entered into three-year employment agreements with two officers who are principal stockholders of CollegeLink. These agreements subsequently were extended for one year. CollegeLink also has two employment agreements with the Former Stockholders in connection with the acquisition of SSI (see Note 7k). Future minimum payments under these employment agreements amounted to approximately $1,344,000 payable through February 2003.

(c) CollegeLink has an agreement with an agency for marketing and public relations services commencing April 1, 1999 with no expiration date. Either party may terminate the agreement by notifying the other party within sixty days prior to the date of termination. CollegeLink has agreed to pay the agency a monthly rate of $7,000 to compensate the agency for services in the following areas: strategic counseling, in-house research, advertising and public relations. This agreement was terminated in April 2000 and CollegeLink paid the consultant approximately $139,000.

(d) On March 20, 2000, CollegeLink entered into a forty-two (42) month agreement with a consultant to provide services for management consulting, business advisory and public relations. CollegeLink has agreed to pay the consultant $133,000 a year plus stock options and other benefits.

9.       DISCONTINUED OPERATIONS

                  In July 1998, CollegeLink ceased its business of Web site development. Revenue from Web site development earned in year ended June 30, 1999 was approximately $53,000 and was derived from contracts billed in the year ended June 30, 1998.

                  During the year ended June 30, 2000, CollegeLink sold its web hosting and online training businesses resulting for a gain of $513,716. Revenue from web hosting and online training businesses during the year ended June 30, 2000 was $110,066 and $162,962, respectively.

                  CollegeLink believes that the Internet is going to be an integral part of its continuing operations, both Web site development and web hosting and online training businesses are considered as part of the Internet business. Therefore, the above transactions do not satisfy the criteria of APB No. 30, "Discontinue Operations". Accordingly, the results of these discontinued segments are not presented separately as discontinued operations in the accompanying statements of operations.

10.      INCOME TAXES

                  CollegeLink accounts for income taxes under SFAS 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. At June 30, 2000 and 1999, CollegeLink had net operating loss carryforwards of approximately $11,683,000 and $3,800,000, expiring through 2019. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At June 30, 2000 and 1999, a valuation allowance for the full amount of the deferred tax was recorded because of operating losses incurred and the uncertainties as to the amount of taxable income that would be generated in the future years.

                  The components of the net deferred tax asset consist of the following:

                                                                          June 30,
                                                                          --------
                                                                 2000                 1999
                                                                 ----                 ----
             Net operating loss carryforwards                 $  4,089,000         $  1,330,000
             Temporary differences                                      --                4,000
             Valuation allowance                                (4,089,000)          (1,334,000)
                                                                ----------           ----------
                                                              $         --         $         --
                                                              ============         ============

         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows at June 30:

                                                                                        June 30,
                                                                                        --------
                                                                                 2000             1999
                                                                                 ----             ----
             Income tax benefit computed at statutory rate at 35%            $(2,759,000)      $(905,000)
             Goodwill Amortized                                                  264,000              --
             Tax benefit not recognized                                        2,495,000         905,000
                                                                             -----------       ---------
             Provision for income taxes                                      $        --       $      --
                                                                             ===========       =========


11.      ACCOUNTING DEVELOPMENT

                  In December 1999, the Securities and Exchange Commission (the "SEC") released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") which clarifies the SEC's views on revenue recognition. CollegeLink is required to adopt SAB 101 in the fourth quarter of the year ending June 30, 2001. CollegeLink is currently studying the impact of SAB 101, but does not expect it will have a material impact on its financial statements.

                  In November 1999, the SEC released Staff Accounting Bulletin No. 100, "Restructuring and Impairment Charges". CollegeLink is currently reviewing the impact of SAB 100 and believes it has complied with SAB 100.

                     REPORT OF INDEPENDENT AUDITORS' REPORT


                                                                January 19, 2001

The Board of Directors and Stockholders
CollegeLink.com Incorporated
Middletown, RI

We have audited the accompanying balance sheets of CollegeLink.com Incorporated as of December 31, 2000 and June 30, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flow for the six months ended December 31, 2000 and for the years ended June 30, 2000 and 1999. These financial statements are the responsibility of CollegeLink's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CollegeLink.com Incorporated at December 31, 2000 and June 30, 2000, and the results of its operations and its cash flows for the six months ended December 31, 2000 and for the years ended June 30, 2000 and 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that CollegeLink will continue as a going concern. As discussed in Note 2 to the financial statements, CollegeLink incurred a net loss of $17,050,934 during the six months ended December 31, 2000, and the existing cash is insufficient to fund CollegeLink's cash flow need for the next year. CollegeLink has signed an agreement to sell substantially all of its assets. The net proceeds from the sale (before required escrows) are expected to be approximately $2,787,500, which CollegeLink expects will be sufficient for its operations for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                      /s/ Radin Glass & Co., LLP
                                                    Certified Public Accountants

                                                                    New York, NY

                          COLLEGELINK.COM INCORPORATED
                                 BALANCE SHEETS

                FOR THE TRANSITION PERIOD ENDED DECEMBER 31, 2000
                        AND THE YEAR ENDED JUNE 30, 2000



                                                         ASSETS
                                                                                            December 31,           June 30,
                                                                                                2000                 2000
                                                                                             -----------          -----------
CURRENT ASSETS
   Cash                                                                                      $   161,481          $ 2,236,430
   Accounts receivable, net                                                                      382,539              422,005
   Notes receivable, stockholders, current portion                                                35,000               60,000
   Note receivable, other                                                                             --               89,170
   Prepaid expenses and other current assets                                                     276,635              122,128
                                                                                             -----------          -----------

         Total current assets                                                                    855,655            2,929,733
                                                                                             -----------          -----------

PROPERTY AND EQUIPMENT, NET                                                                      571,072              759,829
                                                                                             -----------          -----------

OTHER ASSETS:
   Book right, net of accumulated amortization of $15,027 and $13,638, respectively               34,973               36,362
   Notes receivable, stockholders, less current portion                                               --              120,000
   Goodwill, net                                                                               4,245,897           16,266,737
   Other intangible, net                                                                              --              943,126
   Website development costs, net                                                                361,587              378,350
                                                                                             -----------          -----------

                                                                                               4,642,457           17,744,575

         TOTAL ASSETS                                                                        $ 6,069,184          $21,434,137
                                                                                             ===========          ===========

                       See notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                          BALANCE SHEET -- (continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                          December 31,             June 30,
                                                                                              2000                   2000
                                                                                          ------------           ------------
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                                  $  1,188,560           $    698,005
   Notes payable                                                                               502,917                     --
    Prepaid program fee                                                                             --                145,000
   Unearned revenue                                                                            715,207                 60,883
                                                                                          ------------           ------------

         TOTAL LIABILITIES                                                                   2,406,684                903,888
                                                                                          ------------           ------------

COMMITMENTS AND CONTINGENCIES                                                                       --                     --

STOCKHOLDERS' EQUITY:
   Series A convertible preferred stock, $4.00 stated value, $0.01 par value;                4,584,980              4,584,980
     2,500,000 shares authorized, 1,140,000 shares issued and outstanding
   Series B convertible preferred stock, $7.625 stated value, $0.01 par value;                      --              4,175,000
     300,000 shares authorized, -0- and 279,771 shares issued and outstanding
   Series C convertible preferred stock, $4.00 stated value, $0.01 par value;                4,000,000              4,000,000
     1,000,000 shares authorized, 1,000,000 shares issued and outstanding
   Common stock, $0.001 par value, 100,000,000 shares authorized, 15,302,535 and                15,302                 14,481
     14,480,564 shares issued and outstanding, respectively
   Additional paid-in capital                                                               24,402,656             20,077,354
   Deferred compensation                                                                      (214,422)              (246,484)
   Accumulated deficit                                                                     (29,126,016)           (12,075,082)
                                                                                          ------------           ------------

         TOTAL STOCKHOLDERS' EQUITY                                                          3,662,500             20,530,249
                                                                                          ------------           ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY:                                      $  6,069,184           $ 21,434,137
                                                                                          ============           ============

                       See notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF OPERATIONS

                FOR THE TRANSITION PERIOD ENDED DECEMBER 31, 2000
                        AND THE YEAR ENDED JUNE 30, 2000

                                                        For the Six         For the Year         For the Year         For the Six
                                                        Months Ended           Ended                Ended             Months Ended
                                                        December 31,          June 30,             June 30,           December 31,
                                                            2000                2000                 1999                 1999
                                                        ------------         ------------         ------------         ------------
                                                         (Audited)            (Audited)            (Audited)           (Unaudited)
REVENUES:
   College and high school programs                     $  1,245,000         $  1,365,790         $         --         $         --

   Web site hosting and web services                          17,500              273,028              398,406              226,606
   Other revenues                                             82,829               24,909              163,515              221,125
                                                        ------------         ------------         ------------         ------------
                                                           1,345,329            1,663,727              561,921              447,731
COST OF GOODS SOLD                                         1,303,126              734,882                   --               44,269
                                                        ------------         ------------         ------------         ------------

    GROSS PROFIT                                              42,203              928,845              561,921              403,462

OPERATING EXPENSES:
   Technology                                                331,119              464,120              337,997              337,600
   Depreciation and amortization                             324,196              906,840              131,545              357,413
   Sales and marketing                                       657,679            4,036,602              350,151            2,487,528
   General and administrative                              2,744,068            4,038,982            2,286,600            1,568,017
                                                        ------------         ------------         ------------         ------------
    TOTAL OPERATING EXPENSES                               4,057,062            9,446,544            3,106,293            4,750,558
                                                        ------------         ------------         ------------         ------------
    OPERATING LOSS                                        (4,014,859)          (8,517,699)          (2,544,372)          (4,347,096)
                                                        ------------         ------------         ------------         ------------
OTHER INCOME (EXPENSES)
   Interest income, net                                       11,667              121,119              (42,053)              27,806
   Write-off of uncollectible notes receivable              (114,170)                  --                   --                   --
   Loss on disposal of property and equipment               (116,016)                  --                   --                   --
   Assets impairment                                     (12,817,556)                   0                   --
   Gain on sale of business units                                 --              513,716                   --              185,716
                                                        ------------         ------------         ------------         ------------
    TOTAL OTHER INCOME (EXPENSES)                        (13,036,075)             634,835              (42,053)             213,522
                                                        ------------         ------------         ------------         ------------
    LOSS BEFORE INCOME TAXES                             (17,050,934)          (7,882,864)          (2,586,425)          (4,133,574)

INCOME TAXES                                                      --                   --                   --                   --
                                                        ------------         ------------         ------------         ------------

    NET LOSS                                             (17,050,934)          (7,882,864)          (2,586,425)          (4,133,574)

PREFERRED STOCK DIVIDEND EARNED                              257,549              432,824               42,485                   --
                                                        ------------         ------------         ------------         ------------

    NET LOSS ATTRIBUTABLE TO COMMON SHARES              $(17,308,483)        $ (8,315,688)        $ (2,628,910)        $ (4,133,574)
                                                        ============         ============         ============         ============


Net Loss Per Share (Basis and Diluted)                  $      (1.15)        $      (0.73)        $      (0.40)        $      (0.43)
                                                        ============         ============         ============         ============

Weighted Average Common Shares Outstanding                15,016,136           11,392,911            6,531,153            9,678,207
                                                        ============         ============         ============         ============

                       See notes to financial statements.

                          COLLEGELINK.COM, INCORPORATED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                       Preferred Stock                          Common Stock
                                                 Shares              Amount              Shares              Amount
                                                ---------          ----------          ----------           ---------
Balance - June 30, 1998                               543             542,500           3,482,556               3,483

Conversion of preferred stock                        (543)           (542,500)            453,976                 454
Issuance of shares for assets                                                           1,345,350               1,345
Issuances of shares for compensation                                                    1,372,070               1,372
Issuance of shares for services                                                           559,438                 559
Sales of common shares, less expenses                                                     374,725                 375
Effect of merger transaction                                                            1,204,096               1,204
Issuance of shares with debt                                                              360,000                 360
Issuance of Series A preferred stock              775,000           3,100,000
Dividends
Net loss
                                                ---------          ----------          ----------           ---------
Balance - June 30, 1999                           775,000           3,100,000           9,152,211               9,152

Issuance of Series A preferred stock              365,000           1,484,980
Issuance of stock in connection with
 with ECI merger                                  279,771           4,175,000             659,005                 659
Issuance of shares for services                                                           170,624                 171
Shares adjustment                                                                          74,224                  74
Issuance of Series C preferred stock            1,000,000           4,000,000
Issuance of shares in connection
 with public offering, net of costs                                                     2,530,000               2,530
Issuance of shares in connection
 with SSI acquisition                                                                   1,625,000               1,625
Issuance of shares for assets - OSN                                                       225,000                 225
Issuance of options for compensation
Amortization of deferred compensation
Preferred stock dividend                                                                   44,500                  45
Net loss
                                                ---------          ----------          ----------           ---------
Balance - June 30, 2000                         2,419,771          12,759,980          14,480,564              14,481

Conversion of Series B preferred stock           (279,771)         (4,175,000)            550,370                 550
Shares adjustment                                                                          60,000                  60
Issuance of shares and warrant                                                            200,000                 200
Exercise of options                                                                        11,601                  11
Issuance of options for services
Amortization of deferred compensation
Net income
                                               ----------          ----------          ----------           ---------
Balance - December 31, 2000                     2,140,000           8,584,980          15,302,535              15,302
                                               ==========          ==========          ==========           =========

                                                  Additional           Deferred           Retained
                                                Paid-in Capital      Compensation         Earnings              Total
                                                  ----------           --------         -----------          ----------
Balance - June 30, 1998                              990,490                 --          (1,605,793)            (69,320)

Conversion of preferred stock                        542,046                                                         --
Issuance of shares for assets                        145,954                                                    147,299
Issuances of shares for compensation                   1,008                                                      2,380
Issuance of shares for services                      376,391                                                    376,950
Sales of common shares, less expenses                194,625                                                    195,000
Effect of merger transaction                           1,029                                                      2,233
Issuance of shares with debt                         250,660                                                    251,020
Issuance of Series A preferred stock                                                                          3,100,000
Dividends                                            (42,485)                                                   (42,485)
Net loss                                                                                 (2,586,425)         (2,586,425)
                                                  ----------           --------         -----------          ----------
Balance - June 30, 1999                            2,459,718                 --          (4,192,218)          1,376,652

Issuance of Series A preferred stock                                                                          1,484,980
Issuance of stock in connection with
 with ECI merger                                   2,882,488                                                  7,058,147
Issuance of shares for services                      386,521            (142,500)            244,192
Shares adjustment                                        (74)                                                        --
Issuance of Series C preferred stock                                                                          4,000,000
Issuance of shares in connection
 with public offering, net of costs                7,666,586                                                  7,669,116
Issuance of shares in connection
 with SSI acquisition                              5,787,438                                                  5,789,063
Issuance of shares for assets - OSN                  618,525                                                    618,750
Issuance of options for compensation                 441,074            (178,125)                               262,949
Amortization of deferred compensation                                     74,141                                 74,141
Preferred stock dividend                            (164,922)                                                  (164,877)
Net loss                                                                                 (7,882,864)         (7,882,864)
                                                  ----------           --------         -----------          ----------
Balance - June 30, 2000                           20,077,354           (246,484)        (12,075,082)         20,530,249

Conversion of Series B preferred stock             4,174,450                                                         --
Shares adjustment                                        (60)                                                        --
Issuance of shares and warrant                        64,600                                                     64,800
Exercise of options                                      104                                                        115
Issuance of options for services                      86,208            (86,208)                                     --
Amortization of deferred compensation                                   118,270                                 118,270
Net income                                                                              (17,050,934)        (17,050,934)
                                                  ----------           --------         -----------          ----------
Balance - December 31, 2000                       24,402,656           (214,422)        (29,126,016)          3,662,500
                                                  ==========           ========         ===========           =========

                       See notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                             For the Six Months          For the Year             For the Year
                                                                   Ended                    Ended                     Ended
                                                              December 31, 2000         June 30, 2000             June 30, 1999
                                                                ------------             ------------             ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(17,050,934)            $ (7,882,864)            $ (2,586,425)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                                   324,196                  906,840                  131,545
     Stock-based compensation                                        183,070                  581,282                  384,308
     Loss in disposal of property and equipment                      116,016                       --                    1,231
     Write-off of notes/accounts receivable                          114,170                       --                   89,800
     Assets impairment                                            12,817,556                       --                       --
     Accrued interest on note payable                                  2,917                       --                       --
   Changes in operating assets and liabilities:
     Accounts receivable                                              39,466                 (321,842)                (117,850)
     Prepaid expenses and others                                     (34,507)                 (73,241)                 (72,372)
     Accounts payable and accrued expenses                           490,554                  302,661                   94,080
     Unearned revenue                                                509,324                  170,884                  (22,126)
                                                                ------------             ------------             ------------
      CASH FLOW USED IN OPERATING ACTIVITIES                      (2,488,172)              (6,316,280)              (2,097,809)
                                                                ------------             ------------             ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                               (36,792)                (662,242)                 (26,520)
   Proceeds from equipment disposals                                      --                       --                    9,600
   Proceeds from rent deposit                                             --                       --                    5,050
   Issuance of notes receivable                                           --                 (269,170)                      --
   Payments for acquisitions                                              --               (4,497,847)                      --
   Capitalization of website development costs                       (50,100)                (378,350)                      --
                                                                ------------             ------------             ------------
      CASH FLOW USED IN INVESTING ACTIVITIES                         (86,892)              (5,807,609)                 (11,870)
                                                                ------------             ------------             ------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
   Proceeds from issuance of preferred stock                              --                5,484,980                3,100,000
   Principal repayments of capital lease obligations                      --                       --                  (11,049)
   Proceeds from note payable and debt                               500,000                       --                  251,021
   Repayments of note payable and debt                                    --                       --                  (58,071)
   Proceeds from issuance of common stock                                115                7,669,116                  195,000
   Payments of dividends                                                  --                 (164,877)                 (42,485)
                                                                ------------             ------------             ------------
     CASH FLOW PROVIDED BY FINANCING ACTIVITIES                      500,115               12,989,219                3,434,416
                                                                ------------             ------------             ------------
     NET INCREASE (DECREASE) IN CASH                              (2,074,949)                 865,330                1,324,737

CASH, Beginning                                                    2,236,430                1,371,100                   46,363
                                                                ------------             ------------             ------------
CASH, Ending                                                    $    161,481             $  2,236,430             $  1,371,100
                                                                ============             ============             ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the periods for:
    Interest                                                    $         --             $     14,156                      996
                                                                ============             ============             ============
    Taxes                                                       $         --             $      7,351                   32,979
                                                                ============             ============             ============
   Non-cash investing and financing activities:
    Conversion of preferred stock to common stock               $  4,175,000             $         --             $    542,500
                                                                ============             ============             ============
    Issuance of options for services                            $     86,208             $    462,401             $         --
                                                                ============             ============             ============
    Issuance of stock for preferred stock dividend              $         --             $     55,680             $         --
                                                                ============             ============             ============
    Stock issued for acquisition                                $         --             $ 13,465,960             $         --
                                                                ============             ============             ============
    Issuance of stock for debt                                  $         --             $         --             $     66,021
                                                                ============             ============             ============
    Issuance of common stock for assets                         $         --             $         --             $    147,299
                                                                ============             ============             ============

                       See notes to financial statements.

                          COLLEGELINK.COM INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS

1.       BUSINESS

         On March 5, 1999, Cytation Corporation (formerly known as Web Services International, Inc.) was acquired by Cytation.com Incorporated, a New York corporation, (formerly known as Stylex Homes, Inc.) through a "reverse merger" transaction, whereby each outstanding share of Cytation Corporation was exchanged for 5.765 shares of Cytation.com Incorporated. This merger has been accounted for as a "Recapitalization" as if Cytation.com Incorporated issued additional shares for the net assets of Cytation Corporation. CollegeLink.com Incorporated (the "Company"), a Delaware Corporation, is the surviving corporation in a merger on November 16, 1999 between Cytation.com Incorporated and CollegeLink. The number of common share information has been adjusted to reflect the effects of the mergers.

         CollegeLink provides an extensive range of in-school and online services directed at high school students and their parents, high school guidance counselors, college admissions officers and corporations which target the teen marketplace.

2.       BASIS OF PRESENTATION

         As shown in the accompanying financial statements, CollegeLink incurred a net loss of $17,050,934 during the six months ended December 31, 2000. In addition, cash available at December 31, 2000 is able to support CollegeLink's operations at present levels only to February 2000. CollegeLink needs to raise more capital through public or private financing. CollegeLink does not know if additional financing will be available or, if available, whether it will be available on attractive terms. If CollegeLink does raise more capital in the future, it is probably that it will result in substantial dilution to its stockholders. These factors create substantial doubt as to CollegeLink's ability to continue as a going concern. The ability of CollegeLink to continue as a going concern is dependent upon the success of the capital offering or alternative financing arrangements. CollegeLink has signed an agreement to sell substantially all of its assets (see Note 12 for more detail). The net proceeds from this sale (before required escrows) are expected to be approximately $2,787,500, which CollegeLink expects will be sufficient for its operations for the foreseeable future. The financial statements do not include any adjustments to the financial statements that might be necessary should CollegeLink be unable to continue as a going concern.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         b. Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, auto and furniture. Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations.

         c. Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         d. Income Taxes - CollegeLink utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

         e. Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs amounted to $172,244 and $1,937,095 for the six months ended December 31, 2000 and for the year ended June 30, 2000, respectively.

         f. Revenue Recognition - Revenues are recognized when services are performed. For the college and high school programs, CollegeLink recognizes revenue over the program life, which generally is five to six months, taking into account the number of presentations completed and to be completed costs and contracts price. Deferred revenue represents unearned revenue for the uncompleted programs at the balance sheet date based upon number of presentations not yet completed. Prepaid program fees represent fees received in advances for programs not yet started.

         g. Employee Stock Options and Shares Issued for Services - CollegeLink accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." CollegeLink has adopted the proforma disclosure requirements of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

         h. Loss Per Share - CollegeLink adopted the provision of SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding for the period. Common stock equivalents are excluded in the computation of diluted EPS for the six months ended December 31, 2000 and the year ended June 30, 2000 as such inclusion is antidiluted. The computations of basic and diluted EPS from continuing operations were as follows:

                                                      For the Six         For the Year Ended
                                                      months Ended             June 30,
                                                   December 31, 2000             2000
                                                       ----------             ----------
Net Loss                                              $17,050,934            $ 7,882,864
Preferred Stock Dividend Earned                           257,549                432,824
Net Loss Attributable to Common Shares                $17,308,483            $ 8,315,688
Weighted Average Common Shares Outstanding             15,016,136             11,392,911
                                                       ----------             ----------
Net Loss per Share (Basic and Diluted)                $      1.15            $      0.73
                                                      ===========            ===========

         i. Accounting for Long-Lived Assets - CollegeLink reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. At December 31, 2000, CollegeLink believed that there had been no impairment of long-lived assets except an impairment of goodwill and other intangible assets (see Note 6 for further discussion).

         j. Reporting of Segments - CollegeLink adopted No. 131, "Disclosures about Segments of an Enterprise and Related Information" during the year ended June 30, 1999. SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. CollegeLink has determined that under SFAS No. 131, it operates in one segment of service.

         k. Cash and Cash Equivalents - For purposes of the statement of cash flows, CollegeLink considers all short-term investments with an original maturity of three months or less to be cash equivalents. CollegeLink may have cash balances in the bank in excess of the maximum amount insured by the FDIC through the period.

         l. Change of Year-End - CollegeLink changes its year-end from June 30 to December 31.

         m. Website Development Costs - CollegeLink follows EITF 00-2 as to its website development costs. EITF 00-2 requires certain website development costs to be expensed and others to be capitalized. CollegeLink capitalized website development costs of $50,100 and $378,350 during six months ended December 31, 2000 and for the year ended June 30, 2000 in accordance with EITF 00-2, respectively. The capitalized costs were payroll and payroll taxes paid to the programmers after the planning stage. The website development costs is amortized over three years. Total amortization expense for the six months ended December 31, 2000 and the year ended June 30, 2000 were $66,864 and $-0-, respectively.

         n. Reclassifications - Certain accounts in the prior period financial statements have been reclassified for comparative purposes to conform with the presentation in the current period financial statements. These reclassifications have no effect on previously reported income.

4.       NOTES RECEIVABLE, STOCKHOLDERS AND OTHER

         Notes receivable at December 31, 2000 and June 30, 2000 consist of the following:

                                                                            December 31,         June 30,
                                                                                2000               2000
                                                                              --------            --------
Note receivable from stockholder, due in monthly installment of
$2,500 plus interest at 5% through May 1, 2001 (A)                            $     --            $ 25,000


Note receivable from stockholder, principal and interest at 5% due
on January 18, 2001                                                             35,000              35,000

Note receivable from stockholders, non-interest bearing. (B)                        --             120,000

Note receivable-other, due on demand with interest at 6%.  Balance
at June 30, 2000 included accrued interest of  $2,175 (C)                           --              89,170
                                                                              --------            --------
                                                                                35,000             269,170
Less: Current Portion                                                               --             149,170
                                                                              --------            --------
       Notes Receivable, less Current Portion                                 $ 35,000            $120,000
                                                                              ========            ========

         (A) After repeated demand for payment, CollegeLink determined that this note would not be recoverable and wrote it off during the quarter ended December 31, 2000.

         (B) In fiscal year ended December 31, 2000, Collegelink's directors unanimously approved the reacquisition of certain assets from ConferenceNow.com Incorporated ("ConferenceNow"), a corporation in which Richard Fisher and Kevin High, two of CollegeLink's directors, were shareholders. The assets had previously been acquired by ConferenceNow from CollegeLink and were used to develop online conferencing technology. The transaction was entered into in order to enable CollegeLink to transfer the assets to TMP Worldwide Inc. as part of the sale of substantially all of CollegeLink's assets to TMP. In connection with the transaction, CollegeLink, Mr. Fisher and Mr. High surrendered their shares of ConferenceNow, and promissory notes issued by Mr. Fisher and Mr. High to CollegeLink in the aggregate amount of $120,000 was cancelled.

         (C) In September 2000, CollegeLink demanded payment from OSN and realized that the note would not be recoverable and therefore the note was written off. OSN was insolvent and has not ability to pay the note.

5.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 and June 30, 2000 consist of the following:

                                         December 31,            June 30,             Estimated
                                             2000                  2000              Useful Lives
                                          ----------            ----------           ------------
Computer and office equipment             $  644,961            $  608,733              3 years
Furniture and fixtures                       333,559               332,992              7 years
Leasehold improvements                            --               172,421              5 years
                                          ----------            ----------
                                             978,520             1,114,146
Less: accumulated depreciation               407,448               354,317
                                          ----------            ----------
Property and Equipment, Net               $  571,072            $  759,829
                                          ==========            ==========

         Depreciation expense for the six months ended December 31, 2000 and for the year ended June 30, 2000 was $109,535 and $152,896 respectively.

6.       GOODWILL AND OTHER INTANGIBLE ASSETS

         The carrying value of intangible, as required by Statements of Financial Accounting Standard ("SFAS") No. 121, is reviewed if the facts and circumstances, such as significant declines in sales, earnings or cash flows, or a material adverse change in the business environment indicated that an impairment may have occurred. If there is an indication of such impairment, an evaluation of the estimated cash flows of the related entity is made, and, if impairment is indicated, a write down is made.

CollegeLink reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever the conditions indicated in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, require: a decrease in the market value of an assets, a change in use of the asset, a change in legal factors or business climate, accumulation of costs significantly in excess of original expectations or a current period loss combined with history of losses.

Management does not believe that any of these events had occurred by June 30, 2000, and therefore that an impairment analysis was not required under SFAS 121. SFAS No. 121, paragraph 5, sets forth five examples of events or changes in circumstances that would warrant an assessment for possible impairment:

         a. A significant decrease in the market value of an asset. On June 30,2000, CollegeLink's management has no compelling reason to believe that there had been a significant decrease in the market value of its assets. To the contrary, management believed that CollegeLink's principal assets had increased in value from the respective dates of their acquisition.

         Internet-related assets. Since acquiring the online division in August 1999, CollegeLink had significantly improved its technology to be compatible with the Internet industry's ever-changing and improving computer technologies. CollegeLink expended significant funds over the period March through August 2000 to revamp and relaunch the collegelink.com website and position its online division to generate revenue. The functionality of the site was expanded in preparation for the September 1, 2000 relaunch to encompass not only college applications but also scholarship and college search capabilities in addition to online student loan applications. CollegeLink had entered into an agreement in August 2000 with industry leader U.S. News & World Report to be that organization's exclusive online provider of college application services (replacing CollegeLink's principal competitor). Moreover, the online division's constituency of 900 college and university customers (colleges that accepted CollegeLink-processed applications) was fully intact on June 30, 2000, and CollegeLink had a full-time sales force of four engaged in onsite college sales call to strengthen and expand these relationships. Further, the acquisition of Student Success, Inc. created a feeder for the online programs and helped generate an average of 1,400,000 monthly page views for collegelink.com during the ensuing school year, further enhancing the value of the existing intangible.

         Offline assets. CollegeLink's Making It Count division was principally an offline business with a proved revenue generating business model. As of June 30, 2000, CollegeLink had concluded preparations for rolling out its "Making High School Count" Program to reach 700,000 students (an increase of 650,000 students); for launching and receiving sponsorship commitments for its new program, "Making Your College Search Count" (which expected to reach in excess of 600,000 students during the period January through June 2001); and for expanding its flagship program, "Making College Count", to reach an estimated 700,000 students during the period January through June 2001. This represented growth of approximately 400%.

         b. A significant change in the extent or manner in which an asset is used or a significant physical change in an asset. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

         c. A significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

         d. An accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink.

         e. A current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue. On June 30, 2000, CollegeLink's management did not believe that this indicator was applicable to CollegeLink. The fiscal year commencing July 1, 2000 marked the first time that the programs of the offline and online divisions were synchronized. CollegeLink's previous operating and cash flow losses were in part incurred from the operations of other (now discontinued) businesses or, with respect to the fiscal year ending June 30, 2000, were reflective of efforts to consolidate, restructure and integrate two acquired businesses and to follow through on commitments which had been made before their acquisitions. Projections prepared in June 2000 for the offline division indicated revenue in excess of $4,000,000 and positive cash flow. Projections prepared in June 2000 for the online division indicated a significant increase in revenue based on expected growth of the use of the CollegeLink application service (particularly from colleges for whom CollegeLink had developed "back end" private label web application services) and from the sale of data collected online.

CollegeLink's management believed that the decline in the market price of CollegeLink's common stock reflected the market conditions generally and in particular for companies perceived as "dot.com" enterprises which increasingly were viewed critically if they could not demonstrate a revenue producing business model. At June 30, 2000, managmenet believed that CollegeLink was perceived by investors as a "dot.com" enterprise but in fact was in significant part of an offline business with a business model in a different industry (self help/motivational) that indicated both revenue and positive cash flow. Accordingly, even if the decline in the market value of CollegeLink's common stock a criterion for an impairment analysis in SFAS No. 121, CollegeLink's management did not believe that it was reason to find impairment in either CollegeLink's acquired offline division or, given the relaunch of the collegeline.com website and the offline support CollegeLink anticipated would be generated for it through the greatly expanded "Making It Count" programs, for the online divisions as well.

For similar reasons, the decline of the "dot.com" industry in general, even if the decline in the industry of a company was a criterion for an impairment analysis SFAS No. 121, there would not have been reason to find impairment in either of CollegeLink's acquired divisions.

During the period ended December 31, 2000, in view of the impending sale of substantially all of the assets of CollegeLink as described in Note 12, CollegeLink wrote down its intangible assets to the net proceeds of the sale. As a result, CollegeLink recorded an impairment on its goodwill and other intangible assets of $12,817,556.

Goodwill and other intangible assets at December 31, 2000 and June 30, 2000 consist of the following:

                                                  December 31,             June 30,                 Estimated
                                                      2000                   2000                  Useful Lives
                                                   -----------            -----------              ------------
         Goodwill                                  $ 4,392,307            $16,934,942               15 Years
         Technology                                         --              1,028,865                5 Years
                                                   -----------            -----------
                                                     4,392,307             17,963,807
         Less: accumulated amortization                146,410                753,944
                                                   -----------            -----------
                                                   $ 4,245,897            $17,209,863
                                                   ===========            ===========

Amortization expense for the six months ended December 31, 2000 and for the year ended June 30, 2000 was $146,410 and $753,944, respectively.

7.       STOCKHOLDERS' EQUITY

         a.       Authorized Shares

                  CollegeLink's authorized shares consists of 110,000,000 shares, divided into 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.01 per share.

         b.       Acquisition of Assets

                  On March 20, 2000, CollegeLink entered into a license agreement with Online Scouting Network, Inc. ("OSN"). The license grants CollegeLink a non-exclusive right to use substantially all of OSN's intellectual property assets, including OSN's databases of student athletes and registered college coaches and OSN's proprietary software. As consideration for the license, CollegeLink paid OSN $260,000 in cash and issued 225,000 shares of its common stock valued at $2.75 per share.

         c.       Shares Issued for Services

                  During the year ended June 30, 2000, CollegeLink issued 120,624 shares of its common stock to unrelated parties for marketing and investing services, which shares were recorded at fair market value at the time of the agreements of $1.375 to $2.75 per share. In addition, CollegeLink issued 50,000 shares of its common stock pursuant to an employment agreement.

         d.       Private Placement Offering

                  In January 1999, CollegeLink received $195,000, net of expenses, from the sales of 374,725 shares of its common stock in connection with the private placement offering.

         e.       Issuance of Series A Convertible Preferred Stock

                  In April 1999, CollegeLink received $3,100,000 in exchange for 775,000 shares of 6% cumulative preferred stock designated as "Series A Convertible Preferred Stock" ("Preferred A") from two investors. "Preferred A" has a stated value of $4.00 per share, a par value of $.01 per share and dividends payable quarterly. Any holder of Preferred A may at any time convert stock into the common stock of CollegeLink at a ratio of one share of common stock for each share of Preferred A. CollegeLink may require conversion on or after the first anniversary of the initial purchase if the closing bid price for its common shares exceeds $6.00 for twenty consecutive trading days.

                  If a special event occurs, as defined, the holders of the issued and outstanding Preferred A are entitled to receive $4.00 for each share of Preferred A, before any distribution of the assets of CollegeLink shall be made to the holders of any other capital stock.

                  During the year ended June 30, 2000, CollegeLink issued additional 365,000 shares of its Preferred A for $1,484,980.

         f.       Series C Convertible Preferred Stock

                  In September 1999, CollegeLink received $4,000,000 in exchange for 1,000,000 shares of 6% cumulative preferred stock designated as "Series C Convertible Preferred Stock" ("Preferred C") from PNC Bank Corp. Preferred C has a stated value of $4.00 per share, a par value of $0.01 per share and dividends payable quarterly. The Preferred C holder has the similar preference of Preferred A (see e. above).

         g.       Business Acquisitions

                  On August 10, 1999, CollegeLink acquired ECI, Inc. through a merger transaction. As consideration for the merger, CollegeLink issued 550,809 shares of its common stock, 234,771 shares of its Series B Preferred Stock ("Preferred B") and paid $489 in cash. CollegeLink also assumed approximately $800,000 of ECI, Inc.'s liabilities in connection with the merger. In addition, CollegeLink settled a claim against ECI, Inc. in exchange for 108,196 shares of CollegeLink's common stock and 45,000 shares of Preferred B. Total purchase price of approximately $8,000,000 including 659,005 shares of common stock, valued at $4.375 per share, 279,771 shares of Preferred B, valued at $4,175,000, assumption of liabilities and acquisition costs of approximately $180,000. The purchase price was allocated principally to goodwill which is being amortized over 15 years. Subject to certain terms and conditions, each share of Preferred B is convertible to such number of common stock as is determined by dividing $15 by the Conversion Price, as defined. In August 2000, 279,771 shares of Preferred B are converted to 550,392 shares of its common stock.

                  On February 17, 2000, CollegeLink acquired Student Success, Inc. ("SSI") through a merger transaction. As consideration for the merger, CollegeLink issued 1,625,000 shares of its common stock, valued at $3.5625 per share, and $2,600,000 in cash to two stockholders/officers of SSI (the "Former Stockholders"). CollegeLink also assumed approximately $200,000 of SSI's liabilities and incurred acquisition costs of approximately $55,000 in connection with the merger. The purchase price of approximately $9,000,000 was allocated principally to goodwill which is being amortized over 15 years. In addition, CollegeLink entered into employment agreements with the Former Stockholders, whereby CollegeLink granted each an option to purchase up to 200,000 shares of CollegeLink's common stock with an exercise price of $4.00 per share.

                  Both acquisitions were being accounted for using the purchase method. The operations of ECI and SSI have been included in the accompanying statements of operations since August 11, 1999 and February 18, 2000, respectively. The unaudited results of operations, as if ECI and SSI had been acquired at the beginning of fiscal years ended June 30, 2000 and 1999, are as follows:

                                   For the Year Ended      For the Year Ended
                                      June 30, 2000           June 30, 1999
                                   ------------------      ------------------
         Net revenues                  $ 2,601,817             $ 1,741,662
         Net loss                      $ 8,265,425             $ 5,584,794
         Net loss per share            ($     0.76)            ($     0.66)

         h.       Public Offering

                  During the year ended June 30, 2000, CollegeLink completed its public offering of its common stock, whereby CollegeLink sold 2,530,000 shares at $4.00 per share, less underwriting and commission expenses. CollegeLink incurred approximately $1,200,000 of direct expenses in connection with this offering.

         i.       Shares Issued for Settlement

                  On October 5, 2000, CollegeLink settled a possible claim by several preferred A holders emanating from CollegeLink's failure to file a Registration Statement covering approximately 110,000 shares of common stock underlying the Preferred A stock purchased by these holders, whereby CollegeLink issued 200,000 shares of restricted common stock to these holders, reduced the exercise price of 23,000 previously issued warrants from $4.00 to $1.45 per share, and granted an additional warrant to one of the holder to purchase 10,000 common shares at $1.45 per share (see j. below).

         j.       Options and Warrants

                  During the six months ended December 31, 2000 and the year ended June 30, 2000, CollegeLink granted to its employees five-year options to purchase 140,176 and 165,000 shares, respectively, of its common stock with an exercise price less than market value. As a result, CollegeLink recorded deferred compensation of $86,208 and $178,125 and recognized $86,208 and $26,241 in compensation expenses for these options, respectively. The remaining deferred compensation will be amortization over the vesting period.

                  During the year ended June 30, 2000, CollegeLink granted certain consultants options to purchase 98,320 shares of its common stock at exercise price ranging from $4.00 to $7.625 per share. Accordingly, CollegeLink recorded consulting costs of $262,949 based on the Black-Scholes Option Price Model.

                  Furthermore, CollegeLink granted - 0- and 2,027,963 options to its employee with exercise prices equal to or greater than the market value of the stock at the grant dates during the six months ended December 31, 2000 and the year ended June 30, 2000, respectively.

                  Exercise prices for options outstanding at December 31, 2000 and June 30, 2000 range from $0.01 to $7.625 and $1.25 to $7.625. The number of options exercisable and weighted average exercise price for options exercisable at December 31, 2000 and June 30, 2000 was 1,829,932 and $4.15 and 632,157 shares and $3.62, respectively.

                  The following table summarizes the changes in options outstanding and the related price ranges for shares of CollegeLink's common stock:

                                                                                Weighted Average
                                                                 Shares          Exercise Price
                                                              ----------        ----------------
                  Outstanding at June 30, 1999                 1,441,186             $4.32
                      Granted                                  2,291,283              4.00
                      Exercised                                       --
                      Expired or cancelled                      (414,917)             4.32
                                                              ----------
                  Outstanding at June 30, 2000                 3,317,552              3.98
                      Granted                                    140,176              0.01
                      Exercised                                  (11,601)             0.01
                      Expired or cancelled                    (1,616,195)             3.44
                                                              ----------
                  Outstanding at December 31, 2000             1,829,932              4.15
                                                              ==========

         During the six months ended December 31, 2000, CollegeLink granted to a Preferred A holder a warrant to purchase 10,000 shares of its common stock at an exercise price of $1.45 per share (see i. above). The warrant is valued at $0.23 per share under the Black-Scholes option-pricing model. At of December 31, 2000, the changes in warrants outstanding and related price ranges are as follows:

                                                                                               Weighted Average
                                                                       Shares                   Exercise Price
                                                                    ---------                  -----------------
                  Outstanding at June 30, 1999                      1,268,683                       $  2.77
                      Granted                                              --
                      Exercised                                            --
                      Expired or cancelled                                 --
                                                                    ---------
                  Outstanding at June 30, 2000                      1,268,683                          2.77
                      Granted                                          10,000                          1.45
                      Exercised                                            --
                      Expired or cancelled                                 --
                                                                    ---------
                  Outstanding at December 31, 2000                  1,278,683                          2.76
                                                                    =========

                  For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the six months ended December 31, 2000 and the year ended June 30, 2000, respectively: annual dividends of $0.00, expected volatility of 129% at December 31, 2000 and 84% at June 30, 2000, risk-free interest rate of 6.0% and 6.1% and expected life of five years for both the six months ended December 31, 2000 and for the year ended June 30, 2000, respectively. The weighted-average fair value of the stock options granted during the six months ended December 31, 2000 and for the year ended June 30, 2000 was $0.62 and $1.69, respectively.

                  If CollegeLink recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, CollegeLink's pro forma net loss and loss per share would have been approximately, $17,302,000 and $8,429,000, and $1.15 and
                  $0.78, respectively, in the six months ended December 31, 2000 and the year ended June 30, 2000.

8.       COMMITMENTS AND CONTINGENCIES

a. CollegeLink has two five-year lease agreements expiring September 30, 2001 and December 14, 2002, respectively. One of the leases has an option to extend the term for a two-year period. In addition, CollegeLink has a two-year lease expiring December 31, 2003 for its Ohio office. Rent expense was approximately $86,000 and $140,000 for the six months ended December 31, 2000 and for the year ended June 30, 2000, respectively. The future minimum rental payments to be made under noncancellable operating leases as of December 31, 2000 are as follows:

                              For the Year Ending December 31,                    Amount
                         -------------------------------------------------------------------
                             2001                                               $ 83,100
                             2002                                                 69,600
                             2003                                                 48,000

                  On December 1, 2000, CollegeLink entered into a Lease Surrender and Termination Agreement with the former landlord for its old office space. CollegeLink paid a termination fee of $50,969 and forfeiture of security deposit of $33,494. In addition, CollegeLink wrote-off the leasehold improvement of approximately $106,000.

                  CollegeLink pays no rent during the fifth year on the lease that expiring on September 30, 2001. CollegeLink has not recorded deferred rent credit and recorded rent expenses when payment was made based upon the fact that CollegeLink did not expect to stay in this building on the fifth year at the time the lease was executed.

b. Effective February 1999, CollegeLink entered into three-year employment agreements with two officers who are principal stockholders of CollegeLink. These agreements subsequently were extended for one year. As of December 31, 2000, total future commitments under these two employment agreements approximated $1,181,000 payable through February 11, 2003. CollegeLink also has two employment agreements with the Former Stockholders in connection with the acquisition of SSI (see
                  Note 7). These employment agreements have been terminated on September 1, 2000 and replaced by consulting agreements (see d. below).

c. CollegeLink has an agreement with an agency for marketing and public relations services commencing April 1, 1999 with no expiration date. Either party may terminate agreement by notifying the other party within sixty days prior to the date of termination. CollegeLink has agreed to pay the agency a monthly rate of $7,000 to compensate the agency for services in the following areas: strategic counseling, in-house research, advertising and public relations. This agreement was terminated in April 2000 and CollegeLink paid the consultant approximately $139,000.

d. On March 20, 2000, CollegeLink entered into a forty-two (42) month agreement with a consultant to provide services for management consulting, business advisory and public relations. CollegeLink has agreed to pay the consultant $133,000 a year through September 1, 2000 and $54,000 annually through September 1, 2003, plus stock option and other benefits.

                  On September 1, 2000, CollegeLink entered into two consulting agreements with two former employees to provided consulting services on its college and high school programs. CollegeLink has agreed to pay these consultants $11,250 monthly compensation each plus stock options and other benefits.

                  As of December 31, 2000, total future commitments under the above consulting agreements approximated $230,000 payable through September 1, 2003.

9.       DISCONTINUED OPERATIONS

         During the year ended June 30, 2000, CollegeLink sold its web hosting and online training businesses resulting for a gain of $513,716. Revenue from web hosting and online training businesses during the year ended June 30, 2000 was $110,066 and $162,962, respectively.

         CollegeLink believes that the Internet is going to be an integral part of its continuing operations, both the web hosting and online training businesses are considered as part of the Internet business. Accordingly, the above transactions do not satisfy the criteria of APB No. 30, "Discontinue Operations". Accordingly, the results of these discontinued segments are not presented separately as discontinued operations in the accompanying statements of operations.

10.      INCOME TAXES

         CollegeLink accounts for its income taxes under SFAS No. 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. At December 31, 2000 and June 30, 2000, CollegeLink had net operating loss carryforwards of approximately $28,734,000 and $11,683,000, expiring through 2019. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 2000 and June 30, 2000, a valuation allowance for the full amount of the deferred tax asset was recorded because of operating losses incurred and the uncertainties as to the amount of taxable income that would be generated in the future years.

         The components of the net deferred tax asset consist of the following:

                                                         December 31, 2000     June 30, 2000
                                                          -------------       --------------
             Net operating loss carryforwards             $  10,057,000       $    4,089,000
             Valuation allowance                            (10,057,000)          (4,089,000)
                                                          -------------       --------------
                                                          $          --       $           --
                                                          =============       ==============

       The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:

                                                        December 31, 2000     June 30, 2000
                                                         -------------       -------------
           Income tax benefit computed at statutory      $  (5,968,000)      $  (2,759,000)
           rate at 35%
           Goodwill amortization and impairment              4,537,000             264,000
           Tax benefit not recognized                        1,431,000           2,495,000
                                                         -------------       -------------
                    Provision for income taxes           $          --       $          --
                                                         =============       =============

11.      ACCOUNTING DEVELOPMENTS:

         In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which amends the accounting and reporting standards of SFAS No. 133. SFAS No. 133 was previously amended by SFAS No. 137, which deferred the effective date of SFAS No. 133 to fiscal years commencing after June 15, 2000. CollegeLink does not believe that the adoptions of SFAS No. 138 and SFAS No. 133 have a material impact on CollegeLink's results of operations.

         In March 2000, the FASB issued Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25, which effective on July 1, 2000. CollegeLink adopted the provisions of FIN No. 44 as of July 1, 2000.

12.      SUBSEQUENT EVENTS:

         Purchase Agreement/Note Payable

         On February 2, 2001, CollegeLink entered into an agreement with TMP to purchase substantially all of the assets of CollegeLink for $5,400,000 (subject to reduction as described below) in cash and assume substantially all of the liabilities of CollegeLink. The purchase price is subject to reduction if the value of the liabilities assumed TMP exceeds the value of CollegeLink's tangible assets and certain other assets at the time of the closing. The completion of this transaction is subject to certain conditions, such as approval from stockholders of CollegeLink. The purchase agreement was amended and restated on May 2, 2001, and, as of May 16, 2001, the proposed sale of assets has not been completed. In connection with the proposed sale of assets, CollegeLink has agreed to pay to two former officers $300,000 each from the proceeds of the sale in exchange for 1,625,000 shares of CollegeLink's common stock. This payment ($600,000 in total) will be recorded as a purchase of treasury stock at market value with the reminder to compensation expenses. CollegeLink also agreed to pay to these two former officers cash bonuses of $212,500 promptly after the closing of the sale of assets. Separately, TMP has advanced $925,000 to CollegeLink in five installments since November 30, 2001. The first four outstanding advances are evidenced by an interest-bearing promissory note dated November 30, 2000, in the principal amount of $250,000, $250,000, $250,000, $250,000 and $750,000 on November 30,
         2000, December 15, 2000, February 16, 2001 and February 26, 2001,
         respectively. The fifth advance, for $100,000, was made on March 20, 2001, under a $350,000 line of credit from TMP. Accrued interest of $2,917 was included in the outstanding balance at December 31, 2000.

         Legal Proceeding (Unaudited):

         On April 12, 2001, a group of CollegeLink's shareholders commenced a purported class action litigation against CollegeLink for claims relating to CollegeLink's failure to register for resale the shares issued to these shareholders in connection with the August 10, 1999 acquisition of ECI, Inc. The shareholders allege that such registration was required by a registration agreement between them and CollegeLink. Management intends to vigorously defend CollegeLink against the claims raised in the shareholders' complaint and has asserted counterclaims. Because this case commenced so recently, neither management nor CollegeLink's general counsel are able to predict the outcome of the case or its possible effect on the financial position of CollegeLink. For further information, please refer to pages 13 and 14 of the Proxy Statement.

                          COLLEGELINK.COM INCORPORATED
                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                                   (UNAUDITED)

                                               Historical                Adjustments                  Proforma
                                                 Amount            Dr.                Cr.              Amount
                                                 ------            ---                ---              ------
REVENUES:
   College and high school programs           $  1,365,790    a.  1,365,790                                   --
   Web site hosting and web services               273,028    a.    273,028                                   --
   Other revenues                                   24,909    a.     24,909                                   --
                                              ------------
                                                 1,663,727                                                    --
COST OF GOODS SOLD                                 734,882                       a.    734,882                --
                                              ------------                                           -----------

     GROSS PROFIT                                  928,845                                                    --
                                              ------------                                           -----------

OPERATING EXPENSES:
   Technology                                      464,120                       a.    464,120                --
   Depreciation and amortization                   906,840                       a.    906,840                --
   Sales and marketing                           4,036,602                       a.  4,036,602                --
   General and administrative                    4,038,982    c.    514,500      a.  4,038,982           514,500
                                              ------------                                           -----------

     TOTAL OPERATING EXPENSES                    9,446,544                                               514,500
                                              ------------                                           -----------
     OPERATING LOSS                             (8,517,699)                                             (514,500)
                                              ------------                                           -----------

OTHER INCOME (EXPENSES)
   Interest income, net                            121,119    a.    121,119                                   --
   Gain on sale of business units                  513,716    a.    513,716                                   --
                                              ------------

     TOTAL OTHER INCOME (EXPENSES)                 634,835                                                    --
                                              ------------                                           -----------

     LOSS BEFORE INCOME TAXES                   (7,882,864)                                             (514,500)

INCOME TAXES                                            --                                                    --
                                              ------------                                           -----------

     NET LOSS                                   (7,882,864)                                             (514,500)

   PREFERRED STOCK DIVIDEND EARNED                 432,824                                               432,824
                                              ------------                                           -----------

   NET LOSS ATTRIBUTABLE TO COMMON SHARES     $ (8,315,688)                                          $  (947,324)
                                              ============

Net Loss Per Share (Basis and Diluted)        $      (0.73)                                          $     (0.08)
                                              ============                                           ===========

Weighted Average Common Shares Outstanding      11,392,911                                            11,392,911
                                              ============                                           ===========

                          COLLEGELINK.COM INCORPORATED
                             PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2000
                                   (UNAUDITED)


                                                    Historical              Adjustments                 Proforma
                                                      Amount           Dr.               Cr.             Amount
                                                      ------           ---               ---             ------

                                                      ASSETS
                                                      ------
CURRENT ASSETS:
   Cash                                             $  161,481    a.  3,387,500      a.   161,481       2,787,500
                                                                                     c.   600,000
   Accounts receivable, net                            382,539                       a.   382,539              --
   Notes receivable, stockholders, current
      portion                                           35,000                       a.    35,000              --
   Prepaid expenses and other current assets           276,635                       a.   276,635              --
                                                    ----------                                          ---------

         Total current assets                          855,655                                          2,787,500
                                                    ----------                                          ---------

PROPERTY AND EQUIPMENT, Net                            571,072                       a.   571,072              --
                                                    ----------                                          ---------

OTHER ASSETS:
   Other assets                                         34,973                       a.    34,973              --
   Goodwill, net                                     4,245,897                       a. 4,245,897              --
   Website development costs, net                      361,587                       a.   361,587              --
                                                    ----------                                          ---------

                                                     4,642,457                                                 --
                                                    ----------                                          ---------
         TOTAL ASSETS                               $6,069,184                                          2,787,500
                                                    ==========                                          =========

                          COLLEGELINK.COM INCORPORATED
                             PRO FORMA BALANCE SHEET

                                DECEMBER 31, 2000
                             (UNAUDITED) (CONTINUED)

                                                   Historical             Adjustments                 Proforma
                                                     Amount           Dr.              Cr.             Amount
                                                     ------           ---              ---             ------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                      ------------------------------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses          $  1,188,560   a.  1,188,560                                --
   Note payable                                        502,917   a.    502,917                                --
   Unearned revenue                                    715,207   a.    715,207                                --
                                                  ------------                                       -----------

       TOTAL LIABILITIES                             2,406,684                                                --
                                                  ------------                                       -----------

COMMITMENTS AND CONTINGENCIES                               --                                                --

STOCKHOLDERS' EQUITY:
   Series A convertible preferred stock, $4.00
     stated value, $0.01 par value; 2,500,000
     shares authorized, 1,140,000 shares issued
     and outstanding                                 4,584,980                                         4,584,980
   Series B convertible preferred stock,
     $7.625 stated value, $0.01 par value;
     300,000 shares authorized, none
     outstanding                                            --                                                --
   Series C convertible preferred stock, $4.00
     stated value, $0.01 par value; 1,000,000
     shares authorized, 1,000,000 shares
     issued and outstanding                          4,000,000                                         4,000,000
   Common stock, $0.001 par value, 100,000,000
     shares authorized, 15,302,535                      15,302                                            15,302
   Additional paid-in capital                       24,402,656                                        24,402,656
   Deferred compensation                              (214,422)                    b.  214,422                --
   Accumulated deficit                             (29,126,016)  c.    514,500                       (29,729,938)
                                                                 a.    275,000
                                                                 b.    214,422
   Treasury stock                                                c.     85,500                           (85,500)
                                                  ------------                                       -----------

     TOTAL STOCKHOLDERS' EQUITY                      3,662,500                                         2,787,500
                                                  ------------                                       -----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  6,069,184                                         2,787,500
                                                  ============                                       ===========



               See accompanying notes to pro forma balance sheet.

                          COLLEGELINK.COM INCORPORATED

                        PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                 Historical                Adjustments             Proforma
                                                   Amount             Dr.              Cr.          Amount
                                                   ------             ---              ---          ------
REVENUES:
   College and high school programs             $   1,245,000    a.  1,245,000                             --
   Web site hosting and web services                   17,500    a.     17,500                             --
   Other revenues                                      82,829    a.     82,829                             --
                                                -------------                                     -----------
                                                    1,345,329                                              --
COST OF GOODS SOLD                                  1,303,126                     a.  1,303,126            --
                                                -------------                                     -----------
     GROSS PROFIT                                      42,203                                              --
                                                -------------                                     -----------
OPERATING EXPENSES:
   Technology                                         331,119                     a.    331,119            --
   Depreciation and amortization                      324,196                     a.    324,196            --
   Sales and marketing                                657,679                     a.    657,679            --
   General and administrative                       2,744,068    c.    514,500    a.  2,744,068       514,500
                                                -------------                                     -----------
     TOTAL OPERATING EXPENSES                       4,057,062                                         514,500
                                                -------------                                     -----------
     OPERATING LOSS                                (4,014,859)                                       (514,500)
                                                -------------                                     -----------
OTHER INCOME (EXPENSES)
   Interest income, net                                11,667    a.     11,667                             --
   Write-off of uncollectible notes receivable       (114,170)                    a.  (114,170)            --
   Goodwill impairment                            (12,817,556)                                             --
   Loss on disposal of property and equipment        (116,016)                    a.  (116,016)            --
                                                -------------                                     -----------
     TOTAL OTHER INCOME (EXPENSES)                (13,036,075)                                             --
                                                -------------                                     -----------
     LOSS BEFORE INCOME TAXES                     (17,050,934)                                       (514,500)

INCOME TAXES                                               --                                              --
                                                -------------                                     -----------
     NET LOSS                                     (17,050,934)                                       (514,500)

   PREFERRED STOCK DIVIDEND EARNED                    257,549                                         257,549
                                                -------------                                     -----------
   NET LOSS ATTRIBUTABLE TO COMMON SHARES         (17,308,483)                                    $  (772,049)
                                                =============                                     ===========
Net Loss Per Share (Basis and Diluted)                  (1.15)                                    $     (0.07)
                                                =============                                     ===========
Weighted Average Common Shares Outstanding         15,016,136                                      11,392,911
                                                =============                                     ===========

                         COLLEGELINK.COM, INCORPORATION
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                    UNAUDITED

a. The pro forma financial statements assume that the sale of assets in exchange for $5,400,000 in cash occurred as of July 1, 1999 for the year ended June 30, 2000 and as of July 1, 2000 for the six months ended December 31, 2000. In connection with this transaction, CollegeLink has agreed to pay two former officers a maximum of $300,000 each from the proceeds of the sale in exchange for 1,625,000 shares of CollegeLink's common stock. CollegeLink also agreed to pay these two former officers cash bonus of $212,500 at the closing. The pro forma financial statements assume that CollegeLink will pay a consultant $200,000 in connection with the termination of his consulting agreement with CollegeLink and for his agreement to provide consulting services to TMP. CollegeLink also expects TMP to assume or pay approximately $1,600,000 of liabilities in excess of tangible and other assets. The sale is described elsewhere in this Proxy Statement. After the date of sale CollegeLink is assumed to have no other assets and substantially no liabilities.

    Purchase price                                              $ 5,400,000
    Liabilities in excess of tangible and other assets           (1,600,000)
    Payment to consultant                                          (200,000)
    Cash bonus                                                     (212,500)
                                                                -----------
             Net Price                                          $ 3,387,500
                                                                ===========

b. Deferred compensation represents unvested options to employees and two former officers. After the sale, those employees and former officers will be employed by the Buyer and no longer by CollegeLink. Unvested options will be fully vested upon such event, accordingly, deferred compensation has been written off to expenses as part of the sale of the assets.

c. The payment of $600,000 ($300,000 each) to two former officers is recorded as a purchase of treasury stock for $85,500 or $.06 per share, the closing market price on December 31, 2000, with the remainder to compensation expense.

d. The pro forma financial statements do not include CollegeLink's estimated expenses after the sale. After the sale, CollegeLink is estimated to be approximately $750,000 per year in expenses as follows:

          Salaries                                           $450,000
          Payroll tax and benefits                             90,000
          Rent                                                 23,000
          Insurance                                           114,000
          Professional fees                                    28,000
          Other general and administration expenses            45,000
                                                             --------
                                                             $750,000
                                                             ========

     The above estimates are based upon the following assumptions:

     1. Salaries represent base salary obligations to Richard Fisher and Kevin High pursuant to existing employment agreements each has with CollegeLink and the current salary payment to CollegeLink administrative assistant.

     2. Payroll expenses and benefits represent the approximate cost of payroll taxes, medical and dental insurance and insurance on the lives of Mr. Fisher and Mr. High.

     3. Rent and common area charges are actual under CollegeLink's lease for its premises in Bristol, Rhode Island.

     4. Insurance premiums are actual based on existing policies for property, casualty, liability and officers and directors liability insurance.

     5. Estimates for legal and accounting are based on previous expenditures, including those related to CollegeLinks's reporting requirements under the Securities Exchange Act of 1934, reduced to reflect the expected reduced business activities of CollegeLink after the sale of its assets.

     6. Expenses for telephones, internet access, electric, gas, supplies, postage and shipping are estimates based on expenses for these items for the previous three months at CollegeLink's premises in Bristol, Rhode Island.

     7.  Expenses for cable and ADT (alarm) are actual monthly charges.

     8. Transfer agent fees are based on previous monthly billings by our current transfer agent.

     9. Travel is an estimate which takes into account expected expenses for reviewing business opportunities.

     10. Exchange fees represent the amount CollegeLink expects to pay to Standard & Poors for the publication of its financial statements as required by most states under their Blue Sky regulations.

     11. Directors fees assume one meeting each quarter and payment of $500 to each of two outside directors for each meeting.

     12. Miscellaneous expenses are estimates based on previous expenditures.

e. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto.

                                                                      APPENDIX A



                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 2nd day of May, 2001, by and among TMP Worldwide Inc., a Delaware corporation (sometimes referred to herein as "TMP" or "Buyer"), Collegelink.com Incorporated, a Delaware corporation (the "CollegeLink Parent"), and CollegeLink Corporation, a Delaware corporation and wholly-owned subsidiary of the CollegeLink Parent (the "CollegeLink Sub"; together with the CollegeLink Parent, the "Companies" and each a "Company").

                  WHEREAS, the Companies are in the business of (i) marketing services to corporations, colleges, universities, the military and financial aid providers and advisors targeted and/or related to teens and high school, college, university and/or other students, and related and ancillary services and technology; (ii) providing general services to teens and high school, college, university and/or other students in the form of education, seminars, presentation and similar forms, and related and ancillary services and technology; and (iii) providing general services to guidance counselors, financial aid officers and career and employment counselors, and related and ancillary services and technology (collectively, the "Business");

                  WHEREAS, the Companies desire to sell and assign to Buyer substantially all of the assets and liabilities of the Companies used in the Business, and Buyer desires to purchase and assume from the Companies substantially all of such assets and liabilities upon the terms and conditions set forth herein;

                  WHEREAS, the parties hereto entered into an Asset Purchase Agreement, dated as of the 2nd day of February 2001 (the "Original Asset Purchase Agreement") pursuant to which the Companies agreed to sell and assign to Buyer substantially all of the assets and liabilities of the Companies used in the Business, and Buyer agreed to purchase and assume from the Companies substantially all of such assets and liabilities upon the terms and conditions set forth therein;

                  WHEREAS, Buyer is entitled to terminate the Original Asset Purchase Agreement, among other reasons, in the event that the closing did not take place on or before April 15, 2001; and

                  WHEREAS, the Companies and Buyer accordingly desire to amend and restate the Original Purchase Agreement in certain respects;

                  NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of Assets. At the Closing (as defined in Section
8.1 below), upon the terms and subject to the conditions set forth in this Agreement, and upon the basis of the representations, warranties, covenants and agreements contained herein, the Companies shall sell, transfer, assign, convey and deliver to Buyer, all of their respective right, title and interest in and to the Assets (as defined below) free and clear of all Liens, other than the Liens set forth in Schedule 4.5 hereto. The "Assets" shall mean all those personal, tangible and intangible properties, and the real property and improvements of each of the Companies used in connection with the operation of the Business, as more fully described below, other than Excluded Assets (as defined below), wherever located and whether or not all or any of said property and assets appear or are reflected upon the Companies' books, records or financial statements, including without limitation, those Assets more particularly described in the Schedules to this Section 1.1:

                  (a) subject to Section 7.1(g) below, all the rights and benefits accruing to each Company under all agreements, contracts, arrangements, leases, guarantees, commitments and orders, whether written or oral, between either Company and any third party (collectively, the "Assigned Contracts"), which contracts are listed on
         Schedule 1.1(a) hereto;

                  (b) all equipment, computers, computer hardware and software, tools, supplies, furniture, and other tangible personal property and assets of each Company related to the Business, and listed on Schedule 1.1(b) hereto;

                  (c) all the interest of and the rights and benefits accruing to each Company as lessee under (i) any leases and subleases relating to real property as described on Schedule 1.1(c) (the "Leases"), and
         (ii) the leases or rental agreements covering equipment, computers, computer hardware and software, vehicles and other tangible personal property as described in Schedule 1.1(c) hereto (the "Leased Personal Property");

                  (d) all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered and/or goods leased or sold by each Company and relating to the Business through the Closing Date as described in Schedule 1.1(d) hereto (the "Accounts Receivable"), but excluding (i) any and all accounts receivable in connection with the Company's "Making High School Count" program to the extent that such accounts receivable represent services substantially fully rendered to those customers, all of which are listed on Schedule 1.1(d)(i), and (ii) the other accounts receivable listed on Schedule 1.1(d)(i) (all of such excluded receivables hereinafter referred to as the "Excluded Receivables");

                  (e) all operating data and records of each Company relating to the Business, including, without limitation, customer lists and, records, customer/customer service databases, referral sources, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

                  (f) all claims, warranty rights, causes of action and other similar rights granted or owing to each Company arising out of the Business, except tax refunds, to the extent the same are assignable;

                  (g) all of each Company's right, title and interest in and to the name "CollegeLink.com" and the other names and internet domain names set forth on Schedule 1.1(g) (collectively, the "Names"), and any and all variations thereof for any and all purposes;

                  (h) all the intangible and intellectual property of each Company relating to the Business, including, without limitation, all software and software libraries, processes, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Companies), and all records, books or other indicia of the foregoing, trademarks, trademark applications, service-marks, trade names, licenses, copyrights, operating rights, permits and other similar intangible property and rights hereto or under development, including, without limitation, all of those set forth on Schedule 1.1(h) hereto and those proprietary, industrial or intellectual property rights found at the web sites operated by the Companies at the web site addresses listed on Schedule 1.1(h) hereto;

                  (i) all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct, ownership and operation of the Business to the extent the same are transferable (collectively, the "Licenses");

                  (j) all prepaid expenses of the Companies relating to or in support of the Assigned Contracts;

                  (k) all goodwill and going-concern value of the Business; and

                  (l) all other assets and properties of any nature whatsoever held by either Company, either directly or indirectly, and used in, allocated to, or required for the conduct of the Business, but excluding the Excluded Assets (as defined in Section 1.2 below).

         1.2 Excluded Assets. Anything to the contrary in Section 1.1 notwithstanding, the Assets shall exclude and the Buyer shall not purchase any right, title or interest in and to (i) the Companies' interest in this Agreement and the Firm Payment and the Escrow Payment (as defined in Section 2.1), except as set forth in Section 11 hereof, (ii) the Companies' cash on hand or in bank accounts, (iii) the Excluded Receivables, (iv) any Internet domain names, trade names, trademarks or service marks that include "cytation", (v) all notes or receivables with respect to loans made by either of the Companies to any stockholder or employee of either of the Companies (the "Stockholder Loans"),
(vi) any interest of either Company in ConferenceNow.com, Incorporated, (vii) the Companies' interest in the leases of real property listed on Schedule 1.2,
(viii) the furniture and equipment listed on Schedule 1.2 hereto, (ix) the Companies' interest in the agreements listed on Schedule 1.2, and (x) the corporate minute books, corporate seals and stock transfer ledgers of the Companies. The assets described in subsections (i) through (x) above are hereinafter sometimes referred to collectively as (the "Excluded Assets").

         1.3 Assumption of Liabilities. At the Closing, upon the terms and subject to the conditions contained herein, and simultaneously with the transfer, conveyance and assignment to the Buyer of the Assets, Buyer shall assume, effective as of Closing, and discharge in accordance with their terms, the liabilities and obligations of the Companies (the "Assumed Liabilities") which relate to the Business and are not paid or discharged as of the Closing Date and which are set forth below. For purposes of this Agreement, the term "Assumed Liabilities" shall include, and shall be limited solely to:

                  (a) those actual and recorded liabilities and obligations of the Companies relating to the Business reserved for or disclosed on the December 31, 2000 consolidated balance sheet of the Companies ("Second Quarter Balance Sheet");

                  (b) those liabilities and obligations of the Companies relating to the Business which arose prior to the date of the Second Quarter Balance Sheet in the ordinary course of business and, consistent with past practice and in accordance with generally accepted accounting principles, are not required to be reserved for or disclosed in the Second Quarter Balance Sheet, all of which are listed on
         Schedule 1.3(b) hereto;

                  (c) those liabilities and obligations of the Companies relating to the Business which arose after the date of the Second Quarter Balance Sheet in the ordinary course of business and consistent with past practice, all of which are listed on Schedule 1.3(c) hereto;

                  (d) those liabilities and obligations of the Companies owed to utilities and trade vendors in regard to the Business which arose after the date of the Second Quarter Balance Sheet in the ordinary course of business and consistent with past practice, all of which will be listed on the Closing Statement;

                  (e) subject to Section 3.2, all liabilities and obligations of the Companies under the Assigned Contracts to the extent that they shall remain uncompleted and outstanding at the Closing Date; provided that, Buyer shall not assume any liability or obligation incurred prior to the Closing Date in respect of breaches by the Companies of their respective obligations under the Assigned Contracts prior to the Closing Date;

                  (f) all accounts payable, commissions payable, accrued payroll and related withholding taxes and expenses, insurance premiums for employee health or other insurance benefits, as well as accrued vacation, leave and termination liability, in each case relating to the Business and incurred in the ordinary course of business consistent with past practice and disclosed on Schedule 1.3(f) or on the Second Quarter Balance Sheet, and all employee cash bonuses set forth on
         Schedule 4.17 (subject to reduction by CollegeLink Parent prior to the Closing); and

                  (g) all liabilities and obligations of the Companies with respect to all funds borrowed from Buyer.

         1.4 Excluded Liabilities. Notwithstanding anything to the contrary contained herein, and regardless of any disclosure to Buyer, the parties understand and agree that Buyer shall not assume, and the Assumed Liabilities shall not include, any liabilities, obligations or commitments of the Companies, whether relating to or arising out of the operation of the Business or the ownership of the Assets on or prior to the Closing Date or otherwise and regardless when asserted, other than the Assumed Liabilities. Without limiting the foregoing, there are expressly excluded from the Assumed Liabilities the following listed liabilities and obligations (collectively, the "Excluded Liabilities"):

                  (a) all liabilities and obligations to the extent they relate to the Excluded Assets, even if they appear on the Second Quarter Balance Sheet, including but not limited to any obligations or liabilities of the Companies related in any manner whatsoever to Conferencenow.com, Incorporated or the stockholders thereof;

                  (b) any advances or loans made to the Companies by any of its employees or stockholders;

                  (c) all liabilities and obligations, whether civil or criminal in nature, arising out of any actual or alleged violation by the Companies, or by any previous owner of any of the Assets, of any federal, state or local law, rule, regulation, policy, guideline, judicial or administrative order, judgment or decree, or governmental permit, license, approval or authorization in effect on or before the Closing Date;

                  (d) all liabilities or obligations resulting from, relating to, or arising out of any pending or threatened legal proceedings, including those listed on Schedule 4.24, and all liabilities for Taxes whether or not accrued, assessed or currently due and payable (i) of the Companies, whether or not it relates to the Business, or (ii) relating to the operation or ownership of the Business or the Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date. All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between the Buyer and the Companies based on the number of days of such period included in the Tax period prior to the Closing Date and the number of days of such Tax period after the Closing Date (which period shall include the Closing Date);

                  (e) all liabilities for sales tax, and property tax, and property taxes incurred, accrued, collectible by the Companies or due from the Companies with respect to the transaction contemplated hereby;

                  (f) all liabilities and obligations of the Companies (whether direct or indirect, contingent or otherwise) (i) under or in connection with any Employee Benefit Plan, or (ii) under Title IV or Section 302 of ERISA, Section 412 of the Code or Section 4980B of the Code;

                  (g) all liabilities and obligations to the extent they do not relate to the Assets or the Business; and

                  (h) all liabilities and obligations arising from acts, omissions, conditions or circumstances occurring or existing prior to the Closing Date which relate to any liabilities, debts, contracts, commitments or other obligations of the Company not expressly assumed pursuant to Section 1.3 hereof.

         2. PURCHASE PRICE

         2.1 Subject to the terms hereof, the aggregate purchase price to be paid by Buyer to CollegeLink Parent shall be $5,400,000 (as adjusted pursuant to Section 2.2 below, the "Purchase Price") payable in cash. The Purchase Price shall be divided into two payments, an Escrow Payment (as defined below) and a Firm Payment (as defined below). The Escrow Payment shall be deposited with Eastern Bank and Trust Company (the "Escrow Agent") promptly after the Closing and shall be held in escrow until the respective Escrow Payment Release Dates (as defined in Section 3.3). The Firm Payment shall be paid to CollegeLink Parent at Closing. For the purposes hereof:

                  (a) "Escrow Payment" means an amount of cash equal to the sum of the Firm Escrow Payment (as defined below) and the Lawsuit Escrow Payment (as defined below). The "Firm Escrow Payment" is an amount of cash equal to ten percent (10%) of the Purchase Price. The "Lawsuit Escrow Payment" is an amount of cash determined as follows: (i) in the event that Buyer receives 100% of the executed ECI Releases (defined in Section 7.1(j)) at Closing, the Lawsuit Escrow Payment shall be zero, or (ii) in the event that Buyer receives less than 100% of the executed ECI Releases at Closing, and Buyer, in its sole discretion, elects to waive the condition set forth in Section 7.1(j) and close the transaction, the Lawsuit Escrow Payment shall be equal to the product obtained by multiplying the Non-Releasing Ownership Percentage (as defined in Section 12.10) by $3,500,000; and

                  (b) "Firm Payment" means the amount of cash equal to the difference that remains after subtracting the Escrow Payment from the Purchase Price

         2.2 The Purchase Price shall be reduced by the Net Amount (as defined below). As used herein, the term "Net Amount" means the amount by which the Total Assumed Liabilities (as defined below) exceed the Total Tangible Assets (as defined below). For the purposes hereof:

                  (a) "Total Assumed Liabilities" for the purposes of this
         Section 2 means the aggregate amount of the Assumed Liabilities determined as of the Closing Statement Date (as defined in Section 2.3(a)) in accordance with generally accepted accounting principles consistently applied and including all loans made by Buyer to CollegeLink Parent, all employee bonuses paid or accrued, including those employee bonuses set forth on Schedule 4.17 (subject to reduction by CollegeLink Parent prior to the Closing), any change of control payment due to Gerald Paxton, and all costs and expenses of the Companies incurred in connection with this Agreement and the transaction contemplated hereby and not paid as of the Closing Date; and

                  (b) "Total Tangible Assets" means the aggregate amount of the tangible assets (the "Tangible Assets") of the Companies used in connection with the operation of the Business, including but not limited to the assets more particularly described in Sections 1.1(a),
         (b), (d), (e), (j) and (l), determined as of the Closing Statement Date in accordance with generally accepted accounting principles consistently applied; provided, that (i) $.683 of every $1.00 loaned by the Buyer to CollegeLink Parent (up to $750,000) prior to the Closing Date shall be applied to the Company's payroll and be deemed a Tangible Asset of the Company solely for purposes of this Section 2.2, (ii) web site development costs of up to $346,862 shall be included as a Tangible Asset of the Company, (iii) the value of the leased equipment described in Schedule 2.2(b) shall be excluded as a Tangible Asset,
         (iv) the value of the furniture and equipment listed in Schedule 1.2 shall be excluded as a Tangible Asset, (v) the Stockholder Loans shall be excluded as Tangible Assets, and (vi) the value of any property and equipment, net included in the calculation of the amount of the Tangible Assets shall be valued at $575,000, irrespective of the actual value. For the purposes of clarity, "Tangible Assets" specifically excludes the intangible and intellectual property assets of the Business described in Sections 1.1(c), (f), (g), (h), (i) and (k) and the Excluded Assets.

         The determination of the Net Amount pursuant to this Section 2 shall be made in accordance with the provisions of Section 2.3 below.

         2.3 Determination of Net Amount.

                  (a) At least ten (10) days prior to the Closing Date, the Companies shall prepare a reasonably detailed statement (the "Closing Statement"), certified by the Chief Financial Officer of CollegeLink Parent setting forth the calculation of the Total Assumed Liabilities, the Total Tangible Assets and the Net Amount. Except as specifically set forth herein or thereon, the statement shall be prepared in accordance with generally accepted accounting principles consistently applied. The Companies shall allow Buyer and its representatives access to the Companies' books and records (including internal working papers) and personnel during the period between the date the Closing Statement is delivered to Buyer (the "Closing Statement Date") and the Closing Date in order that Buyer and its representatives may review the Closing Statement. The Closing Statement shall be the final calculation of the Net Amount unless the Buyer delivers to the Company a statement describing its objections to the calculation of the Net Amount (the "Statement of Objection") within the 10 day period immediately preceding the Closing Date.

                  (b) If Buyer delivers a Statement of Objection, Buyer and the Companies and their respective representatives shall negotiate in good faith to resolve any disputes. If a resolution is reached, such resolution shall be documented in writing and shall be final and binding on the parties. If a final resolution is not reached by the Closing Date, any remaining disputes shall be resolved by a firm of independent accountants (the "Reviewing Accountants") selected by the Companies from among three "Big Five" independent accounting firms proposed by Buyer. The Reviewing Accountants shall be instructed to resolve any matters in dispute as promptly as practicable, but in any event no later than 20 days after being retained, and the date of the Closing shall be extended until two business days after the Reviewing Accountants make their determination. The determination of the Reviewing Accountants shall be final and binding on the parties.

                  (c) Buyer and the Companies shall each pay one-half of the fees and expenses of the Reviewing Accountants. The Companies shall cooperate with Buyer, Buyer's representatives and the Reviewing Accountants in connection with the matters contemplated by this Section 2.3, including by furnishing such information and access to books and records (including accountants' working papers) as may be reasonably requested.

         3. INSTRUMENTS OF CONVEYANCE

         3.1 Delivery of Instruments of Conveyance. At the Closing, the Companies shall deliver to Buyer, in usual and customary form, such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, as may be necessary to convey to Buyer good and marketable title to the Assets, free and clear of all Liens. The Companies shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.

         3.2 Consents. At the Closing, the Companies shall deliver to Buyer all written consents which are required under any Assigned Contract as set forth on
Schedule 4.7.

         3.3 Release of Escrow Payment. The Escrow Payment shall be held pursuant to an Escrow Agreement among Buyer, the Escrow Agent and CollegeLink Parent substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Firm Escrow Payment shall be released to the CollegeLink Parent in accordance with the terms of the Escrow Agreement as soon as practicable after the date which is eighteen (18) months from the Closing Date, (the "Firm Escrow Payment Release Date"). The Lawsuit Escrow Payment shall be released to CollegeLink Parent on the earlier of (x) the expiration of the applicable statute of limitations relating to any and all claims which may arise out of, relate to, be connected with, or arise out of similar facts and circumstances as, the claim set forth in paragraph 2 of Schedule 4.24 (collectively, the "Lawsuit") (including but not limited to those claims raised in or that could have been raised in the Lawsuit), the ownership by the ECI Stockholders (as defined in Section 7.1(i)) of shares or other equity interests in CollegeLink Parent, or that certain registration agreement among CollegeLink Parent and the ECI Stockholders dated as of August 10, 1999, (y) the receipt by Buyer of 100% of the executed ECI Releases or (z) the full settlement of, or receipt of a non-appealable final judgment relating to, the Lawsuit and payment and satisfaction in full of all amounts due, if any, from the Companies and any other parties to the Lawsuit to the ECI Stockholders or others, including counsel, with respect to the Lawsuit (the "Lawsuit Escrow Payment Release Date" and, together with the Firm Escrow Payment Release Date, the "Escrow Payment Release Date"). To the extent that after the Closing, if any, CollegeLink Parent delivers to Buyer additional executed ECI Releases from ECI Stockholders which had not delivered such releases at Closing, in form and substance satisfactory to Buyer, a portion of the Lawsuit Escrow Payment shall be released to CollegeLink equal to the product obtained by multiplying the Ownership Percentage (as defined in Section 12.10) of such executing ECI Stockholders by $3,500,000.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         As an inducement to Buyer to enter into and perform its obligations under this Agreement, each of the Companies represents and warrants to Buyer as follows:

         4.1 Organization and Good Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of the Companies is duly licensed and qualified to do business and is in good standing as a foreign corporation in each other jurisdiction set forth on Schedule 4.1 hereto which are all jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Company.

         4.2 Power and Authorization. Each of the Companies has full power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Companies of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the Companies. This Agreement has been duly executed and delivered by the Companies and constitutes the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms.

         4.3 Subsidiaries. Other than as set forth in Schedule 4.3 hereto, neither of the Companies owns or controls (directly or indirectly), or owns or holds any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

         4.4 Organizational Documents. The copies of the Certificate of Incorporation and By-Laws of each of the Companies, each as heretofore amended, have been delivered to Buyer and are true, complete and correct. The respective minute books of the Companies made available to Buyer are true, correct and complete and contain a complete summary of all meetings of directors and stockholders since the time of organization of each of the Companies and accurately reflect all transactions referred to in such minutes in all material respects, and all material corporate actions and decisions taken by each of the Companies' boards of directors, stockholders and any committees of the board of directors or stockholders and contain a true and complete list of all officers and directors of the Companies.

         4.5 Ownership of Assets. Except as set forth in Schedule 4.5 hereto, the Companies either own or have the legally enforceable right to use all of the Assets, free and clear of any Liens. Each Company has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets owned by it and to be sold hereunder and delivery thereof will convey to Buyer good, absolute and marketable title to said owned Assets, free and clear of any Liens. Upon delivery to Buyer of the Assets that are owned by the Companies pursuant to the provisions of this Agreement, Buyer will acquire good, valid and marketable title to said Assets, free and clear of any and all Liens. The Assets constitute all assets necessary to conduct the Business as it is conducted on the date hereof.

         4.6 No Violation. Except as set forth on Schedule 4.6 or Schedule 4.7, the execution, delivery and performance by each of the Companies of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Companies, or any of their respective properties or assets, may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

                  (c) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of each of the Companies.

         4.7 No Consent Required. Except as set forth on Schedule 4.7, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by either of the


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
Companies in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

         4.8 Financial Statements. CollegeLink Parent has previously provided to the Buyer consolidated balance sheets and statements of income and cash flows of CollegeLink Parent as of, and for the fiscal years or periods ended, June 30, 1998, 1999 and 2000 (the "Historical Statements"). Consolidated balance sheets and statement of income and cash flows of CollegeLink Parent as of and for the six months ended December 31, 2000 along with a schedule of the accrued payables as of December 31, 2000 are attached hereto as Schedule 4.8. All such materials, including the Historical Statements, are sometimes collectively referred to herein as the "Financial Statements". Each of the Financial Statements is consistent with the books and records of CollegeLink Parent and in accordance with the generally accepted accounting principles consistently applied (except that the unaudited Financial Statements are subject to normal year-end adjustments and the absence of footnotes) and fairly presents in all material respects CollegeLink Parent's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income, stockholders' equity and cash flows for the periods related thereto. The statements of income included in the Financial Statements do not and will not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly disclosed in the footnotes thereof or specified on Schedule 4.8. All amounts billed to any of the Companies' respective customers and clients reflected on the Financial Statements are in connection with Business activities and not for any other business.

         4.9 Absence of Undisclosed Liabilities. As of the date hereof, and with respect to the Business, neither Company has, and as of the Closing Date, neither Company will have, any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of Taxes (as defined in Section 12.10 below) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except (a) for liabilities specifically provided for in the Second Quarter Balance Sheet, (b) for liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto (none of which relates to any breach of contract, breach of warranty, tort, injury caused to another, infringement, claim, lawsuit or violation of law), and (c) for liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past practice, since December 31, 2000. Except as disclosed on Schedule 4.9, neither of the Companies is under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof.

         4.10 Compliance with Laws; Permits. With respect to the Business, the Companies are in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. Neither of the Companies has received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to the Business. Each of the Companies holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "Permits") necessary for the conduct of the Business, except for such Permits which if not obtained would not individually or in the aggregate have a material adverse effect on the business results of operations, or financial condition of the Company. All such Permits are in full force and effect, and, to the extent permitted by law, will be transferred to Buyer at the Closing; there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit and no cancellation, modification or revocation of any of the Permits is pending or threatened.

         4.11 Property.

                  (a) Neither of the Companies owns any real property. Each of the Companies has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by such Company in connection with the Business, and the Companies own each of the assets shown or reflected or to be shown or reflected on the Financial Statements, in each case free and clear of all Liens, except for Liens identified on Schedule 4.11(a) hereto on the date hereof.

                  (b) All material leases of real and personal property leased by the Companies and utilized in its Business are listed on Schedule 4.11(b), and true, correct and complete copies previously have been furnished to Buyer. The Companies enjoy peaceful and undisturbed possession under all such leases. Any real property that the Companies occupy or lease under such leases is in good condition and repair with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of its business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost. All buildings, machinery, equipment and other tangible assets used by the Companies are in fair or good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for


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
         maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at premises leased by the Companies or as otherwise identified on Schedule 4.11(b) hereto.

                  (c) The properties and assets reflected in the Second Quarter Balance Sheet have in the aggregate a fair market or realizable value at least equal to the value thereof as reflected therein.

         4.12 Material Contracts. With respect to the Business, neither of the Companies has entered into or is bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, other than those identified on
Schedule 4.12 hereto (the "Material Contracts"); true, correct and complete copies of all Material Contracts previously have been furnished to Buyer. Except as set forth on Schedule 4.12, neither of the Companies is in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by either of the Companies under any Material Contract or any other obligation owed by such Company, except for such defaults which would not individually or in the aggregate have a material adverse effect on the business, results of operations, or financial condition of the Companies. To the knowledge of the Companies, no other party to any Material Contract is in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party under any Material Contract or any other obligation owed by such party, except for such defaults which would not individually or in the aggregate have a material adverse effect on the business, results of operations, or financial condition of the Companies Subject to the Companies' ability to obtain any necessary third party consents by the Closing, the continuation, validity and effectiveness of all Material Contracts will in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Material Contracts. Neither of the Companies is a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict such Company's ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world.

         4.13 Intellectual Property. Except as set forth on Schedule 4.13:

                  (a) the Companies own and possess all right, title and interest in and to, or have a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of the Business as presently conducted and none of such Proprietary Rights have been abandoned;

                  (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Companies, is threatened, and the Companies are not aware of any reasonable basis for any such claim;

                  (c) neither the Companies nor any registered agent thereof has received any notice of, nor is either Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor have the Companies or any registered agent thereof received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

                  (d) to the knowledge of the Companies, the Companies have not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Companies are not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Companies as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

                  (e) all personnel, including without limitation employees, agents, consultants and contractors, who have contributed to or participated in the creation and/or development of all or any part of the Proprietary Rights which are not licensed to the Companies from a third party either (1) have been party to a "work-for-hire" arrangement or agreement with the Companies in accordance with applicable federal and state law, that has accorded the Companies full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of either of the Companies as assignee that have conveyed to such Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         As used herein, the term "Proprietary Rights" means all proprietary information of the Companies pertaining to the Business, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and


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
related information and all other proprietary, industrial or intellectual property rights relating to the Business, including but not limited to those proprietary, industrial or intellectual property rights found at the Companies' web sites listed on Schedule 1.1(h).

         The consummation of the transactions contemplated by this Agreement and the Transaction Documents will result in the transfer to the Buyer of each Company's right, title and interest in and to the Proprietary Rights. To the extent that registration of any Proprietary Right is useful or required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. Schedule 1.1(h) sets forth a list and description of the copyrights, trademarks, service marks, trade dress and trade names used or held by the Companies and, where appropriate, the date, serial or registration number, and place of any registration thereof.

         4.14 Accounts Receivable. Schedule 4.14 is a true, correct and complete listing and aging of the Companies' Accounts Receivable (as defined in Section 1.1(d)) related to the Business, as of December 31, 2000 determined in accordance with generally accepted accounting principles consistently applied and which Schedule is prepared on a basis that is consistent with the presentation in the Financial Statements and sets forth the standard billing practices of the Companies. All of such Accounts Receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such Accounts Receivable are not subject to counterclaims or set-offs and are generally collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Companies and set forth on Schedule 4.14 and which reserves have been adequately reflected on, and are consistent with the presentation in, the Financial Statements attached hereto on the date hereof. Promptly after the Closing Date but in no event later than thirty (30) days thereafter, the Companies will deliver to Buyer a true, correct and complete listing and aging of the Companies' accounts receivable related to the Business as of the day immediately preceding the Closing Date, which listing will be determined in accordance with generally accepted accounting principles and will be consistent with the presentation in the Financial Statements (the "Closing Date Receivables"). As of the Closing Date, the Closing Date Receivables have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivables will not be subject to counterclaims or set-offs and will be collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts are established by the Companies and are set forth on Schedule 4.14 to be delivered after the Closing in accordance with this Section 4.14. The reserves for doubtful accounts established by the Companies and reflected or to be reflected on Schedule 4.14 or on the Financial Statements have been or shall be determined in accordance with generally accepted accounting principles.

         4.15 No Pre-billings or Prepayments. With respect to the Business, except as set forth on Schedule 4.15, neither of the Companies has billed and will not bill, and neither of the Companies has received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date.

         4.16 Employee Benefit Plans. Except as set forth on Schedule 4.16, neither of the Companies nor any Plan Affiliate (as defined in Section 12.10 below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "Employee Pension Plan" (as defined in Section 3(2) of ERISA (as defined in Section 12.10 below)), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Companies' or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, which has been in effect at any time since January 1, 1996 or which could give rise to or result in the Companies or Buyer having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. True, correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer along with all applicable summary plan descriptions, material employee communications, the annual reports for the two most recent years, the manual and periodic accounting of plan assets, most recent determination letter of the IRS, the most recent actuarial valuation relating thereto and the last PBGC-1. The Employee Benefit Plans (which, for purposes of this sentence and notwithstanding the reference to January 1, 1996 above, include any such plan maintained, sponsored, adopted, contributed to or obligated to by the Companies or any Plan Affiliate within the last six years) have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirement of law. The Companies, the Plan Affiliates, the Employee Benefit Plans and any related trusts have fulfilled all applicable obligations under the minimum funding standards of ERISA and the Code (as defined in Section 12.10 below), have not incurred any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise (except for payment of PBGC premiums which have been paid), and have not incurred any "accumulated funding deficiency" (as defined in Section 302 of

ERISA) as of the last day of the most recently ended plan year of such Employee Benefit Plan. No Employee Benefit Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in Section 4043 of ERISA), with respect thereto which will or could result in the termination of such plan or give rise to a liability to the Companies or Buyer. The present value of all benefits, determined as of the most recent valuation date for such benefits, vested under each Plan (as defined in ERISA) does not exceed the value of the assets of such Plan allocable to such vested benefits, determined as of such date. None of the Employee Benefits Plans is a "Multi-employer Plan" within the meaning of Section 3(37) of ERISA and neither the Companies nor any Plan Affiliate contributes to or has an obligation to contribute to, or has within the last six years contributed to or had an obligation to contribute to, a Multi-employer Plan. Each Employee Benefit Plan which is intended to be a tax qualified plan under Section 401(a) of the Code has been determined to be "qualified" within the meaning of such section by the Internal Revenue Service. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the Internal Revenue Service. There has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Each Employee Benefit Plan may be unilaterally terminated and/or amended by the Companies at any time without damage or penalty.

         4.17 Salaries. Schedule 4.17 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission, automobile or insurance payments, and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Companies in the Business (the "Employees"), and indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Companies with respect to the Business whose current annual compensation is or is expected to be in excess of $20,000. Except as set forth on Schedule 4.17 there has been no increase in the compensation of foregoing individuals or independent contractors since December 31, 2000. Except as set forth in Schedule 4.17, there has not been any promise to the employees listed on Schedule 4.17 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with the Companies' past compensation practices and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on Schedules 4.16 or 4.17. Neither of the Companies has made any prepayments of salaries, bonuses or any other amounts due to any of its Employees or former employees employed in connection with the Business. All obligations to Employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied have been accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied.

         4.18 Personnel Agreements, Plans and Arrangements. Except as listed on Schedules 4.16, 4.17 or 4.18, neither of the Companies is a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers related to the Business, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of the Employees or any employee benefits provided for by any such agreement, and true, correct and complete copies of the contracts listed on Schedules 4.16, 4.17 and 4.18 have been furnished to Buyer. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of either of the Companies, is threatened against either of the Companies nor does either Company know of any basis for any such allegation, charge, or complaint. With respect to the Employees, the Companies have complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. Neither Company is liable for any arrears of wages or any taxes or penalties with respect to the foregoing. With respect to the Business and the Employees, except as set forth in Schedule 4.18, the Companies have not entered into and are not obligated to enter into any agreement relating to the payment of vacation pay to any Employee, and neither of the Companies has any obligation to any Employees to provide them with pay for vacation time other than as required by generally applicable provisions of law. Neither of the Companies has received notice from any Employee of the Companies that any such Employee is terminating his or her employment with such Company, nor to the best knowledge of the Companies does any Employee intend to terminate his or her employment with the Companies as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Companies, threatened against the Companies concerning alleged employment discrimination or any other matters relating to the employment of labor. To the knowledge of the Companies, no trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Companies' Employees by way of certification, interim certification, voluntary recognition, designation or successor right,
(ii) has applied to be certified as the bargaining agent of the Companies' Employees, or (iii) has applied to have the Companies declared a related employer pursuant to the provision of applicable law. Except as set forth in
Schedule 4.24, the Companies are not aware of any claim, injunction, fact, event or condition which could reasonably give rise to a material claim by any Employee or former employee employed in connection with the Business (including dependents and spouses thereof and other individuals covered thereunder) under any workers compensation laws, regulations, requirements or programs or for other medical costs and expenses.

         4.19 Customers. Schedule 4.19 is a complete list by dollar volume of billings (from July 1 1999 through December 31, 2000) to the ten (10) largest customers of the Business. Except as set forth on Schedule 4.19, since December 31, 2000, none of the customers for whom either of the Companies has provided services related to the Business, whether or not such customers are one of the ten (10) largest customers of the Business, has canceled or otherwise terminated, or, to the knowledge of either of the Companies, threatened to cancel or otherwise terminate, its relationship with the Companies or materially reduced, or to the knowledge of the Companies, threatened to materially reduce, its business with the Companies. Neither of the Companies has received any notice and has no knowledge or reason to believe that any customer of the Business intends to cancel or otherwise modify its relationship with the Companies on account of the transactions contemplated hereby or otherwise.

         4.20 Interest of the Companies in Customers, etc. Except as set forth on Schedule 4.20, neither of the Companies nor its respective Affiliates has any direct or indirect ownership interest in any competitor, supplier or customer of the Business or in any person from whom or to whom the Companies lease any real or personal property used in connection with the Business.

         4.21 Books and Records. All the books, records and accounts of the Companies related to the Business are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Companies and accurately present and reflect in all material respects all of the transactions described therein. The Companies have accounting controls sufficient to ensure that its transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

         4.22 Insurance Policies. Schedule 4.22 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Companies in connection with the Business and the Assets or otherwise covering the Business, its Employees or Assets. Such policies are in full force and effect, and the Companies are not in default under any of them. Such insurance is of the kind and in the amount not less than customarily obtained by corporations or other entities of established reputation engaged in the same or similar business and similarly situated. The Companies have not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of the Companies, is there any basis for any such action.
Schedule 4.22 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of Employees) and any instances within the previous three years of a denial of coverage of the Companies by any insurance company.

         4.23 Taxes. Except as set forth on Schedule 4.23:

                  (a) The Companies have properly prepared and duly and timely filed with the appropriate taxing authorities all Tax Returns (as defined in Section 12.10 below) that are required to have been filed for, by, on behalf of or with regard to the Companies, and their respective assets, operations and businesses, and such returns are true, correct and complete and reflect all liabilities for Taxes for the periods covered thereby.

                  (b) All Taxes due and payable by or with respect to the Companies for all periods through the Closing Date have been or will be fully and timely paid when due, and adequate reserves or accruals for Taxes have been provided in the books and records of the Companies, which reserves are reflected in the books and records of the Companies in accordance with generally accepted accounting principles with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and payable.

                  (c) Each of the Companies has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (d) Any deficiencies proposed as a result of any governmental audits of such Tax Returns have been paid or settled, and there are no present disputes as to Taxes payable by the either of the Companies. To the knowledge of the Companies, there is no audit, investigation, or proceeding pending or threatened against either of the Companies by any


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
         governmental agency in connection with Taxes; nor, to the knowledge of either of the Companies, is there any reasonable basis for any such audit, investigation or proceeding.

                  (e) Neither of the Companies has made any consent under
         Section 341 of the Code with respect to any of the Assets.

         4.24 Litigation. Except as set forth on Schedule 4.24, there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Companies threatened against or involving either of the Companies relating to the Business or the Assets (or pending or , to the knowledge of either of the Companies, threatened against or involving any of the officers, directors or key employees of the Companies with respect to the Business) before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of either Company, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Companies are not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency with respect to the Business or the Assets. Neither of the Companies has received any written opinion or memorandum of legal advice from legal counsel to the effect that it is exposed to any liability which may be material to the Business or the Assets. Neither of the Companies is engaged in any legal action to recover monies due to it with respect to the Business or for damages sustained by it with respect to the Business. Any claim, counterclaim, action, suit, order, proceeding or investigation pending against either of the Companies with respect to the Business or the Assets during the last three (3) years is described in Schedule
4.24 and, except as set forth in Schedule 4.24, has been settled in full with a full release of all claims against such Company and with a dismissal with prejudice by the court or governmental, administrative or regulatory agency, body or officer, and no further payment is due.

         4.25 Environmental and Safety Requirements. With respect to the Business, the Companies are in compliance in all material respects with all applicable Environmental and Safety Requirements (as defined below), and the Companies possess all required permits, licenses and certificates necessary in connection with the Business, and has filed all notices or applications, required thereby, except for such permits and laws which if not obtained or complied with which would not individually or in the aggregate have a material adverse effect on the business, results of operations, or financial condition of the Companies. Neither of the Companies has received any notice or other communication from any party with respect to the Companies' failure to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and Safety Requirements" means all federal, state, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended or hereafter amended. Neither of the Companies has, nor are their respective properties subject to, nor are there any facts or circumstances which the Companies reasonably believe could form the basis for, any liability, contingent or otherwise arising out of any Environmental and Safety Requirements.

         4.26 Conduct of the Business. Except as set forth on Schedule 4.26, since December 31, 2000, the Companies have conducted the Business only in the ordinary course consistent with past custom and practice, and, except for certain loans from TMP have incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, financial condition, results of operations, employee or customer relations, business activities of the Companies nor does either of the Companies know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the financial condition, results of operations, or activities of the Business, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on
Schedule 4.26, since December 31, 2000, the Companies have not:

                  (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights of the Business except in the ordinary course of business consistent with past custom or practice;

                  (b) changed any accounting principles, methods or practices utilized by it in connection with the Business or changed any of its depreciation rates or amortization policies or rates to the extent that such changes may affect the Business;

                  (c) made any loan or advance to any party in connection with the Business in excess of $5,000;

                  (d) issued, redeemed or purchased any capital stock, bond or other corporate security or declared or made any payment or distribution on or with respect to its capital stock;

                  (e) incurred debt, liabilities, or obligations of any nature in connection with or relating to the Business, whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;


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
                  (f) increased the compensation payable to any of the officers, employees or agents of the Business;

                  (g) paid any amounts to or for the benefit of any of the stockholders;

                  (h) waived any rights of substantial value in connection with the Business; or

                  (i) entered into any other material transaction, or committed to any of the foregoing to the extent that such transaction or commitment affects the Business.

         4.27 Brokers. Neither of the Companies has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

         4.28 No Illegal or Improper Transactions. Neither the Companies nor any of their respective directors, officers or employees has, directly or indirectly, used funds or other assets related to the Business, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Companies relating to the Business.

         4.29 Proxy Statement. The Proxy Statement contemplated by Section 9.1 hereof will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that CollegeLink Parent makes no representation or warranty with respect to statements or omissions in the material provided by Buyer for use in the Proxy Statement.

         4.30 Regulatory Matters. CollegeLink Parent is not an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act") and after the consummation of this transaction, will not be an "investment company" as defined in the Investment Company Act.

         5. REPRESENTATIONS AND WARRANTIES OF BUYER

                  As an inducement to the Companies to enter into and perform their respective obligations under this Agreement, Buyer hereby represents and warrants to the Companies as follows:

         5.1 Organization and Good Standing; Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         5.2 Authorization. The execution and delivery of this Agreement and the Transaction Documents, and the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer. This Agreement and the Transaction Documents has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

         5.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties of Buyer pursuant to, or in any manner release any party thereto from, any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which Buyer or any of its properties or assets may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or


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
                  (c) conflict with or violate any provision of the certificate of incorporation or bylaws, each as heretofore amended, of Buyer.

         5.4 No Consent Required. No consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby.

         5.5 [Reserved].

         5.6 Proxy Statement. The information provided by Buyer for use in the Proxy Statement contemplated in Section 9.1 hereof, will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         6. BULK SALES

         6.1 Compliance with Bulk Transfer Laws. The Companies shall discharge all of their respective liabilities other than the Assumed Liabilities, including those owed to affiliated persons or entities, in a timely manner so that Buyer will not have any liability to any creditor of the Companies arising under Article 6 ("Bulk Transfer Article") of the Uniform Commercial Code as in effect in the State of Rhode Island to the extent, if any, that the Bulk Transfer Act applies to this transaction.

         7. CONDITIONS PRECEDENT TO THE CLOSING

         7.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of
Buyer:

                  (a) No Breach of Covenants; True and Correct Representations and Warranties. The covenants herein to be performed by the Companies in whole or in part prior to the Closing shall have been performed by the Companies in all material respects, and the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects as of the Closing, except to the extent that any representation or warranty is qualified by materiality, then it shall be true and correct in all respects as of the Closing. Buyer shall receive at the Closing a certificate dated and validly executed on behalf of the Companies certifying, in such detail as Buyer may reasonably require, the fulfillment of the foregoing conditions, and confirming as of the Closing all of the covenants, representations and warranties of the Companies contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) Delivery of Documents. Buyer shall have received all documents and other items to be delivered under Section 8.2.

                  (c) No Legal Obstruction. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Companies or Buyer's interests, would have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, or business activities of the Companies, (ii) Buyer or its Affiliates, or (iii) the benefits to Buyer or its Affiliates of the transactions contemplated hereby. No petition in bankruptcy shall be filed by either of the Companies or against either of the Companies by any third party and no proceeding in bankruptcy or any law or statute of any jurisdiction relating to the relief of debtors, including claims of fraudulent conveyance, shall be commenced by either of the Companies or any third party for the relief or readjustment of any indebtedness of either of the Companies. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Buyer to dispose of or discontinue or materially restrict the operations of a significant portion of the Business. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) Company Stockholder Approval. The holders of at least a majority of CollegeLink Parent's capital stock shall have voted at a duly convened meeting of the CollegeLink Parent's stockholders to approve this Agreement and the transactions contemplated hereby.

                  (e) Employment Matters. Each of Patrick O'Brien, Brad Baker and Steven Pemberton shall have entered into employment agreements with Buyer substantially in the form of the employment agreements attached hereto as Exhibits B, C and D, respectively, unless otherwise agreed by the Buyer, and Gerald Paxton shall have entered into a consulting agreement with Buyer in form and substance satisfactory to Buyer, unless otherwise agreed by the Buyer.

                  (f) Non-competition Agreements. Each of Richard Fisher and Kevin High shall have entered into non-competition and non-solicitation agreements substantially in the form of the non-competition and non-solicitation agreement attached hereto as Exhibit E.

                  (g) Amendment of Certain Contracts. The contracts listed on
         Schedule 7.1(g) shall have either been (i) amended in the manner set forth on Schedule 7.1(g), which amendments shall be subject to the approval of the Buyer or (ii) be deemed to be added to Schedule 1.2 and, having been so added, be deemed to be an Excluded Asset for all purposes of this Agreement.

                  (h) Assignments of Domain Names. The domain names "www.collegelink.net", "www.makingitcount.com",
         "www.makinghighschoolcount.com" and "www.makingcollegecount.com" shall have been assigned to College Link Parent, which assignments shall be in form and substance satisfactory to the Buyer.

                  (i) Releases in Effect. Executed copies of releases by each of the former stockholders of ECI, Inc., whose names are set forth on
         Schedule 7.1(i) hereto (the "ECI Stockholders"), and by the Companies shall have been delivered to Buyer prior to the Closing Date and each such release shall be in full force and effect and shall not have been rescinded, revoked or otherwise terminated or invalidated.

                  (j) Additional ECI Releases. Release agreements of each of the stockholders who are ECI Stockholders, in the form of the release and covenant not to sue agreement attached hereto as Exhibit F, dated as of the Closing Date, and duly executed by or on behalf of each such stockholder ("ECI Releases") shall have been delivered to Buyer.

         7.2 Conditions Precedent to Obligations of the Companies. The obligations of the Companies under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Companies:

                  (a) No Breach of Covenants; True and Correct Representations and Warranties. The covenants herein to be performed by Buyer in whole or in part prior to the Closing shall have been performed by Buyer in all material respects, and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, except to the extent that any representation or warranty is qualified by materiality, then it shall be true and correct in all respects as of the Closing. The Companies shall receive at the Closing a certificate dated as of the Closing and executed on behalf of Buyer, certifying in such detail as the Companies may reasonably require, the fulfillment of the foregoing conditions, and confirming as of the Closing all of the covenants, representations and warranties of Buyer contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) Delivery of Documents. The Companies shall have received all documents and other items to be delivered by Buyer under Section 8.3.

                  (c) No Legal Obstruction. All Requisite Regulatory Approvals shall be in full force and effect.

                  (d) Company Stockholder Approval. The holders of at least a majority of CollegeLink Parent's capital stock shall have voted at a duly convened meeting of the Company's stockholders to approve this Agreement and the transactions contemplated hereby.

         8.       CLOSING

         8.1 Closing. The consummation of the transactions that are the subject of this Agreement shall be closed (the "Closing") at the office of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, NY 10103 as soon as possible after the satisfaction or waiver of the conditions to the parties' obligations set forth in Section 7 hereof (other than the delivery of the certificates and opinions contemplated to be delivered at the closing which shall be delivered at the Closing), whichever is the earlier (subject however, to the provisions of
Section 2.3), or at such other time or place as the parties may mutually agree (the "Closing Date"). The transactions shall be effective as of the close of business on the Closing Date.

         8.2 Deliveries by the Companies. At the Closing, the Companies shall deliver or cause to be delivered to Buyer:

                  (a) Bill of Sale; Assignments and Assumptions. A bill of sale and all necessary assignments, transfers and assumptions duly executed by each of the Companies;

                  (b) Consents. Copies of all written consents required to be obtained by the Companies in connection with the transactions contemplated by this Agreement and the Transaction Documents, in form and substance reasonably satisfactory to Buyer;

                  (c) Intellectual Property Assignments. Assignments of copyrights, trademarks, domain names or any other Proprietary Rights in form and substance reasonably acceptable to Buyer;

                  (d) Resolutions. A copy of the resolutions of the board of directors and stockholders certified by the secretary of each of the Companies as having been duly and validly adopted and in full force and effect as of the Closing Date authorizing execution and delivery of this Agreement and the Transaction Documents, performance and consummation of the transactions contemplated hereby and thereby by the Company;

                  (e) Lien Searches. Such lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other Liens outstanding against the Companies or any of their respective assets or properties as of the Closing Date or a date that is not more than ten (10) days prior to the Closing Date;

                  (f) Escrow Agreement. The Escrow Agreement among the Buyer, the Companies and the Escrow Agent in the form of Exhibit A, duly executed by the Companies;


                  (g) Non-competition/Non-Solicitation Agreements.
         Non-competition and non-solicitation agreements, in the form of Exhibit E duly executed by Richard Fisher and Kevin High;

                  (h) Employment Agreements. Employment Agreements with Patrick O'Brien, Brad Baker and Steven Pemberton substantially in the form of Exhibits B, C and D, unless otherwise agreed by the Buyer, in each case duly executed by such parties and a Consulting Agreement with Gerald Paxton in form and substance satisfactory to Buyer, unless otherwise agreed by the Buyer;

                  (i) Certain Amended Contracts. Any amendments to the contracts listed on Schedule 7.1(g), as amended in the manner set forth on
         Schedule 7.1(g), and approved by the Buyer, duly executed by both parties;

                  (j) Assignment of Apartment Lease. Assignment to the Buyer of the lease for the corporate apartment located at 10637 Springfield Pike, Unit 1154, Cincinnati, Ohio, duly executed by the parties thereto;

                  (k) Release Agreement of ECI Stockholders. ECI Releases from all ECI Stockholders, duly executed by or on behalf of each such stockholder dated as of the Closing Date;

                  (l) Release Agreement by the Companies. Release agreement of each of the Companies, substantially in the form of the release and covenant not to sue agreement attached hereto as Exhibit G, dated as of the Closing Date, and duly executed by each of the Companies; and

                  (m) Other Documents. Such other documents and instruments as Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to Buyer shall be in form and substance reasonably satisfactory to counsel and accountants for Buyer.

         8.3 Deliveries by Buyer. At the Closing, Buyer will deliver to the Companies, simultaneously with delivery of the items referred to in Section 8.2 above:

                  (a) Purchase Price. The Firm Payment and the Escrow Payment shall be paid and/or deposited, as the case may be, in accordance with
         Section 2.1;

                  (b) Other Documents. Such other documents and instruments as the Companies, or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby; and

                  (c) Escrow Agreement. The Escrow Agreement duly executed by the Buyer.

         All documents delivered to the Companies shall be in form and substance reasonably satisfactory to counsel and accountants for the Companies.

         9. OTHER AGREEMENTS

         9.1 Stockholder Meeting.

                  (a) CollegeLink Parent shall, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of approving and adopting this Agreement and the transactions contemplated hereby (the "Company Stockholder Approval"). CollegeLink Parent will, through its board of directors (the "Company Board"), recommend to its stockholders that the Company Stockholder Approval be given (the "Company Recommendation") and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Buyer such Company Recommendation, or (ii) take any action or make any statement in connection with the Company Stockholder Meeting inconsistent with such Company Recommendation (collectively, a "Change in Company Recommendation"); provided, however, any action or statement under clauses (i) or (ii) will not be deemed to be a Change in Company Recommendation if such action is taken or made in good faith taking into account advice from the Company's financial and legal advisers to the effect that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under Applicable Laws (as defined in Section 12.10 below). Without limiting the generality of the foregoing, CollegeLink Parent agrees that its obligations pursuant to the first sentence of this Section 9.1(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to it of any Alternative Proposal (as defined in Section 12.10), or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement or the transactions contemplated hereby.

                  (b) CollegeLink Parent shall, as soon as practicable following the execution of this Agreement, prepare and file a preliminary Proxy Statement with the Commission and will use its reasonable best efforts to respond to any comments of the Commission and to cause the Proxy Statement to be mailed to CollegeLink Parent's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the Commission. CollegeLink Parent will notify Buyer promptly of the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between CollegeLink Parent or any of its representatives, on the one hand, and the Commission, on the other hand, with respect to the Proxy Statement or this Agreement or the transactions contemplated hereby. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, CollegeLink Parent will promptly prepare and mail to its stockholders such an amendment or supplement. CollegeLink Parent will not mail any Proxy Statement, or any amendment or supplement thereto, to which Buyer reasonably objects after being afforded the opportunity to review the same. Buyer shall cooperate with CollegeLink Parent in the preparation of the Proxy Statement and in responding to the comments of the Commission, and Buyer shall promptly notify CollegeLink Parent of any information supplied by it for inclusion in the Proxy Statement shall have become false or misleading, and shall cooperate with CollegeLink Parent in disseminating the Proxy Statement as so amended or supplemented, to correct any such false or misleading information.

         9.2 Access to Information Concerning Properties and Records. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, upon reasonable notice, the Companies will afford to the officers, employees, counsel, accountants and other authorized representatives of Buyer reasonable access during normal business hours to all its properties, personnel, books and records pertaining to, or relating to, the Business and furnish promptly to such persons such financial and operating data and other information concerning the Business and Assets as such persons will from time to time reasonably request and instruct the officers, directors, employers, counsel, accountants and financial advisors of the Companies (including without limitation affording Buyer access to the independent accountant's work papers) and otherwise fully cooperate with Buyer in its investigation of the Business and Assets. Buyer will make reasonable efforts to minimize disruption to the business of the Companies which may result from the requests for data and information hereunder. All request for access and information shall be coordinated through senior executives of the Companies or their designees. Buyer and its authorized representatives shall contact and communicate with the employees, customers, suppliers and licensors of the Companies relating to the Business in connection with the transactions contemplated hereby only with the consent of the Companies, which consent shall not be unreasonably withheld but may be conditioned upon an officer of the Companies being present. Buyer agrees that it will not, and will cause its officers, directors, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section
9.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. No investigation pursuant to this Section 9.2 will affect any representation or warranty given by the Companies to Buyer hereunder.

         9.3 Confidentiality. Except as otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "Disclosing Party"), and notwithstanding the termination of this Agreement, each other party (a "Receiving Party") will, and will cause its Affiliates, directors, officers, employees, agents and controlling Persons (such Affiliates and other Persons with respect to any Party being collectively referred to as such Party's "Representatives") to: (i) keep all Confidential Information of the Disclosing Party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the Receiving Party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information; (ii) use such Confidential Information only in connection with consummating the transactions hereby and enforcing the Receiving Party's rights hereunder; and (iii) not use Confidential Information in any manner detrimental to the Disclosing Party. In the event that a Receiving Party is requested pursuant to, or required by, Applicable Laws or regulation or by legal process to disclose any Confidential Information of the Disclosing Party, the Receiving Party will provide the Disclosing Party with prompt notice of such request(s) to enable the Disclosing Party to seek an appropriate protective order. A Party's obligations hereunder with respect to Confidential Information that (x) is disclosed to a third party with the Disclosing Party's written approval; (y) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency; or (z) is required to be disclosed by Applicable Laws, will, subject in the cases of clauses (y) and (z) above to the Receiving Party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a Receiving Party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a Receiving Party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the Disclosing Party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each Party will, if so requested by the another Party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the Receiving Party or its Representatives; provided, however, that the Receiving Party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the Disclosing Party.

         For the purposes of this Section 9.3, "Confidential Information" of a Party means all confidential or proprietary information about such Party that is furnished by it or its Representatives to another Party or another Party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include however, information which (i) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the Receiving Party or its Representatives, (ii) was available to the Receiving Party or its Representatives on a non-confidential basis prior to its disclosure by the Disclosing Party, as evidenced by its written records, (iii) becomes available to the Receiving Party or its Representatives on a non-confidential basis from a Person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise prohibited from transmitting the information to the Receiving Party or its Representatives, or (iv) is independently developed by the Receiving Party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

         9.4 Public Announcements. The Companies and Buyer shall use commercially reasonably efforts to develop a joint communications plan and each party hereto shall use reasonable efforts to ensure that all press releases and other public statements made by it with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the NASDAQ Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         9.5 Conduct of the Companies' Business Prior to the Closing.

                  (a) During the period commencing on the date hereof and ending on the Closing Date, the Companies will not do any of the following without the prior written consent of the Buyer:

                           (i) conduct their respective business or take any
                   action in any manner other than in the ordinary and usual course of its business and consistent with past practices;


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
          (ii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities;

          (iii) make any payments to their respective officers or directors except in the ordinary and usual course of its business and consistent with past practice;

          (iv) terminate or amend any Material Contract or business relationship with any customer or seek to do any of the foregoing and will advise Buyer of and, if in writing, provide Buyer with a copy of, any notice or communication from a customer indicating that such customer wishes to (i) terminate or materially amend any Material Contract with either of the Companies; or (ii) otherwise terminate or materially modify such customer's business relationship with the Companies;

          (v) (A) terminate, modify or change any Material Contract, other than in the ordinary course of business; (B) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, in each case other than (x) in the ordinary course of business and consistent with past practice and with or granted to Persons who are not executive officers or directors of CollegeLink Parent or any Subsidiary on the date hereof, or (y) as provided in Schedule 4.17 with respect to retention bonuses due at the Closing, provided that CollegeLink Parent may reduce the amount of such bonuses prior to Closing; (C) establish, amend or modify any Employee Benefit Plan except to the extent required by any applicable laws, the existing terms of any such plan or the provisions of this Agreement; (D) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or grant or create any Lien on or with respect to any property, assets or rights of the CollegeLink Parent or any Subsidiary; (E) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (F) cancel any indebtedness or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (G) make any capital expenditures, except in the ordinary course of business and consistent with past practice; (H) make any change in the Company's accounting policies or practices other than as required by GAAP; (I) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness except in the ordinary course of business consistent with past practice; (J) guarantee or otherwise become responsible for any indebtedness of any other Person; or (K) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (vi) incur any indebtedness, except for (A) loans from Buyer or its Affiliates and (B) indebtedness incurred in the ordinary course of business consistent with past practice in no event in any amount individually or in the aggregate in excess of $10,000; or

          (vii) take any action that would cause its representations and warranties contained in Article 4 to be untrue in any respect or make any changes to the corporate structure of CollegeLink Parent and its Subsidiaries (including the structure of the ownership by CollegeLink Parent of the direct and indirect interests in its Subsidiaries and of the ownership by CollegeLink Parent and its Subsidiaries of their respective businesses, properties and assets);

          (viii) settle or compromise any pending or threatened suit, action or claim; and

     (b) CollegeLink Parent will promptly advise Buyer orally and in writing of any change in its Business which would reasonably be likely to have a material adverse effect on the Companies, and promptly provide to Buyer (or its counsel) copies of all filings made by the Company with any federal, state, foreign or supranational governmental entity in connection with this Agreement and the transactions contemplated hereby.

9.6   No-Shop.

     (a) After the date hereof, and prior to the Closing Date, CollegeLink Parent will not, directly or indirectly, through any Subsidiary (as defined in Section 12.10 below), Affiliate, officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of proposals or offers from any Person relating to any Alternative Proposal; (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of CollegeLink Parent or any of its Subsidiaries, to any Person in connection with any Alternative Proposal; (iii) negotiate with any Person with respect to any Alternative Proposal; (iv) approve, recommend or permit CollegeLink Parent or any Subsidiary to enter into any agreement or understanding with any Person relating to any Alternative Proposal; or (v) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing, provided, however, that this Section 9.6(a) shall not prohibit CollegeLink Parent or the Company Board, to the

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

extent that the Company Board determines in its good faith judgment that the failure to take such action would be inconsistent with its fiduciary duties to its stockholders under Applicable Laws, after taking into account the advice of outside legal counsel, from providing information to, participating in discussions or negotiating with any third party that delivers an Alternative Proposal that was not solicited in violation of this Section 9.6(a), subject to the and provided that CollegeLink Parent shall comply with all of the following:

               (x) In the event that the Company Board decides to entertain an Alternative Proposal by taking any of the actions referred to in clauses (ii) and (iii), above, the Company shall immediately orally notify Buyer to such effect, and shall furnish to Buyer an Alternative Proposal Notice in accordance with Section 9.6(d);

               (y) As soon as practicable following the delivery of an Alternative Proposal Notice to Buyer, the Company shall either (A) cease to entertain the Alternative Proposal, discontinuing discussions with respect thereto, and notify Buyer to such effect, or (B) notify Buyer that the Company Board has determined that the Alternative Proposal is a Superior Proposal and deliver to Buyer the terms and conditions thereof (a "Superior Proposal Notice" (as defined in
          Section 12.10 below);

               (z) Within five business days following Buyer's receipt of a Superior Proposal Notice, Buyer shall have the right to either (A) propose terms alternative to the Superior Proposal, which the Company Board shall then consider in accordance with their fiduciary duties, and advise Buyer of CollegeLink Parent's acceptance or rejection thereof within five business days, or (B) terminate this Agreement without any further obligation to the Companies, or (C) notify CollegeLink Parent that Buyer elects neither (A) nor (B), in which case the other terms of this Section 9.6, including subsection (c), shall remain in effect and shall govern.

     In the case of an Alternative Proposal, CollegeLink Parent and Buyer shall consult in good faith regarding the merits of any Alternative Proposal or Superior Proposal. In no event shall the Companies make available information to a Person involving an Alternative Proposal that has not previously been made available or is not concurrently made available to Buyer.

          (b) Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to an Alternative Proposal, provided that the Company Board shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Company Board determines in its good faith judgment that the failure to make such a recommendation would be inconsistent with its fiduciary duties to its stockholders under Applicable Laws, after taking into account the advice of outside legal counsel (it being understood that disclosure by the Company of its receipt of an Alternative Proposal and the terms thereof shall not alone constitute a withdrawal or modification of such position or an approval or recommendation of such Alternative Proposal).

          (c) Notwithstanding the foregoing, at any time before the Closing Date, in response to a Superior Proposal which was unsolicited and which did not otherwise result from a breach of Section 9.6(a), the Company Board may (subject to this sentence), if it determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under Applicable Laws, terminate this Agreement and concurrently with such termination cause the Companies to enter into a definitive acquisition agreement with respect to such Superior Proposal (the determination of whether a proposal is a Superior Proposal to be made after consideration of any alternative terms proposed by Buyer), but only
     (i) at a time that is following Buyer's receipt of the form of such definitive agreements containing the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and (ii) after the Company has made payment of the Termination Fee required by Section 10.2 below.

          (d) The Companies shall both notify Buyer orally and provide Buyer with a written notice promptly (but in no event later than 24 hours) after receipt by either of the Companies (or any of its advisors) of any Alternative Proposal or of any request (other than in the ordinary course of business and not related to an Alternative Proposal) for non-public information relating to either of the Companies for access to the properties, books or records of either of the Companies by any Person who is known to be considering making, or has made, an Alternative Proposal (an "Alternative Proposal Notice"). The Alternative Proposal Notice shall identify the Person making, and the terms and conditions of, any such Alternative Proposal, indication or request. The Companies shall keep Buyer fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Alternative Proposal, indication or request.

          (e) CollegeLink Parent shall, and shall cause its Subsidiaries and the directors, employees and other agents and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Alternative Proposal.

     9.7 Cooperation After the Closing. Buyer and the Companies will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents, including their best efforts to obtain any of the consents set forth in Schedule
4.7 which, if waived by Buyer at the Closing, were not obtained prior to Closing. After the Closing, the Companies will provide necessary financial statements and otherwise facilitate the timely filing by Buyer of all required public filings in connection with the consummation of the Agreement, including obtaining all required accountant consents.

     9.8 [Reserved].

     9.9 Buyer to Act as Agent for the Companies. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Companies thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Companies' rights thereunder so that Buyer would not in fact receive all such rights, then Buyer shall act as the agent for the Companies in order to obtain for Buyer the benefits thereunder and to assume the liabilities thereunder. Nothing herein shall be deemed to make Buyer the Companies' agent in respect of the Excluded Assets and nothing herein shall be deemed to confer authority on the Buyer to incur debts or obligations on behalf of the Companies.

     9.10 Delivery of Property Received by the Companies or Buyer After Closing. From and after the Closing, Buyer shall have the right and authority to collect, for the account of Buyer, all assets which shall be transferred or are intended to be transferred to Buyer as part of the Assets as provided in this Agreement, and to endorse with the name of either Company any checks or drafts received on account of any such assets. Each of the Companies agrees that it will transfer or deliver to Buyer promptly after the receipt thereof, any cash or other property which such Company receives after the Closing Date in respect of any assets transferred or intended to be transferred to Buyer as part of the Assets under this Agreement. In addition, Buyer agrees that it will transfer or deliver to the Companies, promptly after receipt thereof, any cash or other property which Buyer receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Buyer as part of the Assets under this Agreement.

     9.11 Buyer Appointed Attorney for the Company. Each of the Companies, effective at the Closing Date, hereby constitutes and appoints Buyer, and its successors and assigns, the true and lawful attorney of such Company, in the name of Buyer or such Company (as Buyer shall determine in its sole discretion) but for the benefit of Buyer: (i) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable unless the same constitutes a matter which the Indemnitor has elected to defend as provided in Section 11.4; and (iii) to take all action which Buyer, its successors or assigns may reasonably deem proper in order to provide for Buyer, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Buyer pursuant to this Agreement shall not have been obtained. Each of the Companies acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Buyer agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 9.11.

     9.12 Allocation of Purchase Price. The Purchase Price shall be allocated as required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder as follows: (i) book value shall be allocated to the purchase of the fixed assets and (ii) the remainder of the Purchase Price shall be allocated to client lists and other intangibles. The Companies and Buyer shall file all required information and tax returns (and any amendments thereto) in a manner consistent with such allocation and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 9.12, any taxing authority makes or proposes an allocation different from that agreed upon pursuant to this Section 9.12 the Companies and Buyer shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), the other party hereto may file such protective claims or returns as may reasonably be acquired to protect its interests.

     9.13 Name Change. At the Closing, the Companies will change their names to names that are not confusingly similar to their current names.

     9.14 Hiring of Employees.

          (a) Hiring of Employees. Except for the Employees set forth on
     Schedule 1.2, the Buyer or its Subsidiaries shall interview and, in the Buyer's sole determination, make offers of employment, on terms and conditions acceptable to Buyer, to

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

     the Employees engaged in the Business as of the Closing (each such Employee, an "Offer Employee") to whom Buyer desires to offer employment. The time at which the employment by the Buyer or its Subsidiaries of each such Offer Employee who is not an Inactive Employee as of the Closing and who accepts such offer of employment by reporting to work within ten (10) days of the Closing shall become effective (the "Effective Time of Employment") shall be as of the Closing Date. For the purposes of this Agreement, "Inactive Employee" means an employee who is not actively at work due to an approved leave of absence, short term disability leave or military leave. The Effective Time of Employment of any such Employee who is an Inactive Employee as of the Closing shall be such time (if any) within ninety (90) days following the Closing when such Inactive Employee returns to active status and reports to work with the Buyer or its Subsidiaries. The Buyer or its Subsidiaries shall have no obligation to employ any such Inactive Employee who fails to return to active status or to report to work with the Buyer or its Subsidiaries within such 90-day period. Each Employee who becomes employed by the Buyer or its Subsidiaries pursuant to one of the two preceding sentences shall be considered a "Transitioned Employee" from and after his or her Effective Time of Employment. This Agreement shall not create any third party beneficiary in any employee or former employee of the Companies (or any beneficiary or dependent thereof) in respect of continued employment with Buyer or its Subsidiaries for any specified period of any nature or kind whatsoever and shall not be deemed to create any contract between Buyer or any of its Subsidiaries and any Employee which interferes with Buyer's and each of its Subsidiaries' right to terminate the employment of any such individual at any time.

          (b) Employee Benefits. From and after the Closing, the Companies shall remain solely responsible for all liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Employee Benefit Plan in respect of (A) employees who are not Transitioned Employees, and their beneficiaries and dependents, and (B) Transitioned Employees and their beneficiaries and dependents arising as a result of qualifying events that occur on or before the Transitioned Employee's Effective Time of Employment, and (ii) claims for welfare benefits incurred by Transitioned Employees and their beneficiaries and dependents before the Transitioned Employee's Effective Time of Employment. For purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits; (ii) salary continuation or other short-term disability benefits, or long-term disability, upon the event or commencement of the condition resulting in the disability giving rise to such benefit; (iii) hospital-provided health, dental, prescription drug or other benefits, which become payable with respect to any hospital confinement, upon commencement of such confinement; and (iv) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies.

          (c) 401(k) Plan. As of the Closing, each Employee's accrued benefits under any Employee Benefit Plan that is an "employee pension plan" within the meaning of Section 3(2) of ERISA shall be fully vested and non-forfeitable. Following the Closing, the Companies shall allow any Transitioned Employee who has an account balance under the CollegeLink Parent 401(k) Retirement Savings Plan (the "CollegeLink 401(k) Plan") (each such Transitioned Employee, a "Participant") to take distribution of his or her account.

9.15 Non-competition.

          (a) Non-competition. Each of the Companies acknowledges that it has extensive knowledge and a unique understanding of the Business, has been directly involved with the establishment and continued development of its customer relations and has had access to all of the proprietary and confidential information used in the Business. Each of the Companies further acknowledges that if it or any of its Affiliates were to compete with Buyer in such Business following the Closing, great harm would come to Buyer thereby destroying any value associated with the purchase of the Assets. In furtherance of the sale of the Assets to Buyer hereunder by virtue of the transactions contemplated hereby and to more effectively protect the value of the Assets so sold, each of the Companies covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is the three years thereafter (the "Term") neither of the Companies shall, and the Companies shall cause their respective Affiliates, officers, directors (other than Mark Rogers), employees and agents not to, directly or indirectly, as agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in or into the United States, or Canada (the "Territory") and in or into any other country in which either of the Companies or any of their Affiliates may from time to time prior to the expiration of the Term engage in the Business. Notwithstanding the foregoing, nothing contained in this Section 9.15(a) shall prohibit the Companies, their respective Affiliates, officers, directors (other than Mark Rogers), employees or agents from owning not more than an aggregate of one percent (1%) of any class of stock of any competing company which is listed on a national securities exchange or traded in the over-the-counter market but only if the Companies or their respective Affiliates, officers, directors (other than Mark Rogers), employees and agents are not involved in the business of said company, and if the Companies and their respective associates or affiliates collectively do not own more than an aggregate of two percent (2%) of the stock of such company. Each of the Companies acknowledges that the covenants contained in this Article IX are essential conditions for Buyer entering into this Agreement without which Buyer would not have entered into this Agreement or have paid the consideration payable by it. Each of the Companies acknowledge that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of Buyer and the Business.

          (b) Non-solicitation. Without limiting the provisions of Section 9.15(a) hereof, and except as otherwise provided or contemplated within this Agreement, each of the Companies agree that, during the Term, neither of the Companies or their respective Affiliates, officers, directors (other than Mark Rogers), employees or agents will, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity (i) solicit any Business from or in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between the Buyer or any of its affiliates with any person or entity to whom the Companies or any of their Affiliates provided services or to whom the Companies or any of their Affiliates made a presentation at any time during the one-year period preceding the Closing, or (ii) employ or solicit for employment or other services or otherwise seek to influence or alter the relationship between the Buyer or any of its Affiliates of any person who is or was an employee of either of the Companies or any of their Affiliates at any time during the one-year period preceding the Closing.

          (c) Remedies. Without limiting the right of Buyer to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this Section 9.15 by either of the Companies or any of their respective Affiliates, officers, employees or agents, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual monetary damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 9.15, any term, restriction, covenant or promise in this Section 9.15 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     10. TERMINATION

     10.1 Termination and Amendment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of CollegeLink Parent:

          (a) By mutual written consent duly authorized by the Board of Directors of Buyer and the Board of Directors of CollegeLink Parent prior to the Closing Date;

          (b) By either Buyer or the Companies, if the Closing shall not have occurred on or before June 20, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to use reasonable efforts to fulfill its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

          (c) By either Buyer or the Companies, if the approval of the stockholders of CollegeLink Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

          (d) By Buyer, if CollegeLink Parent shall have (i) failed to make the Company Recommendation or effected a Change in Company Recommendation (or resolved to take any such action), whether or not permitted hereunder, or
     (ii) breached its obligations under this Agreement by reason of a failure to call the Company Stockholder Meeting in accordance with Section 9.1(a) or a failure to prepare and mail to its stockholders the Proxy Statement in accordance with Section 9.1(b);

          (e) By Buyer, if the Companies shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreement contained in this Agreement, such that the conditions set forth in Section 7.1(a) are not capable of being satisfied on or before the Termination Date; or

          (f) By the Companies, if Buyer shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreement contained in this Agreement, such that the conditions set forth in Section 7.2(a) are not capable of being satisfied on or before the Termination Date.

     10.2 Termination Fee. The Companies shall pay, or cause to be paid, in same day funds to Buyer $300,000 (the "Termination Fee") upon demand if (i) Buyer terminates this Agreement pursuant to Section 10.1(d) or Section 10.1(e) based on a willful breach, or (ii) prior to termination of this Agreement, an Alternative Proposal shall have been made and within 12 months of such termination, a transaction constituting an Alternative Proposal is consummated or the Company enters into an agreement with respect to, approves, recommends or takes any action to facilitate such proposal. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in and subject to (x) Sections 9.3, and 10.2, (y) the penultimate sentence of Section 9.2 and Section 12, and nothing herein shall relieve any party from any liability for breach hereof.

     11. INDEMNIFICATION

     11.1 Survival of Representation and Warranties. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for eighteen (18) months from the Closing Date, except that Sections 4.16, 4.23 and 4.25 shall survive until the expiration of the applicable statute of limitations, and except that Sections 4.1, 4.2, 4.3 and 4.4 shall survive indefinitely.

     11.2 Indemnification by the Companies. From and after the Closing, each of the Companies agrees, jointly and severally, to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "Indemnified Buyer Party"), harmless from and against, and to promptly pay to an Indemnified Buyer Party or reimburse an Indemnified Buyer Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "Loss" and collectively, the "Losses") sustained or incurred by any Indemnified Buyer Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by either of the Companies, (ii) any non-compliance with or breach by either of the Companies or any Affiliate of the Companies of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by either of the Companies, (iii) allegations by a third party that is not an Indemnified Buyer Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Companies or non-compliance with or breach by the Companies of any of their respective covenants or agreements contained in this Agreement by the Companies,
(iv) any claims, suits, actions, complaints, allegations or demands which have been or may be brought against the Companies, Buyer and its Affiliates and any of their respective officers, directors, employees or agents arising out of, in connection with, relating to, or arising out of similar facts and circumstances as, the Lawsuit (including but not limited to those claims raised in or that could have been raised in the Lawsuit) and the other litigation set forth on
Schedule 4.24, the ownership by the ECI Stockholders of shares or other equity interests in CollegeLink Parent or that certain registration agreement among CollegeLink Parent and the ECI Stockholders dated as of August 10, 1999, (v) any brokerage or finder's fees or commissions asserted on the basis of any obligation, statement or representation incurred or made or alleged to have been incurred or made by the Companies in connection with this Agreement, (vi) any failure to comply with the laws relating to bulk transfers or fraudulent conveyances applicable to the transaction contemplated by this Agreement, (vii) any failure to obtain the consents set forth on Schedule 4.7 hereto, and (viii) any Excluded Liability. The indemnification obligations of the Companies hereunder shall exclude any amount which any of the Companies' insurers have paid to the Buyer in satisfaction of an insured loss.

     11.3 Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify, defend and save the Company, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "Indemnified Seller Party") harmless from and against, and to promptly pay to an Indemnified Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Indemnified Seller Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by Buyer, (ii) any non-compliance with or breach by Buyer or any Affiliate of Buyer of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer or any of its Affiliates, (iii) any brokerage or finder's fees or commissions asserted on the basis of any obligation, statement or representation incurred or made or alleged to have been incurred or made by Buyer or any of its Affiliates, and (iv) from and after the Closing Date, any Assumed Liability.

     11.4 Procedure for Indemnification. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

          (a) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding, provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby. Notwithstanding the foregoing, notice of any claim based on the breach of a representation or warranty must be given within the applicable survival period in accordance with Section 11.1.

          (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and
     (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of
     (i) and (ii) which consent shall not be unreasonably withheld.

     11.5 Limitations on Indemnification Rights. An Indemnitor shall not be liable for any Loss unless and until the aggregate amount of all Losses exceeds $75,000 ("Threshold Amount"), in which case such Indemnitor shall be liable for all Losses on a dollar-for-dollar basis including such Threshold Amount; provided that, all Losses relating to any and all claims which may arise out of, relate to, or be connected with the Lawsuit (including but not limited to those claims raised in or that could have been raised in the Lawsuit), the ownership by the ECI Stockholders of shares or other equity interests in CollegeLink Parent, or that certain registration agreement among CollegeLink Parent and the ECI Stockholders dated as of August 10, 1999, shall not be subject to the Threshold Amount and shall be payable on a dollar-for-dollar basis beginning with the amount of the first Loss. The maximum aggregate liability of the Companies hereunder shall be an amount equal to 45% of the Purchase Price.

     11.6 Sole Remedy for Damages. Subject to the provisions of the next sentence of this Section 11.5, the indemnification obligations of the parties set forth in this Section 11 shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this Section 11.5 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.

     11.7 Offset Against Escrow. Any indemnity claim by the Buyer against the Companies shall be satisfied first from the Escrow Payment held by the Escrow Agent before any remaining amounts due are paid by the Companies.

     12. MISCELLANEOUS

     12.1 Notices, Consents, etc. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

(a)   If to the Companies:          Cytation Corporation
                                    251 Thames Street
                                    P.O. Box 809
                                    Bristol, Rhode Island
                                    02809

(b)   If to the Buyer:              622 Third Avenue
                                    New York, New York
                                    10017

     12.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

     12.3 Amendment and Waiver. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     12.4 Documents. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

     12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     12.6 Expenses. The Companies and Buyer shall each pay their respective costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal, accounting and banking fees and expenses and fees and expenses relating to the Financial Statements, Pro Forma Statement, fairness opinion, proxy statement and proxy solicitation; provided, that any such costs and expenses (but no other obligations under any agreements related thereto) of the Companies that are not paid as of the Closing Date shall be deemed an Assumed Liability for all purposes under this Agreement.

     12.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

     12.8 Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     12.9 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Companies in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of Buyer.

     12.10 Definitions. For purposes of this Agreement, the following terms have the meaning set forth below:

         "Affiliate" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present Affiliate of such person or entity.

         "Alternative Proposal" shall mean any proposal, other than (x) as contemplated by this Agreement, or (y) proposed by Buyer or its Affiliates, for:
(i) a merger, consolidation, share exchange, reorganization, other business combination, recapitalization or similar transaction involving CollegeLink Parent; (ii) the acquisition, directly or indirectly, of an equity interest representing greater than 15% of the voting securities of CollegeLink Parent,
(iii) the acquisition of a substantial portion of any of the assets of CollegeLink Parent; or (iv) any similar transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement, or which would reasonably be expected to materially dilute the benefits to Buyer of the transactions contemplated hereby.

         "Applicable Law" with respect to any person or entity, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, governmental approval, concession, franchise, grant, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, whether in effect as of the date hereof or thereafter, and in each case as amended, applicable to such person or entity or its subsidiaries or their respective assets.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Liens" means liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever, except for (i) liens for taxes not yet due and payable, (ii) non-consensual liens arising by operation of law and immaterial, individually and in the aggregate, in amount, and (iii) liens attached by lessors with respect to leased personal property.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

         "Non-Releasing Ownership Percentage" means the percentage obtained by dividing the number of shares of CollegeLink Parent owned on the Closing Date by the ECI Stockholders which did not execute the ECI Release divided by 1,012,676, in each case as adjusted for stock splits and any similar equitable adjustments.

         "Ownership Percentage" means the percentage obtained by dividing the number of shares of CollegeLink Parent owned on the Closing Date by a particular ECI Stockholder divided by 1,012,676, in each case as adjusted for stock splits and any similar equitable adjustments.

         "Plan Affiliate" means any person or entity with which either of the Companies constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

         "Subsidiary", when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner or holds at least 50% of the securities or other interests having by their terms ordinary voting power to vote in the election of the board of directors or others performing similar functions with respect to such corporation or other organization, or (ii) which is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Superior Proposal" shall mean any bona fide Alternative Proposal that the Company Board determines in good faith, after taking into account the advice of a financial advisor of nationally recognized reputation and legal and regulatory aspects of such Alternative Proposal, and taking into account all the terms and conditions of the Alternative Proposal, is more favorable to the CollegeLink Parent's stockholders than the transactions contemplated by this Agreement.

         "Tax" and "Taxes" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

         "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     12.11 Entire Agreement. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto.

     12.12 Third Parties. Except as expressly set forth in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     12.13 Interpretative Matters. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, and (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation.

     12.14 Default. The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Asset Purchase Agreement as of the date first above written.

                                          TMP WORLDWIDE INC.


                                          By: ________________________________
                                             Name:
                                             Title:



                                          COLLEGELINK.COM INCORPORATED


                                          By: ________________________________
                                             Name:
                                             Title:




                                          COLLEGELINK CORPORATION


                                          By: ________________________________
                                          Name:
                                          Title:

May 2, 2001

CONFIDENTIAL

Board of Directors
CollegeLink.com Incorporated
251 Thames Street
Bristol, RI 02842

Members of the Board:

We have been requested by the Board of Directors of CollegeLink.com Incorporated ("CollegeLink" or the "Company") to render our opinion with respect to the fairness, from a financial point of view, to the stockholders of CollegeLink of the proposed purchase (the "Asset Purchase") of substantially all of the assets of CollegeLink by TMP Worldwide Incorporated ("TMP"). We understand that the medium of exchange is cash. We have not been requested to opine as to, and our opinion does not in any manner address, CollegeLink's underlying business decision to proceed with or affect the sale of these assets.

In arriving at our opinion, we have reviewed: (1) CollegeLink's strategic financing options in the context of the current state of the market for public and private equity; (2) the historical and projected pro forma financial statements of CollegeLink; (3) the public filings of CollegeLink; (4) the draft Amended and Restated Asset Purchase Agreement between CollegeLink and TMP; and
(5) the draft employment agreements proposed to be entered into by CollegeLink, TMP and certain individuals in connection with the Asset Purchase. In addition, we have interviewed CollegeLink's senior management regarding both its financial flexibility and prospects. We have also reviewed: (1) the public filings of TMP; and (2) research reports published by certain securities firms regarding TMP. In addition, we have interviewed certain members of the senior management of TMP and its division, Monster.com, and have interviewed a representative of TMP's independent auditors. In arriving at our conclusions, we have: (1) reviewed certain publicly available information of companies which we believe to be comparable to CollegeLink; (2) reviewed the trading history of CollegeLink's common stock in comparison to the trading history of other companies that we deemed relevant; (3) compared the historical, present and projected financial performance and valuation of CollegeLink in comparison with other companies that we deemed relevant; (4) evaluated the discounted cash flow of CollegeLink based on projected financial data furnished to us by CollegeLink; and (5) compared the valuation of CollegeLink with the implied valuation of certain other transactions that we deemed relevant.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, and have further relied upon assurances of management of CollegeLink and TMP that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of CollegeLink, we have assumed that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management team. We have not made or obtained any evaluations or appraisals of the assets or liabilities of CollegeLink. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the sale of the assets of CollegeLink is fair to CollegeLink and its stockholders.

Roth Capital Partners Incorporated will receive a fee in connection with providing this fairness opinion. In addition, CollegeLink has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we provide research coverage on CollegeLink's common stock, serve as a market maker in its stock, may trade for our own account and for the accounts of our customers, and accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of CollegeLink and is rendered to the Board of Directors in connection with its consideration of the Asset Purchase. This opinion is not intended to be and does not constitute a recommendation to any stockholder of CollegeLink as to how such stockholder should vote with respect to the investment.

Very truly yours,

/s/ Roth Capital Partners, Inc.
-------------------------------

Roth Capital Partners, Incorporated

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2001

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF COLLEGELINK.COM INCORPORATED

      The undersigned stockholder of CollegeLink.com Incorporated, revoking all prior proxies, hereby appoints Richard A. Fisher and Veronica G. Szewc, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CollegeLink.com Incorporated which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Radin, Glass & Co., LLP, 360 Lexington Avenue, 22nd Floor, New York, New York 10017, on June 15, 2001, beginning at 8:30 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of special meeting dated May 26, 2001, and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

      The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

      When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2, and 3 and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.

1. To approve and adopt the amended and restated asset purchase agreement dated as of May 2, 2001, among TMP Worldwide Inc., CollegeLink.com Incorporated and CollegeLink Corporation, as more fully described in the accompanying proxy statement and in Appendix A to the proxy statement, and the transactions contemplated by the purchase agreement.

            FOR                  AGAINST                    ABSTAIN

2. To approve a proposal to amend the certificate of incorporation of CollegeLink.com Incorporated to change its corporate name to "Cytation Corporation" if the sale of CollegeLink's assets to TMP Worldwide Inc. is also approved.

            FOR                  AGAINST                    ABSTAIN

3. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposals 1 and 2.

            FOR                  AGAINST                    ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED:  __________, 2001         Signature of Stockholder(s):
                                                             -------------------

                                 Print Name:
                                            ----------------------



Mark here if you plan to attend the meeting:

Mark here if your address has changed:

                                 New address:
                                             -----------------------------------


                                             -----------------------------------


      Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.